PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION

DATED MARCH 24, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                )

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Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

XEROX HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Xerox Holdings Corporation

YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Xerox Holdings Corporation (Xerox), to be held at 9:00 a.m., eastern time, on Thursday, May 19, 2022, at 401 Merritt 7 in Norwalk, Connecticut. We intend to hold our Annual Meeting in person, however, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local government and health authorities may impose. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting in additional proxy materials filed with the SEC and included on our investor website www.news.xerox.com/investors as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the www.news.xerox.com/investors website for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.

At the Annual Meeting, you will be asked to consider and vote upon proposals to: (i) elect eight directors to our Board of Directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) approve, on an advisory basis, the 2021 compensation of our named executive officers; (iv) approve an amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent; (v) consider a shareholder proposal to give shareholders the right to call a special meeting of shareholders, if properly presented at the Annual Meeting; and (vi) consider such other business as may properly come before the Annual Meeting. (We note that the Company has already amended its By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders.)

Confident in the direction and future of Xerox, directors Keith Cozza and Cheryl G. Krongard have decided not to stand for reelection to the Board. We thank them for their many significant contributions in helping to guide the transformation of our Company.

Our Board unanimously recommends that you vote “FOR” all nominees for director, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, “FOR” the non-binding executive compensation proposal, “FOR” approval of the amendment of the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent, and “AGAINST” the shareholder proposal for shareholder right to call a special shareholder meeting, if properly presented at the Annual Meeting. (We note that the Company has already amended its By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders.)

Your vote is important — no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible. You may submit a proxy via the Internet, by telephone or, if applicable, by signing, dating, and mailing the proxy card. Specific instructions for shareholders of record who wish to use Internet or telephone proxy procedures are included in the enclosed Proxy Statement. Any shareholder attending the Annual Meeting may vote at the Annual Meeting even if a proxy has been returned.

The accompanying notice of meeting and the Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.

Thank you for your continued support of Xerox.

For the Board of Directors,

Keith Cozza	Giovanni (“John”) Visentin
Chairman of the Board	Vice Chairman and Chief Executive Officer

The accompanying Proxy Statement is dated April 6, 2022 and is first being distributed to shareholders on or about April 6, 2022.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Xerox Holdings Corporation to be held at 9:00 a.m., eastern time, on Thursday, May 19, 2022 at 401 Merritt 7, Norwalk, CT 06851.

We intend to hold our Annual Meeting of Shareholders in person. However, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local government and health authorities may impose. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting by press release as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce alternative arrangements for the meeting in additional proxy materials filed with the SEC and included on our investor website www.news.xerox.com/investors).

Shareholders will be asked to:

1.	Elect each of the eight directors named in the enclosed Proxy Statement;

2.	Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Approve, on an advisory basis, the 2021 compensation of our named executive officers;

4.	Approve an amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent; and

5.	Consider a shareholder proposal for shareholder right to call a special shareholder meeting, if properly presented at the Annual Meeting.

(We note that the Company has already amended its By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders.)

Shareholders will also be asked to consider such other business as may properly come before the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on March 25, 2022.

Ensure that your shares are represented at the meeting by voting in one of several ways:

VIA THE INTERNET.
BY TELEPHONE.
BY MAIL.
AT THE ANNUAL MEETING.

Please review the Notice of Internet Availability of Proxy Materials or accompanying proxy card for voting instructions, and submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 19, 2022.

The Proxy Statement and 2021 Annual Report are available at

www.edocumentview.com/XRX or www.xerox.com/investor.

If you have any questions or require assistance in voting your shares, you should call Harkins Kovler, LLC, Xerox’s proxy solicitor for the Annual Meeting, toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). Alternatively, you can email Harkins Kovler, LLC at Xerox@HarkinsKovler.com.

By order of the Board of Directors,

Louis J. Pastor

Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer

Norwalk, Connecticut

April     , 2022

i

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “plan”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our business or operations, our performance and/or our technology, are intended to identify forward- looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially, including those factors that are set forth in Xerox’s and Xerox Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2021 and Xerox’s and Xerox Corporation’s other filings with the U.S. Securities and Exchange Commission (SEC). These forward-looking statements speak only as of the date of the Proxy Statement or as of the date to which they refer, and Xerox and Xerox Corporation assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

iii

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The following are some of the questions that you may have about this proxy statement (Proxy Statement) and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first made available on or about April 6, 2022, for more information about these topics.

The Annual Meeting

The 2022 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (Xerox or the Company), will be held beginning at 9:00 a.m., local time, at 401 Merritt 7 in Norwalk, Connecticut, on Thursday, May 19, 2022. We intend to hold our Annual Meeting in person, however, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local government and health authorities may impose. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting in additional proxy materials filed with the SEC and included on our investor website www.news.xerox.com/investors as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the www.news.xerox.com/investors website for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the eight nominees named in this Proxy Statement to our Board of Directors (Board), each for a term of one year;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Approval, on an advisory basis, of the 2021 compensation of our named executive officers;

4.	Approval of an amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent; and

5.

Consider a shareholder proposal for shareholder right to call a special shareholder meeting, if properly presented at the Annual Meeting. (We note that the Company has already amended its By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders.)

Shareholders will also be asked to consider any other business that may properly come before the Annual Meeting. In addition, our management will respond to appropriate questions from shareholders.

How do I vote?

Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (Notice) with voting instructions from the bank, broker or other holder of record where the shares of common stock, par value $1.00 per share of the Company (Common Stock), or Series A Preferred Stock, par value $1.00 per share, are held that must be followed in order for those shares to be voted. Beneficial owners should follow the instructions from their bank, broker or other holder of record in order for their shares to be voted. If you hold your shares through a broker, bank, or other nominee and wish to vote at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee for you to vote at the Annual Meeting (and not your broker, bank or nominee).

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE

If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the proxy card you may have received. If you vote via the Internet, do not return your proxy card.	If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
BY MAIL	AT THE ANNUAL MEETING

If you received written materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board.	We will distribute written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. If you submit a proxy or voting instructions via the Internet, telephone or mail, you do not need to vote at the Annual Meeting. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank, or nominee for you to vote at the Annual Meeting. See below under “How can I attend the Annual Meeting?”

If you vote by Internet, telephone or mail, you authorize each of the three directors, whose names are listed on the proxy card accompanying this Proxy Statement, to act as your proxies to represent you and vote your shares as you direct.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the eight directors named in this Proxy Statement;

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	“FOR” the approval, on an advisory basis, of the 2021 compensation of our named executive officers;

•	“FOR” the approval of the amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent; and

•	“AGAINST” a shareholder proposal for shareholder right to call a special shareholder meeting, if properly presented at the Annual Meeting.

(We note that the Company has already amended its By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders.)

Who can attend the Annual Meeting? How do I attend the Annual Meeting?

Only shareholders of record of our common stock and Series A Preferred Stock at the close of business on March 25, 2022 (the “Record Date”) or persons holding a valid proxy for the Annual Meeting have a right to attend the Annual Meeting. In-person admission to the Annual Meeting will be on a first-come, first-served basis. We reserve the right to restrict admission to the meeting or limit the number of representatives for any entity that may be admitted to the meeting for security or health and safety reasons at our sole discretion.

Registered shareholders will be admitted to the Annual Meeting upon providing a valid form of government-issued photo identification, such as a driver’s license or passport. Your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting.

Beneficial owners will be admitted to the Annual Meeting upon providing your most recent brokerage statement, along with a valid form of government-issued photo identification, such as a driver’s license or passport, and an admission ticket. Please see “How do I register for the Annual Meeting and receive an admission ticket?” If you own shares in street name and wish to vote those shares at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or nominee.

In addition, we may need to institute special precautions in light of the COVID-19 pandemic to protect the health and safety of our directors, employees and shareholders seeking to attend the Annual Meeting. We may require precautions including, among other protocols, temperature checks and symptom and exposure screening, social distancing, masks, and other safety protocols in accordance with any then-required federal, state and local guidelines or our own protocols. We will require all attendees to comply with such protocols, which we expect to be communicated to registered attendees in advance of the Annual Meeting. If you cannot comply with the special health and safety precautions in effect at the time of the Annual Meeting, you will not be admitted to the meeting. Attendees who disrupt or impede the meeting, do not comply with the special health and safety protocols or other precautions or breach the rules of conduct may be removed from the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

A live audio-only webcast of the Annual Meeting will be available at www.news.xerox.com/investors for shareholders that wish to listen to the meeting as a guest. You will not be able to vote your shares or submit questions during the meeting if you listen to the meeting through the webcast.

In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting in additional proxy materials filed with the SEC and included on our investor website www.news.xerox.com/investors promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the www.news.xerox.com/investors website for updated information.

If you have any further questions regarding admission to the Annual Meeting, please call Xerox Shareholder Services at +1 (203) 849-2315.

How do I register for the Annual Meeting and receive an admission ticket?

To ensure that we are able to accommodate all shareholders that seek to attend while also administering our special health and safety protocols in an orderly fashion, we are requiring beneficial owners that wish to attend the Annual Meeting in person to please request an admission ticket in advance by calling Xerox Shareholder Services at (203) 849-2315 or by mailing a written request, along with proof of your ownership of our Common Stock or Series A Preferred Stock as of the Record Date, to Xerox Holdings Corporation, Shareholder Services, 201 Merritt 7, Norwalk, CT 06851-1056 — Attention Corporate Secretary.

All calls and written requests for admission tickets must be received by no later than the close of business on May [9], 2022.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the eight persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee.

Confident in the direction and future of Xerox, directors Keith Cozza and Cheryl G. Krongard have decided not to stand for reelection to the Board. We thank them for their many significant contributions in helping to guide the transformation of our Company. Pursuant to our By-Laws, the Board has reduced the size of the Board from ten to eight effective at the Annual Meeting.

Three of the director nominees, Messrs. Jesse A. Lynn, Steven D. Miller, and James L. Nelson, are being nominated by the Board pursuant to the Nomination and Standstill Agreement dated January 26, 2021 between the Company and Carl C. Icahn and certain of his affiliates. Mr. Scott Letier is being nominated by the Board pursuant to the Nomination and Standstill Agreement dated January 26, 2021 between the Company and Darwin Deason. See “2021 Nomination and Standstill Agreements” for further information.

Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes, and skills led our Board to the conclusion that he or she should serve as a director. We believe that each of the nominees has demonstrated business acumen, an ability to exercise independent and sound judgment, an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees. The Board has determined that each of the nominees (other than John Visentin, Vice Chairman and Chief Executive Officer of the Company) is independent under The Nasdaq Stock Market LLC (Nasdaq) corporate governance rules and the Company’s more stringent independence standards.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. Although not anticipated, if for any reason, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute nominated by the Board.

Diversity and Tenure

The Board is continuously seeking highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board. The eight individuals nominated for election at our 2022 Annual Meeting bring valuable diversity to the Board. Two of the eight director nominees are women. Two of our nominees are Hispanic or Latinx and one is African American. The eight director nominees range in age from 33 to 72. In addition, each director nominee contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds. The tenure of the directors who are standing for election at this Annual Meeting averages approximately two and a half years.

Board Skills and Diversity Matrix

As a Nasdaq-listed company, as of September 2022, the Company will be required to disclose Board level diversity statistics using a Nasdaq-mandated form of matrix. The information provided in the below matrix also includes the key qualifications, skills and attributes that each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relied most heavily. Each director nominee’s biography below describes his or her qualifications and relevant experience in more detail.

Board Skills and Diversity Matrix

(As of April 6, 2022)

	Echevarria	Letier	Lynn	Maynard- Elliott	Miller	Nelson	Paláu- Hernández	Visentin

Skills & Experience

Technology		•			•	•		•

Leadership	•	•		•		•	•	•

Global Business	•	•		•			•	•

Financial	•	•	•	•	•	•	•	•

Business Operations	•	•		•		•	•	•

Public/Private Company Boards & Governance	•	•	•	•	•	•	•	•

Tenure & Independence

Tenure (years)	5	4	1	1	1	1	1	4

Independence	•	•	•	•	•	•	•

Demographics

Age	65	61	51	53	33	72	65	59

Gender	M	M	M	F	M	M	F	M

Self-Identified Diversity Categories

African American or Black				•

Hispanic or Latinx	•						•

White		•	•			•		•

LGBTQ+

Director Did Not Disclose					•

In addition to the qualifications, skills and attributes referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes, or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including vested Deferred Stock Units (DSUs) issued under the 2021 Amendment and Restatement of the 2004 Equity Compensation Plan for Non-Employee Directors, as amended (2004 Directors Plan).

Options/Rights means unvested DSUs and restricted stock units (RSUs) issued under the 2004 Directors Plan and unvested RSUs, earned performance share units (PSUs) and stock options awarded under the 2019 Amendment and Restatement of the Xerox Holdings Corporation Performance Incentive Plan, as amended (2004 Performance Incentive Plan) and/or Xerox Holdings Corporation Performance Incentive Plan, as amended (2020 Performance Incentive Plan), as applicable.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) may appear in the Company’s records. All ownership figures are as of February 28, 2022.

Joseph J. Echevarria

Age: 65       Director since: 2017

Xerox securities owned: 35,966 vested DSUs

Options/Rights: 15,388 unvested DSUs

Occupation: Former Chief Executive Officer of Deloitte LLP

Education: B.B.A., University of Miami

Board Committees: Audit (Chair), Finance

Other Directorships (past 5 years): The Bank of New York Mellon Corporation (since 2015, independent Chair since 2019); Pfizer Inc. (since 2015); Unum Group (since 2016).

Other Background: Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in August 2014. He joined the Deloitte U.S. Firms in 1978. During his tenure with Deloitte he held increasingly senior leadership positions prior to being named CEO, including U.S. Managing Partner and Chief Operating Officer, Deputy Managing Partner, and Southeast Region Audit Managing Partner. His leadership responsibilities extended to approximately 70,000 professionals in nearly 90 U.S. cities and India. In addition, he oversaw the U.S. owned consulting businesses in Germany, Mexico, China, and Brazil. He also served on key boards and committees within Deloitte and its member firm network, including chair of the U.S. Executive and Americas Executive committees and memberships on the U.S. and global boards. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee and Senior Advisor to the President of the University of Miami, where he is also Acting Chief Executive Officer of the University of Miami Health System. He was formerly a member of President Obama’s Export Council, the principal national advisory committee on international trade, and President Obama’s Commission on Election Administration. He also serves as the Chair Emeritus of President Obama’s My Brother’s Keeper Alliance and as an advisor to the Obama Foundation.

Mr. Echevarria brings to the Board significant experience in finance, accounting, international business, leadership, and risk management skills relevant to Xerox acquired through his leadership at Deloitte. Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee on the boards of other publicly traded companies is an asset to the Board and the Audit Committee. He also brings public policy perspectives from his government service, which includes his public service on the President’s Private Export Council.

Scott Letier

Age: 61       Director since: 2018

Xerox securities owned: 4,384 shares of Common Stock, 26,745 vested DSUs

Options/Rights: 14,895 unvested DSUs

Occupation: Managing Director of Deason Capital Services, LLC

Education: B.B.A. with a concentration in accounting, Southern Methodist University — Cox School of Business

Board Committees: Compensation, Corporate Governance (Chair), Technology

Other Directorships (past 5 years): Conduent Incorporated (since 2018); serves on various private company boards of directors, including MV Transportation; Colvin Resources Group; Grow 52, LLC (dba Gardenuity); Fund Advisory Board of Griffis Residential.

Other Background: Mr. Letier has been Managing Director of Deason Capital Services, LLC (“DCS”), the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves as Chair of the Board of Directors of Conduent Incorporated, a provider of business process outsourcing services, and on the boards of directors of several private companies, including MV Transportation, Inc., the leading provider of para-transit services and the largest privately owned passenger transportation contracting firm in the United States, Colvin Resources Group, a Dallas based search and staffing firm, and Grow 52, LLC (dba Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and Chairman of the audit and finance committees of the Dallas College Foundation. Mr. Letier is a Certified Public Accountant and has a B.B.A. with a concentration in accounting from the Southern Methodist University — Cox School of Business.

With over 25 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Xerox, including his significant audit experience and investment and financial expertise serving as a private equity investment professional and chief financial officer.

Jesse A. Lynn

Age: 51       Director Since: 2021

Xerox securities owned: 0 vested DSUs

Options/Rights: 8,779 unvested DSUs

Occupation: General Counsel, Icahn Enterprises L.P.

Education: B.A., University of Michigan; J.D., Boston University School of Law

Board Committees: Corporate Governance

Other Directorships (past 5 years): FirstEnergy Corp. (since 2021); Conduent Incorporated (since 2019); Cloudera, Inc. (2019-2021); Herbalife Nutrition Ltd (2014-2021); The Manitowac Company, Inc. 2015-2018).

Other Background: Jesse A. Lynn has been General Counsel of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since 2014. Mr. Lynn has also served as Chief Operating Officer of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since April 2021. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate at the law firms of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. from 2000 until 2004 and Gordon Altman Butowsky Weitzen Shalov & Wein from 1996 to 2000. Mr. Lynn has been a director of: FirstEnergy Corp., an electric utility, since March 2021; and Conduent Incorporated, a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of: Cloudera, Inc., a provider of enterprise data cloud services, from August 2019 through October 2021; Herbalife Nutrition Ltd., a nutrition company, from April 2014 to January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Carl C. Icahn has or previously had non-controlling interests in each of FirstEnergy, Conduent, Cloudera, Herbalife and Manitowoc through the ownership of securities.

Mr. Lynn brings to the Board legal and financial expertise gained both in private practice as well as his positions with Icahn Enterprises and his experience as a director of other public companies.

Nichelle Maynard-Elliott

Age: 53       Director Since: 2021

Xerox securities owned: 0 vested DSUs

Options/Rights: 13,063 unvested DSUs

Occupation: Former Executive Director, Mergers & Acquisitions, for Praxair, Inc. (a wholly-owned subsidiary of Linde plc)

Education: B.A. in Economics, Brown University; J.D., Columbia University School of Law

Board Committees: Audit

Other Directorships (past 5 years): Element Solutions Inc. (since 2018); Lucid Group, Inc. (since 2021).

Other Background: Ms. Maynard-Elliott was Executive Director, Mergers & Acquisitions, for Praxair, Inc., a worldwide industrial gases company, from July 2011 to May 2019, where among other things, she advised Praxair on its $90 billion merger in 2018 with the Linde Group. She was responsible for evaluating and negotiating global acquisitions, divestitures, joint ventures, and other business combinations. Ms. Maynard- Elliott joined Praxair in 2003. Prior to Praxair, Ms. Maynard-Elliott served as an associate at the law firms of Kelley Drye & Warren, Pryor Cashman, and Weil, Gotshal & Manges. Ms. Maynard-Elliott has served as an independent director of Element Solutions Inc., a global specialty chemicals firm, since 2018 and currently serves as Chair of its Audit Committee. Ms. Maynard-Elliott has served as an independent director of Lucid Group, Inc., a manufacturer of electric vehicles, since 2021 and currently serves as a member of its Nomination and Governance Committee. She has also been a trustee of The Advisor’s Inner Circle Fund III since 2021.

With over 25 years of extensive financial and legal experience in mergers and acquisitions, business development and strategic alliances, Ms. Maynard-Elliott has a proven track record of creating shareholder value and this makes her a valuable addition to the Board. In addition, over the course of her executive and legal careers, Ms. Maynard-Elliott has been actively involved in seeking to influence and develop diversity and inclusion cultures in traditionally white male-dominated environments.

Steven D. Miller

Age: 33       Director Since: 2021

Xerox securities owned: 0 vested DSUs

Options/Rights: 13,069 unvested DSUs

Occupation: Portfolio Manager, Icahn Capital L.P.

Education: B.S., Duke University

Board Committees: Finance, Technology (Chair)

Other Directorships (past 5 years): Conduent Incorporated (since February 2021); Bausch Health Companies Inc. (since March 2021).

Other Background: Mr. Miller has been a portfolio manager for Icahn Capital L.P., a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate, and home fashion, since October 2020. He is responsible for analysis and engagement in connection with investments by Icahn Capital in public securities. Prior to joining Icahn Capital, Mr. Miller was an analyst in the New York office of BlueMountain Capital Management, LLC from 2013 to 2019. From 2011 to 2013, he was an analyst in the New York office of Goldman, Sachs & Co. Mr. Miller has served as a director of: Conduent Incorporated, a provider of business process outsourcing services, since February 2021, where he serves on the Finance Committee (chair) and Audit Committee; and Bausch Health Companies since March 2021, where serves on the Finance and Transactions Committee and the Special Transactions Committee. Carl C. lcahn has a non-controlling interest in each of Conduent Incorporated and Bausch Health Companies Inc. Mr. Miller brings to the Board his investment and financial expertise, experience with complex debt matters and experience serving as an investment professional.

James L. Nelson

Age: 72       Director Since: 2021

Xerox securities owned: 0 vested RSUs

Options/Rights: 12,778 unvested RSUs

Occupation: Chief Executive Officer and Director, Global Net Lease, Inc.

Education: Directors College program at Stanford University Law School; Director Program at the University of Chicago Booth Business School

Board Committees: Audit, Technology

Other Directorships (past 5 years): Chewy (since 2021); Roman DBDR Tech Acquisition Corp. (2020-2021); Herbalife Nutrition Ltd. (2014-2021); Caesars Entertainment Corporation, a casino-entertainment company (2019-2020); Icahn Enterprises GP (2001-2019); New York REIT, Inc. (2015-2017).

Other Background: Mr. Nelson currently serves as the Chief Executive Officer of Global Net Lease, Inc. (GNL), a publicly-traded real estate investment trust, a position he has held since July of 2017, and, since March of 2017, as a director of GNL. He previously served as a member of GNL’s audit committee. He also currently serves as a director of Chewy, Inc., an online retailer of pet foods and other pet-related products, where he is Chair of the Audit Committee. Mr. Nelson previously served as a director for Roman DBDR Tech Acquisition Corp., a special purpose acquisition company, or SPAC, formed for the purpose of effecting a business combination with one or more businesses with a focus on companies in the technology, media and telecom industries, from 2020 to 2021; Herbalife Nutrition Ltd. from 2014 to January 2021, where he was lead director from 2019 to 2021 and a member of the Audit Committee; Caesars Entertainment Corporation, a casino-entertainment company, from March 2019 to October 2020, where he was a member of the Audit Committee; Icahn Enterprises GP from June 2001 to March 2019, where he was a member of the Audit Committee; New York REIT, Inc. from November 2015 until June 2017; Viskase Companies, Inc. from April 2003 through April 2010; American Entertainment Properties Corp. from December 2003 until March 2013; Tropicana Entertainment Inc. from March 2010 until May 2014; Orbitex Financial Services Group from August 1995 until March 2001; Cequel Communications, an owner and operator of a large cable television system, from April 2008 to November 2012; Take Two Interactive Software, Inc. a publisher, developer, and maker of video games and video game peripherals, from April 2010 through November 2013; and Voltari Corporation (f.k.a. Motricity Inc.) from June 2011 to September 2015, where he was Chairman of Voltari’s board of directors from January 2012 to September 2015. Carl C. Icahn had controlling interests in Herbalife Nutrition Ltd., Caesar’s Entertainment Corporation, and Tropicana Entertainment Inc. Mr. Nelson also previously served as Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009; Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients, from March 1998 through 2003; and Chief Executive Officer and co-chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector, from August 1995 until July 1999.

With over 25 years of prior leadership roles and service on other company boards and committees, Mr. Nelson brings to the Board expertise relevant to Xerox, including his significant audit experience and his investment and financial expertise from serving as a director and chief executive officer.

Margarita Paláu-Hernández

Age: 65       Director Since: 2021

Xerox securities owned: 5,500 Shares of Common Stock, 0 vested DSUs

Options/Rights: 13,391 unvested DSUs

Occupation: Founder and Chief Executive Officer, Hernández Ventures

Education: B.A., University of San Diego; J.D., UCLA School of Law

Board Committees: Compensation, Corporate Governance

Other Directorships (past 5 years): Conduent Incorporated (since 2019); Herbalife Nutrition, Ltd. (2018-2021); Occidental Petroleum (since 2020); ALJ Regional Holdings, Inc. (2015 to 2019); Apartment Income REIT Corporation (since 2021).

Other Background: In 1988, Ms. Paláu-Hernández founded Hernández Ventures, where she currently serves as Chief Executive Officer. Hernández Ventures is a privately held entity engaged in the acquisition and management of a variety of domestic and international business interests. Ms. Paláu-Hernández served as United States Representative to the United Nations General Assembly 73rd Session from 2018 to 2019 with the personal rank of Ambassador. Ms. Paláu-Hernández has served as a director of: Conduent Incorporated, a provider of business process outsourcing services, since 2019, where she is Chair of the Corporate Governance Committee and a member of the Compensation Committee; and Occidental Petroleum since 2020, where she is a member of the Executive Compensation and Environmental Health & Safety Committees; and Apartment Income REIT Corporation since 2021, where she is a member of the Audit, Compensation and Human Resources, and Governance and Corporate Responsibility Committees. From 2018 to 2021, she served as a director of Herbalife Nutrition, Ltd., where she was member of the Compensation, Audit and Environmental, Social & Governance Committees. From 2015 to 2019, she served as a director of ALJ Regional Holdings, Inc., a company focused on acquiring and operating customer service-based businesses, where she was a member of the Compensation, Nominating and Corporate Governance Committees. Ms. Paláu-Hernández also currently serves on the following boards: Vice Chair, National Museum of the American Latino at the Smithsonian since 2021; Chair, Smithsonian National Latino Board since 2016; Chair, Yale School of Management Council of Global Advisors since 2016; Ex-Officio, Yale School of Management Board of Advisors, Ex-Officio, since 2016; and Member, Ronald Reagan UCLA Medical Board of Advisors since 2020. Ms. Paláu-Hernández is a trustee emeritus of UCLA School of Law Board of Advisors and University of San Diego Board of Trustees.

With over 30 years of experience, Ms. Paláu-Hernández brings to the Board expertise relevant to Xerox, including her significant entrepreneurial experience in setting up companies and her leadership, global business, and financial expertise from serving on the boards of other public companies.

Giovanni (“John”) Visentin

Age: 59       Director since: 2018

Xerox securities owned: 575,726 shares of Common Stock

Options/Rights: 269,314 stock options; 468,914 RSUs; 644,114 PSUs

Occupation: Vice Chairman and Chief Executive Officer of Xerox Holdings Corporation

Education: Bachelor of Commerce degree, Concordia University (Montreal, Canada)

Board Committees: None — Chief Executive Officer

Other Directorships (past 5 years): Presidio, Inc., Chairman of the Board of Directors (February 2015 to November 2017).

Other Background: Mr. Visentin joined Xerox as Vice Chairman and CEO in May 2018. Prior to joining Xerox, Mr. Visentin served as a senior advisor to the chairman of Exela Technologies from August 2017 to May 2018, an operating partner for Advent International from September 2017 to May 2018 and a consultant to Icahn Capital in connection with a proxy contest at Xerox from March 2018 to May 2018. From 2013 to 2017, he served as the executive chairman and chief executive officer of Novitex Enterprise Solutions and as an advisor with Apollo Global Management. Mr. Visentin was also a director and chairman of the board of Presidio, Inc. from 2015 to 2017. From 2011 to 2012, he served as executive vice president and general manager of Hewlett Packard Company’s enterprise services business. From 2007 to 2011, Mr. Visentin served as general manager of integrated technology services for IBM. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce degree.

With his significant experience in leading and transforming multibillion-dollar business units in the IT services industry during his time at both Hewlett-Packard and IBM, Mr. Visentin brings to the Board expertise relevant to Xerox. Mr. Visentin also brings to the Board significant strategic planning, company transformation, and financial expertise gained through his experience serving as chairman and chief executive officer at other companies.

The Board unanimously recommends a vote

FOR

the election of each of the eight directors nominated by the Board.

2021 Nomination and Standstill Agreements

On January 26, 2021, the Company entered into a Nomination and Standstill Agreement with Carl C. Icahn and certain of his affiliates (collectively, the “Icahn Group” and such agreement, the “Icahn Nomination Agreement”) and a separate Nomination and Standstill Agreement with Darwin Deason (“Deason” and such agreement, the “Deason Nomination Agreement” and, together with the Icahn Nomination Agreement, the “Nomination Agreements”).

Under the Icahn Nomination Agreement, each of the current directors Jesse A. Lynn and Steven D. Miller is designated as an “Icahn Designee” on the Board and current director James L. Nelson is designated as an “Independent Designee” on the Board. Also, under the Deason Nomination Agreement, current director Scott Letier is designated as the “Deason Designee” on the Board.

If any Icahn Designee, the Independent Designee or the Deason Designee resigns from the Board or is not serving on the Board following his or her election or appointment (for any reason other than as a result of not being nominated by the Company for election at an annual meeting of shareholders or not being elected by shareholders at any annual meeting), then the Icahn Group or Deason, as applicable, has the right to designate a replacement who is approved by the Company, with such approval not to be unreasonably withheld, and who otherwise satisfies the requirements of the applicable Nomination Agreement.

The Company is not required to include the Icahn Designees, the Independent Designee or the Deason Designee on any slate of directors subsequent to that for the 2021 Annual Meeting. However, for any annual meeting of shareholders subsequent to the 2021 Annual Meeting, the Company has agreed to notify the Icahn Group or Deason, as applicable, no less than forty-five days before the advance notice deadline set forth in the By-Laws whether any of the Icahn Designees, the Independent Designee or the Deason Designee will be nominated by the Company for election as a director at such annual meeting.

Under the Icahn Nomination Agreement, one Icahn Designee is required to resign from the Board if the Icahn Group does not have a net long position (as defined in the Icahn Nomination Agreement) in at least 19,838,590 shares of Common Stock, and both Icahn Designees are required to resign from the Board if the Icahn Group does not have a net long position in at least 9,919,295 shares of Common Stock, all subject to applicable anti- dilution adjustment. Under the Deason Nomination Agreement, the Deason Designee is required to resign from the Board if Deason does not have a net long position in at least 9,919,295 shares of Common Stock, all subject to applicable anti-dilution adjustment. Each of the Nomination Agreements includes certain specified limits on the size of the Board, subject to the terms of those respective agreements. Under the applicable Nomination Agreements, the Icahn Group, Deason and their respective controlled affiliates have agreed to certain standstill and voting commitments during the particular specified periods set forth in the respective Nomination Agreement.

The foregoing descriptions of the Nomination Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such Nomination Agreements, which are filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K dated January 26, 2021, respectively, and filed with the SEC.

CORPORATE SOCIAL RESPONSIBILITY

For generations, Xerox has stood for innovation, quality, and an excellent customer experience. Led by the core values our founder established more than a half-century ago, we strive to conduct business ethically and in an environmentally and socially conscious manner. We are the company that revolutionized the office, created printing-on-demand, and repeatedly reinvented and transformed to keep pace with the demands of our customers and the market. We set goals, track our progress, communicate, and share best practices to improve the quality of work and life, keeping to the core value of corporate citizenship.

Today, we honor this heritage by turning investments in innovation into products and services that help our customers and clients be more productive, profitable and sustainable. We are helping define the future of work and enabling printing beyond paper with new technologies designed to disrupt the market and change the way we think about workflows and information processes. This is our contribution to a more sustainable world.

Alignment with the United Nations Sustainable Development Goals (SDGs)

Our corporate values, established more than half a century ago by founder Joseph C. Wilson, align with the United Nations Sustainable Development Goals (SDGs). The SDGs provide a framework to end poverty, protect the planet and improve the lives and prospects of everyone, everywhere. As a technology company, Xerox leads by example in our own operations and provides solutions to support achievement of the SDGs globally.

We have included the relevant United Nations SDG icons beside section titles throughout this portion of the Proxy Statement to highlight the alignment of our work with the SDGs.

Reaching Net Zero by 2040

Climate change is one of the defining issues of our time. It already affects many aspects of society and has the potential to cause even greater disruption — threatening populations, economies, food security, resources and more. At Xerox, we have long believed that businesses like ours play a critical role in protecting the health of the planet.

Given the urgency, we fast-tracked our net zero goal by 10 years to establish a new goal of 2040. In 2020, we expanded the scope of our reduction goal for greenhouse gas (GHG) emissions reduction goal to cover scopes 1, 2 and 3. We plan to achieve net-zero emissions through projects that improve operational efficiency, create new technology innovations, and neutralize residual GHG emissions through carbon compensation mechanisms.

Our Corporate Social Responsibility Goals

Below is a summary of some of our environmental and social goals and a status of our progress toward achieving those goals. More detailed information can be found in our 2021 Corporate Social Responsibility Report which is available on our website at xerox.com/en-us/about/corporate-social-responsibility, as well as in our Corporate Social Responsibility Progress Summary, also available from xerox.com under “About Xerox — Corporate Information — Corporate Social Responsibility.” Information about Environment, Health, Safety, and Sustainability at Xerox, including details of our initiatives with respect to carbon footprint, paper, clean air & water, waste, chemical management, and health & safety, is available on our website at www.xerox.com/en-us/ about/ehs. Information on the Xerox website, including the above-referenced information and materials, is not incorporated by reference into this Proxy Statement.

Environmental Goals: Operations

Goal	2021 Progress

100% landfill avoidance	92%

25% reduction in energy use by 2025, from 2016 baseline	34%

60% reduction in GHGs (Scope 1 + 2) by 2030 from 2016 baseline	49%

Carbon Neutral (Scope 1 + 2 + 3) by 2040 MTCO2eq	1,122,545

35% reduction in water use by 2020, from 2010 baseline	45%

Environmental Goals: Products

Goal	2021 Results

100% newly launched and eligible products achieve Energy Star®	100%

100% newly launched and eligible products achieve EPEAT®	100%

Social Goals: Balanced Workforce/Diversity

Goal	2020 Results	2021 Results

% of woman managers — Europe, Middle East, and Africa	26.1%	28.4%

% of woman managers — the Americas	26.8%	25.8%

% of woman managers — Asia Pacific and Japan	19.6%	27.6%

Veterans — U.S.	3.8%	3.4%

Paving the Path Forward in a COVID-19 World

Throughout the pandemic, our priority has been the health and safety of our employees, clients, partners and their families. We continue to monitor developments around the clock and utilize a 24/7 email inbox to keep the entire Xerox community safe while minimizing the impact on operations during this pandemic period. To date, we have responded to more than 30,000 employee emails on the topic of COVID-19. This year, we expanded the use of the Xerox Team Availability App to track employee vaccination rates in the U.S. and Canada. Employees in the U.S. are required to use the app to indicate whether or not they are vaccinated, while employees in Canada are asked to voluntarily disclose this information to aid the Company’s pandemic-related decision-making.

Since the beginning of the pandemic, we have:

•	Tracked 6.3 million daily health status updates logged by Xerox employees and contractors through the Xerox Team Availability App;

•	Distributed 128,000 reusable masks to employees and contractors;

•	Distributed 1.4 million surgical masks to employees and contractors;

•	Distributed 78,000 N95/KN95 masks to employees and contractors;

•	Responded to 30,000 COVD-19-related employee emails; and

•	Held more than 60 forums to provide up-to-date information and engage in open dialogue and answer questions from people managers and safety monitors.

The Xerox COVID-19 Response Team — comprised of representatives from our Environmental, Health, Safety & Sustainability, Human Resources, Security, Facilities, Legal, and Communications functions, among others — meets up to several times a week. We closely follow government and public health organizations’ guidance. Our business continuity and pandemic preparedness plans incorporate the latest standards from industry best practices and our own experience to define requirements. Our response plan includes, but is not limited to:

•	Encouraging employees to get vaccinated as soon as they are able per eligibility in their jurisdiction;

•	Establishing strict Personal Protective Equipment (PPE) protocols for employees, contractors and visitors engaging in on-site work;

•	Sharing resources and guidance on how to contain the illness;

•	Increasing and expanding the cleaning of facilities;

•	Establishing a comprehensive visitor screening process;

•	Requiring employees who exhibit any symptoms to stay at home;

•	Conducting thorough contact tracing;

•	Enforcing a stringent return-to-work policy if an employee becomes ill; and

•	Monitoring developments around the clock and using a 24/7 email inbox.

Diversity, Inclusion and Belonging

We know the power of having a global and diverse team. It’s one of the reasons Xerox has endured 115 years. By having a diverse workforce, we gain the benefit of different ways of looking at our business, leading to innovative breakthroughs for our customers and more engaging work for our people. Research shows diverse companies have more engaged, productive, and innovative workforces and in turn perform better financially.

In 2020, women made up 27 percent of the Xerox workforce and 43 percent of our Executive Committee – a reflection of our commitment to gender diversity and inclusion at the highest level. We have increased the percentage of women in professional roles across Xerox and within our Board of Directors.

In 2021, we reaffirmed our commitment to Diversity, Inclusion and Belonging (DIB) with a focus on areas where we can make the most signification impact—in our workforce and throughout the global community. Our roadmap focuses on five verticals:

•

Diverse Pipeline: Having a diverse and inclusive workforce starts with a diverse candidate pipeline. For 2022, we are focused on building a diverse pipeline and accelerating the careers of women and underrepresented people of color.

•

Partnerships: We continue to build relationships with external organizations to ensure that our incoming talent better reflects the markets and communities we serve. For example, we are partnering to increase the pool of women and diverse candidates for our job openings by leveraging our vendors’ unique artificial intelligence algorithms in recruitment efforts.

•

Culture Change: The Company’s Employee Resource Groups (ERGs) are critical in helping us reinforce a Company-wide culture of belonging and helping us achieve gender equality. The Women’s Alliance, for example, works to ensure that women are represented, recognized, and valued at all levels across Xerox; the U.K. chapter hosts regular events to support women to develop professionally and network across the Company.

•

Community Outreach: We believe our DIB efforts must extend into the wider community. For example, in the U.K., we support Blueprint for All to further their work and honor their mission of working with young people and local communities to create an inclusive society for all. In the U.S., we support A Better Chance and create a pipeline for early career talent through our Internship Program.

•

Accountability: Transparency and reporting are key components to ensure we uphold our commitments. We will publish our progress annually. To hold our leaders accountable across the Company, we added an Environmental, Social & Governance (ESG) modifier to our executives’ annual incentive compensation plan for 2021, and broadened this component to a strategic metric (weighted 20%) for the 2022 plan.

Building a more diverse and inclusive workforce starts with a diverse candidate pipeline. Attracting early career talent from different racial, ethnic, and cultural backgrounds increases our ability to fill roles at all levels and ensure creative and revolutionary ideas within our Company for years to come.

More information about our global DIB initiatives and strategies is available on our website at www.xerox.com/ en-us/jobs/diversity. Information on the Xerox website, including the above-referenced information, is not incorporated by reference into this Proxy Statement.

Environmental, Social, and Governance (ESG) Initiatives

At our core is a deep and long-lasting commitment to inspire and support our people, conduct business ethically across the value chain, and preserve our planet. This commitment stems from our corporate values established over sixty years ago, which include: succeeding through satisfied customers; delivering quality and excellence in all we do; requiring a premium return on assets; using technology to develop market leaders; valuing and empowering our employees; and behaving responsibly as a corporate citizen.

We continue this legacy by turning investments in innovation into products and services that help our customers be more productive, profitable, and sustainable. By making smart investments in technologies that afford our customers improved agility, personalization, automation, and workflow, we reinforce our corporate social responsibility efforts. We drive efficiency in our own operations, as well as in workplaces, communities, and cities around the world. We recognize global challenges such as climate change and the protection of human rights, and understand the important role we can play. Beginning in 2021, Xerox included ESG considerations — goals related to climate change, balanced workforce, and safety — in our annual incentive compensation plan design for executives; as described in the Compensation Discussion and Analysis (CD&A), we are expanding the impact of these considerations for 2022.

We are focused on how we can simplify work, deliver more personalized experiences, and improve productivity through new technologies. We strive to connect the physical and digital worlds without adversely affecting the environment or human health and safety.

Our pledge to inspire and support our people, conduct business ethically and protect our planet remains at the core of everything we do. At Xerox, we believe in continuously improving, and we apply this mentality to ensuring we are always finding ways to improve the sustainability of our operations.

The Xerox 2021 Corporate Social Responsibility (CSR) Report (available on our website at xerox.com/en-us/ about/corporate-social-responsibility) describes our management approach related to ESG. The content of our website, including the above-referenced information, is not incorporated by reference into this Proxy Statement. Xerox’s CSR report highlights include:

Environmental Initiatives and Achievements

Pioneering a Circular Economy: We aim to design products, packaging and supplies that efficiently use resources, minimize waste, reuse material where feasible and recycle what cannot be reused. To meet this commitment, we have developed and implemented several collection and waste reduction programs, and we design our technology to align with the circular economy’s key elements. Our first commercial product in 1959, the Xerox 914, introduced electronics remanufacturing long before the term “circular economy” became popular. Our vision was to transform Xerox manufacturing, operations, offices and facilities into waste-free workplaces. Central to a circular economy is the Xerox Green World Alliance® (GWA), which is a collection and reuse/recycling program for spent consumables. GWA efficiently manages supplies at end-of-life and recovers materials for reuse in our supplies and products. As a result, this program reduces the demand for raw materials and diverts material from landfills.

Equipment Takeback and Recycling: Xerox is committed to collecting and reusing equipment after the end of its useful life. In geographies where we exercise direct control over the end-of-life management of equipment, return rates are high. In 2020, 6,030 metric tons of equipment and parts-related waste were diverted from landfills to recycling at our U.S. Reverse Logistics Center. Globally, that volume was 13,020 metric tons. We also participate in several European Union member states’ Waste Electrical and Electronic Equipment (WEEE) programs; the equipment collected and recycled through these programs is not included in our recycling data.

Responsible Operations: To further the Company’s commitment to reducing energy use and protecting the planet, our long-term strategy is to continue to develop and invest in technologies that reduce the carbon footprint of our own operations and help our clients reduce the energy usage and environmental impact of their businesses. We will continue to pursue energy reduction through the following means, which have been proven drivers in our past reduction efforts:

•	Manufacturing process changes;

•	Improved product reliability and field support strategies;

•	Building consolidations and facility upgrades; and

•	Product innovation (e.g., toners that require less energy to manufacture and less material to achieve print quality).

Given that energy sources account for a majority of our GHG emissions, our focus is on reducing energy consumption, whether in our own operations or in the impact we have on our customers’ consumption. In 2020, our energy consumption decreased 15.9% from 2019. It increased by 8.5% when normalized by revenue, which was impacted due to COVID-19.

Our focus now is to reduce our Scope 1 and 2 GHG emissions by at least 60% by 2030 against the Company’s 2016 baseline. This is in line with the ambitious science-based global warming target, validated and approved by the Science Based Targets initiative (SBTi). This means that our goal is to have reduced emissions by 85% as compared to those in the Company’s original 2002 baseline year.

Other environmental achievements for 2021 include:

•	Fast-tracked our net zero goal by 10 years, to 2040 achievement;

•	Created a roadmap encompassing our entire value chain and beyond with the goal to achieve net zero emissions by 2040;

•	Registered 100% of new, eligible products with ENERGY STAR® and EPEAT;

•	Achieved 98% landfill avoidance for equipment and supplies, supporting the circular economy created by Xerox; and

•	Named 2021 ENERGY STAR Partner of the Year.

Social Initiatives and Achievements

•

Established and started executing on our new Diversity, Inclusion and Belonging (DIB) roadmap, which focuses on building a diverse pipeline, partnerships, cultural changes, community outreach and accountability;

•	Aided in the COVID-19 response, including by supporting frontline workers; manufacturing and donating single-use, low-cost ventilators; and producing facemasks;

•	Closely monitored COVID-19 developments and developed best practices and protocols that adhered to guidelines, including requiring U.S. employees to attest to their vaccination status;

•	Launched a new program that allows employees to redeem $10 per volunteer hour, up to $500 per year, to donate to a non-profit of their choice;

•	Received the EcoVadis 2020 Platinum Rating; and

•

Named to the 2022 “Best Places to Work for LGBTQ+ Equality” by the Human Rights Campaign, and earned a perfect score on the Human Rights Campaign’s Corporate Equality Index for the 20th consecutive year.

Governance Initiatives and Achievements

•	Nominated highly qualified director candidates, whose election in 2021 significantly increased the diversity of our Board of Directors;

•	Enhanced disclosure of Board diversity data (see page xx) as required under new Nasdaq rules;

•	Expanded the criteria for executives’ compensation to include environmental, social and governance factors;

•	Integrated climate change-related risks and opportunities into our Enterprise Risk Management process; and

•	Recognized by Newsweek as one of America’s Most Responsible Companies 2021.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees are required to act ethically under our codes of conduct. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct can be accessed through our website at xerox.com/governance (under Board Conduct and Ethics), xerox.com/en-us/about/corporate-social-responsibility/finance-code-of- conduct, and xerox.com/governance (under Code of Business Conduct), respectively. Our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be accessed through our website at xerox.com/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable and in accordance with applicable U.S. Securities and Exchange Commission (SEC) and Nasdaq rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines, and committee charters.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders, and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to Company senior management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Pursuant to the Icahn Nomination Agreement as discussed above, current directors Jesse A. Lynn and Steven D. Miller are the Icahn Designees and James L. Nelson is the Independent Designee, with the Icahn Group having the right to replace any of its director designees during the period covered by the Icahn Nomination Agreement with individuals selected by the Icahn Group and who are subject to Company approval. Pursuant to the Deason Nomination Agreement as discussed above, current director Scott Letier is the Deason Designee, with Deason having the right to replace its director designee during the period covered by the Deason Nomination Agreement with an individual selected by Deason and who is subject to Company approval.

Board Diversity

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences, and perspectives to the Board. In February 2020, the Board amended our Corporate Governance Guidelines to require that the initial list of candidates from which new, management-supported director nominees are chosen by the Corporate Governance Committee should include, but not necessarily be limited to, qualified women and minority candidates. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge, and abilities that will allow the Board to fulfill its responsibilities. See Board Skills and Diversity Matrix.

Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment, and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than November 7, 2022 and no later than December 7, 2022 will be considered for nomination at the 2023 Annual Meeting of Shareholders.

Shareholder Proxy Access

In March 2020, the Board adopted Amended and Restated By-Laws of the Company (By-Laws), which added Section 13 to Article I of the By-Laws, to permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding Common Stock continuously for at least three (3) years, to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two (2) directors or twenty percent (20%) of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, including the requirement to provide timely notice of the process access nomination to the Company. For the 2023 Annual Meeting of Shareholders, to be considered timely, such notice of proxy access nomination must be received by the Company no earlier than November 9, 2022 and no later than December 9, 2022. The By-Laws are available on our website at: xerox.com/governance (under By-Laws).

Shareholder Right to Call a Special Shareholder Meeting.

In February 2022, the Board amended the Company’s By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders. The By-Laws are available on our website at xerox.com/governance (under By-Laws).

Shareholder Action by Written Consent

The Board has approved, subject to approval of shareholders at this Annual Meeting, an amendment to the amended and restated Certificate of Incorporation of the Company that would permit shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting to act by written consent to take any action permitted to be taken by shareholders under applicable New York law and our By-Laws.

Board Leadership Structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of the Company’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our policies do not preclude the Chief Executive Officer (CEO) from also serving as Chairman of the Board. This flexibility has allowed the Board to utilize its experience and knowledge to appoint the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when desirable.

During the Board’s evaluation of its leadership structure, the Board took into account many factors, including the specific needs of the Board and the business, our Corporate Governance Guidelines, and the best interests of our shareholders. Upon recommendation of the Corporate Governance Committee, the non-employee directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time and that it is in the best interests of the shareholders to maintain the separate Chairman and CEO roles currently in place. This structure allows our CEO, who also serves as our Vice Chairman, to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities. The Board deems this overall board governance structure appropriate as it benefits from the CEO’s knowledge of the Company operations and substantial board experience, while maintaining Board independence in the Chairman role. Our independent Chairman leads the Board in its responsibilities by performing the following duties: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors.

Our Board is currently 90% comprised of directors who qualify as independent directors, and if the eight director nominees are all elected at the Annual Meeting, our Board will be 87.5% comprised of directors who qualify as independent directors. We have an independent Chairman and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level.

Risk Oversight

Our Board has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee of the Board, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk- management capability and to assess, monitor, and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s ERM function through the Enterprise Risk Steering Committee, which includes the majority of the direct reports to the CEO, as well as our Chief Information Officer, our Controller, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Office, and various internal control committees monitor risk exposure and the effectiveness of how we manage these risks.

While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for oversight of certain aspects of risk management. In addition to its responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal control, audit, financial reporting, and disclosure matters, and also on oversight of our Ethics, Litigation, Information and Cyber Security risk mitigation plans and progress. In addition, the Compensation Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Finance Committee oversees aspects of our Global Economy risk, and on an as needed basis, special sub-Committees are established to focus on specific business risks.

We believe that our leadership structure supports the risk oversight function of the Board. Our CEO serves on the Board and is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist in both its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)

he or she satisfies the bright-line independence and other applicable requirements under the listing standards of Nasdaq and all other applicable SEC rules regarding director independence, in each case from time to time in effect;

(2)

he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the Nasdaq rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more; and

(3)

in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries have not made payments to the charity in excess of the greater of 5% of the charity’s revenues or $200,000.

Our Board has determined that all of the nominees for election as directors are independent under the Nasdaq rules and our Corporate Governance Guidelines, with the exception of John Visentin, our Vice Chairman and Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant, to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships, including with respect to those directors covered by the 2021 Nomination Agreements discussed above. See Certain Relationships and Related Person Transactions.

Based on the results of the aforementioned review, 87.5% of our nominees for election as directors are deemed to be independent.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the U.S. Securities Act of 1933, as amended (Regulation S-K). The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a Related Person Transaction). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval, or ratification of a transaction with respect to which he or she is a “related person.”

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2021, we had one non-executive employee who is a family member of a current executive officer, is employed by Xerox and received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions). This is a routine employment arrangement entered into in the ordinary course of business with compensation commensurate with that of the employee’s peers, and the terms of employment are consistent with the Company’s human resources policies. For 2021, the compensation of Kimberly Finley, spouse of Joseph H. Mancini, Jr., our Chief Accounting Officer, was $459,052. Ms. Finley is Director, Tax Accounting at Xerox and has been with Xerox for over 30 years. The Corporate Governance Committee reviewed and approved this arrangement in accordance with the Company’s Related Person Transactions Policy.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board has five standing committees: Audit, Compensation, Corporate Governance, Finance and, as of February 2022, Technology. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2021 for each committee and a list of the members of each committee. From time to time or as necessary, the Board also forms special committees to provide oversight and/or review of specific matters.

Audit Committee (13 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at xerox.com/governance. The responsibilities of the Audit Committee include:

•	Oversee the integrity of the Company’s financial statements;

•	Oversee the Company’s compliance with legal and regulatory requirements;

•	Oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;

•	Assess qualifications and independence of the Company’s independent registered public accounting firm;

•	Assess performance of the Company’s independent registered public accounting firm and the internal audit function;

•

Review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;

•	Review changes in working capital policies and procedures with management; and

•	Review and approve the Company’s Code of Business Conduct.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included below in this Proxy Statement beginning on page [XX].

Members: Joseph J. Echevarria, Nichelle Maynard-Elliott and James L. Nelson.

Chair: Mr. Echevarria

The Board has determined that all the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and Nasdaq rules and (2) financially literate. Messrs. Echevarria and Nelson are “audit committee financial experts,” as defined in the applicable SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (4 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at xerox.com/governance.

The responsibilities of the Compensation Committee include:

•	Oversee development and administration of the Company’s executive compensation plans;

•	Set the compensation of the CEO and other executive officers;

•	Review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;

•	Oversee the evaluation of the CEO and other executive officers;

•	Have sole authority to retain and terminate the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers;

•	Be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;

•

Conduct an independence assessment of any compensation consultants to the Compensation Committee, including consideration of the six independence factors required under SEC rules and Nasdaq listing standards[1]; and

•	Review and approve employment, severance, change-in-control, termination, and retirement arrangements for executive officers.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s Proxy Statement (beginning on page [XX]) and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The CD&A discusses the material aspects of the Company’s compensation objectives, policies, and practices. The Compensation Committee’s report appears on page [XX] of this Proxy Statement.

[1]

The listing of Xerox Holdings Corporation common stock transferred from NYSE to Nasdaq effective September 21, 2021. Prior to such transfer, the Compensation Committee’s practices complied with the applicable NYSE listing requirements.

The Compensation Committee has not delegated its authority for compensation for executive officers. The Compensation Committee has, however, delegated to the Vice Chairman & CEO authority under the Company’s equity plan to grant equity awards to employees who are not executive officers or officers directly reporting to the Vice Chairman & CEO. The Vice Chairman & CEO is also responsible for reviewing goals, evaluating performance and setting the compensation for officers who are not executive officers or officers directly reporting to the Vice Chairman & CEO.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2021, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed beginning on page [XX] of this Proxy Statement.

Members: Cheryl Gordon Krongard, Scott Letier and Margarita Palàu-Hernàndez.

Chair: Ms. Krongard

The Board has determined that all the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and Nasdaq corporate governance rules. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, no member of our Board of Directors is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity.

Corporate Governance Committee (4 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at xerox.com/governance.

The responsibilities of the Corporate Governance Committee include:

•	Identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;

•	Advise the Board regarding Board composition, procedures and committees;

•	Develop, recommend to the Board and annually review the Corporate Governance Guidelines applicable to the Company;

•	Review significant environmental and corporate social responsibility matters;

•	Administer the Company’s Related Person Transactions Policy;

•	Evaluate and recommend director compensation to the Board; and

•	Oversee the annual Board and committee evaluation processes.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Cheryl Gordon Krongard, Scott Letier, Jesse A. Lynn and Margarita Palàu-Hernàndez.

Chairman: Mr. Letier

The Board has determined that all the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the Nasdaq rules.

Finance Committee (3 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at xerox.com/governance. The responsibilities of the Finance Committee include:

•	Review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy;

•	Review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and

•

Review the Company’s policy on derivatives and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.

Members: Keith Cozza, Joseph J. Echevarria and Steven D. Miller.

Chair: Mr. Cozza

The Board has determined that all the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the Nasdaq rules.

Technology Committee

A copy of the charter of the Technology Committee is posted on the Company’s website at xerox.com/governance. This committee was formed in February 2022 and so did not meet in 2021.

The responsibilities of the Technology Committee include:

•

review, and advise the Board with respect to, the strategic direction of the Company’s Innovation business unit (“PARC”) and the Company’s software business (“CareAR”) in matters of technology, innovation and capital allocation, including investments in research and development and commercial initiatives; and

•	identify, and advise the Board with respect to, risks and opportunities that could have a significant impact on the operations and strategic goals of PARC and/or CareAR.

Members: Scott Letier, Steven D. Miller and James L. Nelson.

Chair: Mr. Miller

The Board has determined that all the members of the Technology Committee are independent under the Company’s Corporate Governance Guidelines and the Nasdaq rules.

Attendance of Directors

Attendance: 12 meetings of the Board and 24 meetings of the Board committees were held in 2021. All directors attended at least 75% of the total number of meetings of the Board, and Board committees on which they served, during the period in which they served as a Xerox director, unless they had been recused from the meeting. To encourage transparency and free exchange of information, all directors generally attended all the Board committee meetings, regardless of whether they were a member of the committee that was meeting. The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All directors attended the 2021 Annual Meeting of Shareholders, which was held virtually. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

SUMMARY OF DIRECTOR ANNUAL COMPENSATION

2021 Compensation of Directors

Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Mr. Visentin did not receive any additional compensation for his service on the Board during 2021.

During 2021, the annual cash retainer for directors was $85,000 (for the period from the 2021 Annual Meeting to the 2022 Annual Meeting); the value of the annual equity retainer for directors was $200,000 (for the period from one annual meeting to the next annual meeting); the chair of the Audit Committee received an additional $30,000; Audit Committee members each received an additional $15,000; the chair of the Compensation

Committee received an additional $25,000; Compensation Committee members each received an additional $12,500; the chair of the Corporate Governance Committee received an additional $20,000; the chairs of the Finance Committee and Technology Committee received an additional $15,000; and the Corporate Governance, Finance and Technology Committee members each received an additional $10,000. The additional fee for the independent (non-executive) Chairman of the Board was $100,000 per year. In addition, there is an annual total compensation cap of $750,000 for each non-employee director. Because we have an independent Chairman of the Board, we do not have a Lead Independent Director. Although the 2021 Amendment and Restatement of the Equity Compensation Plan for Non-Employee Directors (“2004 Directors Plan”) would permit it, the Board has determined that directors currently do not have an option to receive additional equity in lieu of cash fees. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Directors currently receive their annual equity retainer in the form of RSUs, unless they elect to receive DSUs (new DSUs) (described below) instead of RSUs, with such election to be made prior to the year in which the new DSUs are earned. RSUs generally vest one year following the date of grant and are paid out in shares of our common stock within 30 days of the vesting date. New DSUs generally vest one year following the date of grant but are not paid out until 30 days following a director’s termination of Board service.

All non-employee directors are expected to establish a meaningful equity ownership interest in the Company, which is currently equal in value to five times the annual Board cash retainer. This requirement shall be achieved within five years of the initial date of election as director and may be achieved by a director holding RSUs, DSUs (including old DSUs as described below) or a combination of both.

Prior to 2019, the director’s annual equity retainer was paid by Xerox Corporation in DSUs (old DSUs). By serving on the Board for a period of approximately one and a half years, a director would hold old DSUs equivalent in value (as of date of grant) to at least three times a director’s current annual cash retainer. The longer a director served on the Board and was paid an equity retainer in the form of old DSUs, the larger his or her equity ownership interest in the Company would become because, by their terms, all old DSUs are required to be held by directors until the earlier of one year after the termination date of Board service or the date of death. If there is a change in control of the Company, the terms of the 2004 Directors Plan provide that DSUs (old and new) be paid out in cash as soon as practicable.

Each director is prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock (collectively, hedging). “Short sales” are also prohibited. Under the Company’s insider trading policy, directors are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for directors who have entered into trading plans pursuant to SEC Rule 10b5-1. In addition, under the Company’s insider trading policy, directors are prohibited from pledging Xerox stock, including depositing Xerox securities in margin accounts at brokerage firms, or using Xerox stock as collateral.

DSUs are a bookkeeping entry that represent the right to receive one share of common stock at a future date. Vested DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of common stock would be entitled to receive in dividends. Vested RSUs (which are issued in the form of common stock following vesting) receive regular cash dividends at the same time and in the same amount as other shareholders, subject to vesting. Dividend equivalents are not credited with respect to DSUs or RSUs that have not vested; however, when DSUs or RSUs initially vest, they are credited with dividend equivalents equal to the dividends that would have been paid during the vesting period. DSU dividend equivalents are paid in the form of additional DSUs, and RSU dividend equivalents are paid in the form of cash. The DSUs and RSUs are issued under the 2004 Directors Plan, which was approved by Xerox Corporation shareholders at the 2004 Annual Meeting of Shareholders, adopted in 2019 by Xerox Holdings Corporation upon consummation of the merger of Xerox Corporation into a subsidiary of Xerox (Reorganization) and amended and restated, with shareholder approval, in 2021. Awards that were outstanding prior to the Reorganization are to be paid in shares of Xerox common stock.

Individually, the compensation for each non-employee director for the year 2021, which under our director compensation program covers the period May 2021 to May 2022, was as follows:

Name of Director	Fees Earned or Paid in Cash $ (1)(2)	Stock Awards $ (2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred $	All Other Compensation $ (3)	Total $

Keith Cozza	$200,000	$200,000	-	-	-	-	$400,000

Joseph J. Echevarria	$125,000	$200,000	-	-	-	-	$325,000

Cheryl Gordon Krongard	$120,000	$200,000	-	-	-	-	$320,000

Scott Letier	$120,836	$200,000	-	-	-	-	$320,836

Jesse A. Lynn(4)	$55,417	$116,667	-	-	-	-	$172,084

Nichelle Maynard-Elliott	$100,000	$200,000	-	-	-	-	$300,000

Steven D. Miller	$100.000	$200,000	-	-	-	-	$300,000

James L. Nelson	$103,336	$200,000	-	-	-	-	$303,336

Margarita Palàu-Hernàndez	$107,500	$200,000	-	-	-	-	$307,500

(1)

Although the amount of cash fees is shown in this column, the Board determined that, beginning May 20, 2021, all cash fees would instead be paid in the form of RSUs or DSUs as elected by the individual directors. This column reflects the value of the RSUs or DSUs, as the case may be, that were awarded in payment of the cash fees.

(2)

The value of compensation awarded in the form of DSUs or RSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs and RSUs awarded during 2021, and excludes dividend equivalents accrued during the period.

Effective January 1, 2019, we changed from awarding DSUs quarterly in advance to awarding DSUs and/ or RSUs annually on the date of the annual meeting of shareholders. The DSUs and/or RSUs awarded annually are for the period from annual meeting to annual meeting, rather than the fiscal year in which they were awarded, and fully vest when the director completes the year of service from one annual meeting to the next annual meeting. For 2021, all but one Director elected to receive DSUs instead of RSUs for the equity portion of their compensation.

The total number and value of all DSUs (vested and unvested and including DSU dividend equivalents) as of the end of 2021 (based on the December 31, 2021 closing market price of our Common Stock of $22.64) held by each director is as follows: Mr. Cozza, 38,179 ($864,373); Mr. Echevarria, 51,354 ($1,162,655); Ms. Krongard, 51,136 ($1,157,720); Mr. Letier, 41,491 ($939,357); Mr. Lynn, 8,779 ($198,757); Ms. Maynard-Elliott, 13,063 ($295,747); Mr. Miller, 12,847 ($290,857); Mr. Nelson, 12,629 ($285,921); and Ms. Palàu-Hernàndez, 13,391 ($303,173).

(3)

In accordance with applicable SEC rules, dividend equivalents accrued in 2021 on DSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the DSUs and RSUs.

(4)	Amounts shown for Mr. Lynn are prorated because he joined the Board in November 2021.

For information on compensation for Mr. Visentin, a director and the Vice Chairman and Chief Executive Officer of Xerox, see the Summary Compensation Table beginning on page [XX].

2022 Compensation of Directors

For 2022, the annual equity retainer for directors will remain at $200,000. As of May 20, 2021, and until otherwise changed by the Board, the annual cash fee of $85,000, the cash fee for serving as independent (non-executive) Chairman of the Board and the various committee cash fees will no longer be paid in cash but will instead be paid in the form of additional RSUs or additional new DSUs, as elected by the individual directors, and will be for service from annual meeting to annual meeting instead of on a calendar year basis. Directors will continue to receive cash reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group that, owns beneficially more than 5% of any class of the Company’s voting securities as of February 28, 2022, except as otherwise set forth below.(1)

Name and Address of Beneficial Owner	Common Stock		Series A Preferred Stock		Percent of Total Current Voting Power (3)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Mr. Carl C. Icahn c/o Icahn Capital LP 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160	31,142,681 (4)	20.11%	-	-	20.02%

Darwin Deason 5956 Sherry Ln., Suite 800 Dallas, TX 75225	15,283,657 (5)	9.87%	180,000	100%	10.26%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,183,558 (6)	9.16%	-	-	9.12%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,617,636 (7)	8.79%			8.76%

(1)

The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power, or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D/A) filed by the named entity with the SEC. BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares. Percentage ownership of our Common Stock in the table is based on 154,850,427 shares of Common Stock outstanding as of February 28, 2022.

(2)	Percentage ownership of our Series A Preferred Stock in the table is based on 180,000 shares of Series A Preferred Stock outstanding as of February 28, 2022.

(3)

As of February 28, 2022, there were 154,850,427 shares of our Common Stock and 180,000 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock, as a single class. The shares of Series A Preferred Stock were convertible into 6,741,572 shares of Common Stock as of February 28, 2022, and are entitled to one vote for each ten shares of Common Stock into which they are convertible. As a result, the shares of Series A Preferred Stock are entitled to an aggregate of 674,157 votes. This column is intended to show total current voting power and does not take into account shares of our Common Stock that may be acquired within 60 days of February 28, 2022 pursuant to the conversion of Series A Preferred Stock.

(4)

Based solely on the Schedule 13D/A filed on April 30, 2021, represents shares of Common Stock held by Carl C. Icahn and the following group of entities associated with Mr. Icahn: Icahn Partners Master Fund LP (Icahn Master), Icahn Offshore LP (Icahn Offshore), Icahn Partners LP (Icahn Partners), Icahn Onshore LP (Icahn Onshore), Icahn Capital LP (Icahn Capital), IPH GP LLC (IPH), Icahn Enterprises Holdings L.P. (Icahn Enterprises Holdings), Icahn Enterprises G.P. Inc. (Icahn Enterprises GP), Beckton Corp. (Beckton) and Mr. Icahn (collectively, the Reporting Persons). A business address of each of Icahn Master, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton, and Mr. Icahn is 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. The Reporting Persons may be deemed to be the beneficial owner of, in the aggregate, 31,142,681 shares of Common Stock.

Icahn Master has sole voting power and sole dispositive power with regard to 12,936,896 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 18,205,785 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

(5)

Based solely on the Schedule 13D/A filed on May 3, 2021, Darwin Deason has sole voting power and sole dispositive power for 15,283,657 shares of Common Stock (including 6,741,572 shares issuable on the conversion of 180,000 shares of Series A Preferred Stock), and has no shared dispositive or shared voting power for any of the shares.

(6)

Based solely on the Schedule 13G/A filed on February 8, 2022, BlackRock, Inc. and its subsidiary companies have sole voting power for 13,258,650 shares of Common Stock and sole dispositive power for 14,183,558 shares of Common Stock, and have no shared voting power or shared dispositive power for any of the shares. BlackRock, Inc. and its subsidiary companies may be deemed to beneficially own a total of 14,183,558 shares of Common Stock.

(7)

Based solely on the Schedule 13G/A filed on February 10, 2022, the Vanguard Group, Inc. and its subsidiary companies have sole voting power for 0 shares of Common Stock, sole dispositive power for 13,411,802 shares of Common Stock, shared voting power for 91,234 shares of Common Stock and shared dispositive power for 205,834 shares of Common Stock. The Vanguard Group, Inc. and its subsidiary companies may be deemed to beneficially own a total of 13,617,636 shares of Common Stock.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of February 28, 2022, were as follows.

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest

Steven J. Bandrowczak	193,891	596,460

Keith Cozza	50,000	88,179

Joseph J. Echevarria	0	51,354

Michael D. Feldman	229,803	389,433

Xavier Heiss	86,000	292,545

Cheryl Gordon Krongard	25,000	76,136

A. Scott Letier	4,384	46,024

Jesse A. Lynn	0	8,779

Nichelle Maynard-Elliott	0	13,063

Steven D. Miller	0	13,069

James L. Nelson	0	12,778

Louis J. Pastor	62,881	239,144

Margarita Paláu-Hernández	5,500	18,891

Giovanni (John) Visentin	845,040	1,958,068

All directors and executive officers as a group (19)	1,755,591	4,590,977

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding at February 28, 2022. The amount beneficially owned by all directors and executive officers as a group was approximately 1.1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers identified as “Named Executive Officers” in accordance with SEC rules. Shares of Common Stock which directors and executive officers had a right, within 60 days of February 28, 2022, to acquire upon the exercise of options or rights or upon vesting of performance share units, deferred stock units or restricted stock units are included on a gross basis. However, Messrs. Cozza, Echevarria, Letier, Lynn, Miller and Nelson and Mmes. Krongard, Maynard-Elliott and Paláu-Hernández each hold deferred stock units granted as part of such individual’s director compensation which, until paid out following termination of Board service, do not permit voting of the underlying shares of Xerox Common Stock and therefore are not included in the Amount Beneficially Owned column (but are included in the Total Stock interest Column). Shares held in a grantor retained annuity trust or by family members and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All of these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned by such person (but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table).

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column, plus stock options, performance shares, restricted stock units and deferred stock units, as applicable, held by directors and executive officers that are not exercisable or payable within 60 days of February 28, 2022.

Address: Unless otherwise noted, the address of each person named in the table is c/o Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% or greater shareholders to file with the SEC reports of ownership and changes in ownership of Common Stock of the Company. Based solely on our review of those reports and written representations that no other reports were required to be filed, the Company believes that all Section 16 reports for its directors and executive officers were timely filed during 2021.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders,

On behalf of the entire Compensation Committee of the Board of Directors, I want to thank you for your support of Xerox.

First, we fully acknowledge last year’s failed Say-on-Pay vote. You told us you did not support our 2020 compensation decisions — and we heard you. We spent 2021 reaching out and reflecting on your input. We did the hard work to redesign our programs for 2022 and we reached out to ask for more feedback. We explained what we’ve changed, what we haven’t and why. As Chair of the Committee, I have been personally engaged in our outreach efforts, speaking directly with many representatives of our institutional shareholders this season. We thank you for candidly sharing both concerns and praise, and I am confident that we have fully responded. Please read our Say-on-Pay Votes and Shareholder Engagement section on page XX for details.

I would also like to provide some context for the Company’s 2021 executive compensation programs described in this report. Our expectation entering 2021 was that in-office work would normalize following the global rollout of effective COVID-19 vaccines. However, the emergence of new variants of COVID-19 in 2021 caused customers to delay plans to return employees to the workplace. In the second half of the year, we experienced an unprecedented level of supply chain disruption, inhibiting our ability to install ordered equipment. The confluence of these developments caused revenue and profits to fall below our expectations for the year. Despite these challenges, Xerox continued to execute on our strategic priorities: We grew free cash flow while continuing to invest in innovation; we began monetizing investments in innovation; and we returned almost double the amount of free cash flow generated to shareholders through share buybacks and the consistent payment of quarterly dividends.

As we head into 2022, we have reasons to be optimistic. Demand for our equipment remains strong, as evidenced by our elevated backlog. We continue to see a strong correlation between return-to-work trends, page volumes, and post-sale revenue. As a result, we expect revenue and profits to improve as supply chain conditions ease and employees return to workplaces – both of which are expected to begin benefiting our Print & Services business in the second half of 2022.

Standing up new businesses is a key component of Xerox’s strategic plan and directly supports our goal of monetizing innovation. In 2021, we stood up three new businesses: CareAR, FITTLE (formerly Xerox Financial Services), and Innovation (PARC). We also made progress toward our goal of monetizing and strategically diversifying our investments in innovation and will continue these efforts in 2022.

Project Own It, Xerox’s enterprise-wide initiative to simplify operations, enables the Company to drive continuous improvement and free up capital to reinvest in the business. In 2021, we exceeded our targeted Project Own It gross cost savings of $375 million. We will continue to streamline and optimize our operations in 2022. Savings generated by Project Own It allow us to invest in our operations, targeted adjacencies and innovation focus areas and ultimately help improve our long-term revenue trajectory.

At our core is a deep and long-lasting commitment to corporate social responsibility, a pledge to inspire and support our people, conduct business ethically across the value chain and preserve our planet. This commitment stems from our corporate values established over sixty years ago: succeeding through satisfied customers; delivering quality and excellence in all we do; requiring a premium return on assets; using technology to develop market leaders; valuing and empowering our employees; and behaving responsibly as a corporate citizen.

Today, we continue this legacy by turning investments in innovation into products and services that help our customers be more productive, profitable and sustainable. We do this in our own operations, as well as in workplaces, communities and cities around the world. We recognize the world’s challenges in the areas of climate change and human rights and the role we play in tackling those challenges. We fast-tracked our roadmap to net zero to 2040, 10 years earlier than initially planned. Additionally, we continued to leverage our CSR Council, which includes all executive management and stakeholders, to govern and oversee our progress. We shared our roadmap to net zero for the first time in our 2021 CSR Report. Our roadmap covers our full value chain and focuses on improving processes and energy efficiency as well as designing environmentally responsible products and clean technologies that extend far beyond print.

From our earliest days as a company, Xerox has demonstrated a steadfast commitment to corporate social responsibility, including through employee-driven philanthropy. Together, Xerox and our employees are creating real impact and sustainable change for the greater good.

Our efforts are focused on four strategic areas to maximize change:

•	Strong and vibrant communities

•	Education and workforce preparedness

•	Science and technology

•	Disaster relief

Diversity, Inclusion and Belonging (DIB) are essential to our culture and value system. For over half a century, Xerox has been a leader in this space and continues to be at the forefront of driving change within our Company and our communities. To support this, our DIB roadmap and our actions during 2021 focused on:

•	Diverse Pipeline

•	Partnership

•	Culture Change

•	Community Outreach

•	Accountability

We are confident that our executive compensation programs support our strategies and initiatives, secure our talent, and drive shareholder value creation. We invite you to consider the additional information about our compensation philosophy and decisions found in the Compensation Discussion and Analysis (“CD&A”) on the following pages.

Our “Say-on-Pay” proposal is found on page XX of this Proxy Statement, and the Board recommends that you vote ‘FOR’ this proposal. We value the opinions of our shareholders, and the Compensation Committee will take into account the outcome of this vote when making future compensation decisions.

Sincerely,

Cheryl Gordon Krongard

Chair, Compensation Committee

EXECUTIVE SUMMARY

Fiscal 2021 Strategy and Achievements

Our strategy is both flexible in its application and strong in its foundation. Our emphasis continues to be on creating a more agile, simple and effective organization by focusing on speed, accountability and reinforcing a culture of continuous improvement.

Looking ahead, our strategy is to maintain overall market share leadership in our traditional print and services markets and grow our position in strategic adjacencies such as IT and Digital Services. We also continue to invest in innovation and scale new businesses targeting significant growth markets.

Our four strategic initiatives remain at the center of what we do to deliver results to all stakeholders and guide our compensation programs. The table below shows our strategies and achievements under each of these initiatives.

Strategic Initiatives
Drive Revenue	Optimize Operations for Simplicity	Monetize Innovation	Focus on Cash Flow and Increasing Capital Returns

Drive increased adoption and utilization of CareAR

Scale IT Services and RPA in the small and medium-sized business (SMB) market

Grow our global financing solutions business (rebranded as FITTLE in 2022)

Expand distribution of digital solutions among existing Print and Services clients

Continuously improve operating efficiency, revenue flow-through and return on assets

Invest in augmented reality, robotic process automation (RPA), business process outsourcing, analytics and system enhancements to drive efficiencies

Leverage $250 million corporate venture fund to bolster investment and innovation

Add value-added equity partners to accelerate development and market penetration

Embed PARC’s technology into new and existing businesses

Maximize annual free cash flow[1] generation Deploy excess capital for strategic M&A Engage in 2021 opportunistic share repurchases

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

Fiscal 2021 was an extraordinary and challenging year for Xerox as we grappled with the COVID-19 crisis and, at the same time, progressed on our transformation journey. Our leadership team remained focused on stabilizing the business and made significant progress in our transformation journey. Our success depends on attracting, retaining and motivating a highly productive global workforce. Following are some key accomplishments:

•

Achieved gross cost savings ahead of our targeted $375 million under Project Own It. Since its initiation in the second half of 2018, Project Own It has generated approximately $1.8 billion in gross cost savings, freeing up cash to reinvest in our operations, targeted adjacencies and new markets. We also began commercializing certain efficiencies developed internally, such as RPA and advanced security solutions.

•	Returned close to 200% ($1.1 billion) of free cash flow[1] to shareholders through share repurchases and dividends in 2021—far exceeding our commitment to return at least 50%.

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

•	Expanded our top market-share spot in total equipment sales revenue in our territories. We maintained the number one position in both mid and production segments and gained share in the entry segment.

•

Delivered growth in our IT services business (despite an increase in IT hardware backlog) and our Digital Services business, which includes services such as Digital Mailroom and Digital Cloud and Hub Print.

•	Announced the formation of CareAR, an augmented reality-driven service experience management platform, along with an investment from ServiceNow valuing CareAR at $700 million.

•

Grew originations for our global financing solutions business (rebranded as FITTLE in 2022) by 14%, including an expanded penetration within XBS, despite lower originations of Xerox equipment due to supply chain challenges.

•

Formed Eloque, a joint venture with the Victorian Government (AU) (VicGov) to commercialize IoT sensor-based technology that will remotely monitor the structural health of critical infrastructure assets, such as roads and railway bridges. Eloque’s bridge monitoring solution was deployed in Australia during the year and Eloque is working with multiple state departments of transportation in the U.S. to start deploying pilots, while continuing talks in select European countries. The joint venture plans to triple the number of bridges in Australia using its fiber optic sensing technology during the first half of 2022.

•

Launched the commercial version of ElemX’s liquid metal 3D printer. Multiple units were sold in the first year of operation, and the pipeline of new customers spans a range of industries, including heavy manufacturing, aerospace and defense and automotive industries.

•

In cleantech, completed the alpha prototype testing of a next-gen air conditioner and signed an agreement with a leading HVAC manufacturer to inform requirements for a beta prototype, which is expected to be completed by the end of 2022.

•

Reaffirmed our commitment to diversity, inclusion and belonging (DIB) by developing a new roadmap to identify areas where we can have a bigger impact on employees and society. To support this, our roadmap and our actions during 2021 continued to focus on: building a diverse pipeline, strengthening relationships with external organizations, reinforcing a Company-wide culture of belonging, extending our reach into the communities that we serve and fostering accountability by measuring our progress against our ESG metrics.

•

In 2021, Xerox employees volunteered for approximately 10,900 hours and we have set our 2022 goal at 15,000 Xerox employee volunteer hours. Our efforts are focused on four strategic areas to maximize change: building strong and vibrant communities, investing in education and workforce preparedness, supporting scientific research and technology for our Company and the world, and providing aid to our employees and neighbors in crises.

2021 Named Executive Officers

This Compensation Discussion and Analysis explains the key elements of the compensation of our Company’s named executive officers (NEOs) and describes the objectives and principles underlying our Company’s executive compensation program for 2021. For 2021, our NEOs were:

Executive	Current Title

Giovanni (John) Visentin	Vice Chairman and Chief Executive Officer

Steven J. Bandrowczak	President and Chief Operations Officer; and Chairman, CareAR, a Xerox Company

Xavier Heiss[1]	Executive Vice President, Chief Financial Officer

Michael D. Feldman	Executive Vice President, President Americas Operations and Global Document Services

Louis J. Pastor	Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer

[1]	Mr. Heiss was promoted to the Chief Financial Officer role effective January 1, 2021.

OUR EXECUTIVE COMPENSATION GUIDING PRINCIPLES

The following core principles reflect our philosophy with respect to NEO compensation. These principles, established and refined from time to time by the Compensation Committee, are intended to:

•	Reward our senior executives for attaining financial performance targets;

•	Hold our senior executives accountable for the performance of the business units, divisions or functions for which they are responsible; and

•	Motivate our senior executives to collectively make decisions about the Company that will deliver enhanced value to our shareholders over the long term.

Executive Compensation Guiding Principles

Reinforce our Business Objectives and Values

•  Reward contributions that increase profit, revenue, cash flow and shareholder value.

•  Develop and maintain the commitment of our customers and employees.

•  Continue commitment to diversity, inclusion and belonging while supporting our talent strategy.

Link Pay and Company Performance without Motivating Unnecessary Risk

•  Over 80% of our NEO compensation on average is designed to be at risk and actual compensation varies from year to year based on performance.

•  Through an independent risk analysis, the Compensation Committee monitors whether our compensation programs motivate executives to take unnecessary risk that could jeopardize the health and future of the Company.

•  Incentive opportunities based on both annual and long-term incentive plan objectives are designed to promote strong annual results and the Company’s long-term viability and success.

•  NEOs are required to own shares of Company stock in order to further align their financial risk and rewards with those of our shareholders.

Be Fair and Competitive

•  The Compensation Committee reviews peer group compensation data as well as other third-party compensation surveys annually to ensure that our executive compensation programs are competitive.

•  Our compensation program ensures pay levels are aligned with performance, individual contributions, and other factors.

•  The practices we use to set base pay, retirement and savings, and health and welfare benefits for the NEOs are generally consistent with the practices used to set compensation and benefits for our other senior level employees.

Executive Compensation Best Practices

The Compensation Committee regularly reviews executive compensation best practices and makes changes to the Company’s programs as appropriate. Our program reflects best practices as follows:

What We Do	What We Don’t Do

✓  Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.

✓  Use multiple sources of data including peer group and survey information as reference points to assess total target compensation.

✓  Require double-trigger vesting of equity awards upon a change in control[1].

✓  Impose clawback provisions enabling recovery of annual and long-term incentive compensation, non-qualified pension benefits and severance payments under the Officer Severance Program in the event of detrimental activity.

✓  Maintain stock ownership and post-retirement stock holding requirements for executive officers.

✓  Require non-compete and non-solicitation agreements during employment and post-employment, as permissible under local law.

✓  Provide minimal executive perquisites.

✓  Design compensation programs with controls to mitigate risk.

✓  Engage an independent compensation consultant that advises the Compensation Committee on executive compensation and non-employee director compensation matters and performs no other services for Xerox.

✓  Conduct continuous shareholder outreach to discuss matters related to executive compensation and corporate governance.

✗   NO payment of dividends or dividend equivalents before RSUs are vested or PSUs are earned. Additionally, no payment of dividends or dividend equivalents on stock options, or on PSUs earned in excess of target performance.

✗   NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012, and no Company contributions under our non-qualified deferred compensation plan, which was closed to new contributions after 2018.

✗   NO payment of tax gross-ups on perquisites other than in connection with relocation and tax equalization for international assignment allowances.

✗   NO excise tax gross-ups in change-in-control arrangements.

✗   NO hedging or pledging of Xerox stock by executive officers.

✗   NO employment agreements (unless customary under applicable law or in connection with new hire arrangements).

Compensation Structure

Our compensation structure includes base salary, annual cash incentive (Management Incentive Plan or MIP) and long-term equity incentive (Executive Long-Term Incentive Program or E-LTIP) awards.

Overall, the aggregate total target compensation of our NEOs is within the competitive range of peer group and survey medians. In addition, the mix of pay elements as a percent of total target compensation is similar to that of our peers.

(1)

Mr. Visentin’s offer letter was renegotiated in 2019 to sunset its single-trigger provision; see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A for further information.

Reference the Summary Compensation Table on page XX.

Type of Pay	Purpose	Key Characteristics

Base Salary
Fixed	• Fixed cash compensation based on the individual’s experience, skills and competencies, relative to competitive market value of the role

•  Reflects competitive market conditions and individual performance

•  Commensurate with scope of responsibility, internal value of the position and impact to the Company, reflecting internal pay equity

Annual Cash Incentive (MIP)
Performance-Based	• Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial and strategic metrics

•  Target opportunities are based on market data and reflect impact to the Company

•  Metrics are intended to drive consistent growth and shareholder value creation by measuring successful execution of our current strategy

•  Inclusion of ESG modifier or metric underscores the importance of our environment, safety and people in a measurable and objective way

•  Actual awards are based on achievement of measurable performance targets

Long-Term Incentives (E-LTIP)
Restricted Stock Units (RSUs)	• Aligns with market practice • Promotes retention in a highly competitive marketplace	• Comprises 40% of grant • Graduated service-based vesting schedule (33%, 33% and 34%, on the first, second and third anniversaries of the grant date)
Performance-Based Restricted Stock Units (PSUs)

•  Aligns compensation with key indicators of success of our strategy

•  Encourages focus on long-term shareholder value creation through profitable growth and increase in stock price over time

•  Promotes retention through long-term performance achievement and vesting requirements

Aligns with succession planning objectives

• Comprises 60% of grant • Cliff vesting three-years from grant date • Payouts based on achieving performance metrics reflecting creation of shareholder value

Linking Pay to Performance

In 2021, our compensation programs demonstrated alignment between the compensation paid to our Named Executive Officers and the Company performance results they delivered. Our compensation programs are designed to:

•	Pay for performance

•	Attract and retain first-class talent

•	Reward past performance

•	Motivate future performance

Our executive compensation program is aligned with our business strategy and designed to create long-term shareholder value. By making performance a substantial element of compensation, we link our executives’ interests to the interests of our shareholders. We reward NEOs when the Company achieves short- and long-term performance objectives and we reduce or eliminate performance-based compensation when the Company does not achieve those objectives.

Vice Chairman and CEO Pay for Performance

To illustrate the pay and performance alignment of our executive compensation program, the chart below presents the target total direct compensation provided to Mr. Visentin in 2021 and the realizable target total direct compensation value as of March 1, 2022. Realizable pay includes i) base salary, ii) actual 2021 annual cash incentive payout (MIP), and iii) projected value of 2021 PSU and RSU grants at target, revalued using a March 1, 2022 share price of $18.81.

[1]	Realizable at target, except Annual Cash Incentive (MIP) at actual payout of 64.8%.

SAY-ON-PAY VOTES AND SHAREHOLDER ENGAGEMENT

At the Company’s 2021 Annual Shareholders Meeting last May, our Say-on-Pay advisory vote on the 2020 compensation of our named executive officers received the support of shareholders representing only 31% of the votes cast. Xerox management and the Board of Directors did not take this result lightly. As detailed below, the Company has taken significant and thoughtful actions in direct response to last year’s vote, including the following:

•	Comprehensive review of incentive plan design, resulting in changes for 2022;

•	Focused shareholder outreach on executive compensation, led by the Chair of the Compensation Committee of the Board of Directors; and

•	Enhanced disclosure of shareholder feedback and Xerox responses in this year’s proxy statement.

We believe that our approach to engaging openly with our shareholders increases corporate accountability, improves decision making, and ultimately creates long-term value. We are committed to:

•	Accountability: Drive and support leading corporate governance and board practices to promote oversight, accountability, and good decision making.

•

Transparency: Maintain high levels of transparency on a range of financial, governance, and corporate responsibility issues to build trust and sustain two-way dialogue that supports our business success.

•	Robust Engagement: Proactively engage with shareholders and stakeholder groups, in dialogue on a range of topics to identify emerging trends and issues to inform our thinking and approach.

•

Incorporating Feedback: As a result of our engagement with shareholders, we receive valuable commentary and insights regarding our governance and compensation practices. We refine our programs to balance feedback from our shareholders and what we believe is needed to effectively motivate our executive officers and achieve our goals.

2021 / 2022 Shareholder Engagement Cycle

Our Board of Directors and leadership team maintain a robust and continuous shareholder engagement program. Our program calls for proactive engagement throughout the year with a significant and diverse portion of our institutional shareholders, on any topics they wish to discuss. Topics include matters related not only to executive compensation, but also business results and initiatives; human capital management; and environmental, social and governance (ESG) matters. This year however, we knew it was important to focus our efforts on making meaningful changes in response to the 2021 Say-on-Pay vote. We used what would have been our Fall outreach period to instead review and redesign our annual and long-term incentive programs in response to shareholder feedback. We began proactive outreach in Winter 2022 to communicate program changes and solicit shareholder feedback.

While our Board and management team have regular contact with investors regarding business performance and operations, this year we focused our compensation, governance and corporate responsibility related outreach efforts in the early winter months of 2022. This timing better enabled us to communicate important new design changes to our annual and long-term incentive plans and respond to previous shareholder feedback in a more meaningful way.

Shareholder Outreach – Winter 2022

Percent Contacted 81.6%	Percent Engaged 37.2%

We pursued multiple avenues for shareholder engagement, including video and teleconference meetings with shareholders who accepted our invitations to engage.

The Chair of the Compensation Committee and members of senior management, including senior leaders directly involved in compensation design, ESG/sustainability, diversity and human capital matters participated in the meetings with shareholders on these topics, yielding a highly constructive dialogue on all sides. Feedback received from our shareholders throughout the year is regularly shared with all members of the Board of Directors. We will continue to reach out to our shareholders and consider how best to align our executive compensation programs with shareholder interests.

The shareholders we heard from were pleased with our thoughtful responses to their questions and in particular with the recent changes to our annual and long-term incentive plan designs. The following table summarizes key points we have heard from shareholders and how we have responded.

Commitment to Investor Engagement

What We Heard From Investors	Our Perspective / Actions Taken
Pay and Performance: Expressed concern with granting one-time retention bonuses

•  In the unprecedented circumstances of 2020, Xerox made a significant and necessary investment in employee retention in the form of one-time bonuses.

•  That action has proven effective, especially in the executive ranks, enabling Xerox to retain 100% of the executive officer team and 90% of senior leaders overall.

•  We are committed to further strengthening the linkage between pay and performance at Xerox. In light of the negative view of one-time bonuses, Xerox did not award any such bonuses in 2021 and we do not anticipate doing so in 2022.

Incentive Plan Design: Expressed concern with overlapping metrics between the Annual and Long-Term Incentive plans

•  For 2022, Xerox has eliminated the overlap in metrics for our annual and long-term incentive plan designs.

•  Eliminating the overlap in our metrics aligns well with executive compensation best practices and institutional shareholder and proxy advisor guidelines.

Our 2022 annual incentive plan metrics are:

•  Revenue (20%)

•  Adjusted[1] Operating Margin (20%)

•  Free Cash Flow[1] (40%)

•  ESG goals (20%)

Our 2022 long-term incentive PSU metrics are

•  Share Price (50%)

•  Adjusted[1] Earnings Per Share (EPS) (50%)

2021 Annual and Long-term Incentive Metric Targets: Expressed concern with lower performance targets year-over-year (2021 compared to 2020)

•  2020 targets were set before COVID-19; 2021 targets were set at the height of office closures.

•  Our 2022 targets were set at levels aligned to the Company’s strategic plan and financial forecasting.

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

What We Heard From Investors	Our Perspective / Actions Taken
Disclosing Annual and Long-term Incentive Targets: Expressed concern with not disclosing targets and performance ranges

•  Xerox does not publicly disclose specific performance goals and ranges during the performance cycle, but discloses them after the cycle has ended.

•  Targets and performance ranges are based on the Company’s financial plan information disclosed on investor calls but generally also include an aspirational component, which is not intended to be taken into account in market expectations.

Annual and Long-term Incentive Plan Design: Expressed concerns with achievability of past performance targets

•  In an effort to support our competitive pay for performance philosophy and alignment to market, we established wider threshold and maximum performance ranges in our 2022 incentive plan designs.

•  For our annual incentive design (MIP), threshold is set at 75% of target for each metric, and the maximum range varies depending on the metric.

•  For the long-term incentive design (E-LTIP), threshold and maximum are set at 80% of target and 120% of target, respectively.

•  Additionally, the Committee established a different, more challenging target and performance range, applicable only to the Vice Chairman & CEO, for the stock price metric for E-LTIP PSUs.

Long-term Incentive Plan Design: Expressed concern with use of Absolute Metrics versus Relative Metrics

•  This topic is frequently discussed and debated by the Compensation Committee.

•  Absolute metrics were thoughtfully selected to provide focus and simplification in a transformation period for the Company and to avoid rewarding executives for only minimizing business downside relative to the industry.

•  For Xerox, the correlation between return-to-work trends, page volumes and post-sale revenues remains strong, which suggests employees print when they return to the office and clients continue to value printing services.

•  We will continue to revisit the use of Relative metrics.

ESG disclosure and governance: Continue to view our ESG disclosures as best-in-class, but prefer ESG as a performance metric rather than payout modifier

•  To further emphasize our focus on Corporate Social Responsibility, we have:

•  Transitioned our Environmental, Social, and Governance goals from a modifier in our 2021 annual incentive design to a weighted, funded, strategic performance metric (not a modifier) in our 2022 annual incentive plan.

•  With a significant 20% weighting, our 2022 ESG metric includes goals related to training on Xerox’s roadmap to net zero and climate change, promoting employee safety, and increasing the representation of women and diverse employees.

What We Heard From Investors	Our Perspective / Actions Taken
Peer Group: Expressed concern with relevance of our current peer group

•  With the assistance of its independent compensation consultant, the Compensation Committee reviews peer group composition annually. We recognize that our positioning against this group is shifting as our business transforms, and this will be re-evaluated during our annual review to ensure appropriate benchmarks and market comparisons.

•  A review occurred during 2021 and a decision was made to keep the same peer group. Xerox is in a transformational stage and focused on both:

•  Expanding market share in print and adjacencies (IT services).

•  Standing up businesses with respect to financing, software, and innovation so we are competing for talent in various and diverse markets.

Board Diversity: Expressed concern with Board demographics

•  In 2021, five new highly qualified directors joined our Board of Directors, resulting in three directors who identify as women, and three directors who identify as racially or ethnically diverse.

•  Additionally, we have enhanced our disclosure around Board diversity to adopt the Nasdaq diversity disclosure matrix format.

Director Engagement: Expressed concern with Director availability and number of directorships

•  All members of the Xerox Board of Directors take seriously their responsibility to act as good stewards of shareholder interests.

•  We take pride that all Directors attend and participate in all Board Committee meetings. We consider this to be a best practice and believe it differentiates Xerox among most other public companies. This helps to ensure that our Directors are engaged and knowledgeable about the Company.

Shareholder Outreach and Responsiveness: Expressed concerns with communication, transparency of feedback and responsiveness

•  As described above, we continue to implement communication strategies to reach our shareholders in a timely manner, so their concerns can be voiced and Xerox can be transparent regarding feedback received and actions taken in response.

•  In response to the lack of Say-on-Pay support in 2021, we proactively reached out to shareholders and have addressed nearly all concerns raised by shareholders and proxy advisory firms, including and in addition to the meaningful pay program changes we have highlighted above.

•  We acknowledge that some of this feedback had been received over multiple years; however, meaningful pay program changes often evolve over a multi-year horizon.

•  Our changes for 2022 demonstrate that we have been listening.

We will continue to reach out to our shareholders and consider how best to align our executive compensation programs with shareholder interests.

2021 COMPENSATION ACTIONS

Base Salary

Given the business challenges, most base salaries remained unchanged in 2021.

Executive	Annual Base Salary ($)

Giovanni (John) Visentin	1,200,000

Steven J. Bandrowczak	525,000

Xavier Heiss[1]	499,312

Michael D. Feldman	575,000

Louis J. Pastor	500,000

1 -

The base salary for Mr. Heiss reflects his promotion to EVP and CFO on January 1, 2021. Mr. Heiss’s base salary is denominated and paid in Euros; it is shown in U.S. Dollars (USD) at an exchange rate of 1.1348 USD per EUR, consistent with the exchange rate used to translate financial statement amounts as disclosed in the Company’s 2021 Annual Report on Form 10-K.

Performance Metrics, Results and Payout: 2021 MIP

The 2021 MIP goals were aligned with our 2021 operating plan at the time they were established; they were designed to be challenging, yet achievable and were established prior to the prolonged effects of the pandemic and global supply chain disruptions.

For each metric, subject to that metric’s weighting: (i) the payout for achieving target-level performance is 100% of the target incentive amount; (ii) the payout for achieving maximum-level performance is 200% of the target incentive amount; (iii) the payout for achieving threshold-level performance is 50% of the target incentive amount; and (iv) if performance results for the metric are below threshold level, achievement for that metric is zero and is weighted in the overall payout factor calculation.

There is no payout unless at least one metric is achieved at or above the threshold level established by the Compensation Committee. Payouts are made proportionately for performance results at levels between threshold and target, and between target and maximum.

The 2021 performance measures and weightings for our MIP were: Absolute Revenue (unadjusted for currency),1 Adjusted1 Operating Margin, and Free Cash Flow1 (weighted equally). These metrics directly align the interests of approximately 1,300 MIP-eligible leaders with the interests of our shareholders.

•	Company financial performance metrics did not meet the threshold level for either Absolute Revenue (unadjusted for currency)[1], or Adjusted[1] Operating Margin.

•	The Free Cash Flow[1] metric was achieved between target and maximum performance which, when weighted, resulted in an overall payout of 57.3% of target.

The Company introduced ESG objectives into the annual incentive plan, acknowledging direct feedback obtained from our extensive shareholder outreach efforts. Since this was our first year incorporating ESG objectives, we chose to do so as a modifier, with the payout based on achievement of the financial metrics to be increased or decreased by up to 10% of the target incentive opportunity based on the Company’s achievement of key ESG objectives, with the resulting payout not to exceed 200% of the target incentive opportunity.

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

The Committee evaluated performance relative to the following established sustainability, safety and diversity and inclusion objectives:

Quantitative Objectives:

•	Environmental — Develop a comprehensive Greenhouse Gas (GHG) reduction plan

•	Safety — Days Away From Work case rate worldwide (DAFW)

•	Social — Increase representation of women and diverse employees at professional level roles

Qualitative Objectives:

•	Social — Execute against the 2021 Diversity, Inclusion & Belonging (DIB) roadmap initiatives

Quantitative and qualitative performance against the stated ESG objectives was above target and resulted in a +7.5% modifier to the MIP payout.

Overall, 2021 MIP payouts were significantly below target; however, we delivered above-target performance for both the Free Cash Flow1 metric and the goals underlying the MIP’s ESG modifier, resulting in a payout factor of 64.8% of target. The Compensation Committee did not exercise any discretion, and limited payouts to the formulaic application of the 64.8% payout factor. A summary is displayed in the table below.

2021 MIP Results (in millions, except % data)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2021 Performance Results	Payout Range (Payout Factor)	Weighted Payout Factor

Absolute Revenue[1]	33.3%	$7,200	$7,400	$7,600	$7,038	Below Threshold (0.00)%	0.0%

Adjusted Operating Margin[1]	33.3%	6.6%	7.6%	8.6%	5.3%	Below Threshold (0.00)%	0.0%

Free Cash Flow[1]	33.3%	$475	$525	$575	$561	Between Target and Maximum (172)%	57.3%

ESG Modifier	+/- 10%					Above Target	+7.5%

2021 MIP Factor							64.8%

1	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

2021 MIP Payout

Executive	Annual Base Salary ($)	Target MIP Incentive (% of Salary)	Target MIP Incentive ($)	Payout Factor	Actual 2021 MIP Payout ($)

Giovanni (John) Visentin	1,200,000	150%	1,800,000	64.8%	1,166,400

Steven J. Bandrowczak	525,000	100%	525,000	64.8%	340,200

Xavier Heiss[1]	499,312	100%	499,312	64.8%	323,554

Michael D. Feldman	575,000	100%	575,000	64.8%	372,600

Louis J. Pastor	500,000	100%	500,000	64.8%	324,000

1 -

Mr. Heiss’s base salary is denominated and paid in Euros; it is shown in U.S. dollars (USD) at an exchange rate of 1.1348 USD per EUR, consistent with the exchange rate used to translate financial statement amounts as disclosed in the Company’s 2021 Annual Report on Form 10-K.

Performance Metrics and Grant: 2021 E-LTIP

Our E-LTIP awards are granted annually. The 2021 annual cycle grants were made under the Xerox Holdings Corporation Performance Incentive Plan. To ensure that executive pay remains aligned with the shareholder experience, the Compensation Committee did not grant any off-cycle equity awards in 2021, or alter any PSU performance targets, despite the business challenges resulting from the prolonged effects of the pandemic and global supply chain disruptions. Our 2021 E-LTIP design includes awards granted in the form of performance share units (PSUs) (60%) and time-vesting restricted stock units (RSUs) (40%). The grant date for these awards was January 11, 2021 to closely align with the underlying performance period for the PSUs. Earned PSUs cliff-vest three years from the grant date, subject to the Compensation Committee’s certification of performance results. RSUs vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date. PSUs are earned based on achieving pre-established performance goals over a three-year performance period (2021 through 2023).

Following vesting of RSUs and the later of vesting or earning of PSUs, dividend equivalents are paid in cash on vested shares in an amount equal to the dividends the executive would have received had the executive owned the same number of shares of Xerox Common Stock (but not to exceed the target number of shares for PSUs) throughout the vesting period.

2021 E-LTIP

Vehicle	Performance Measure	Mix	Weighting	Performance Period	Vesting	Rationale
Performance Share Units (PSUs)	Absolute Revenue[1]		25%	January 2021—December 2023 (cumulative)	Cliff vesting on the third anniversary of the grant date (subject to performance results)	Focuses on improving the top line and is aligned with business strategy
	Free Cash Flow[1]	60%	25%	January 2021—December 2023 (cumulative)		Focuses on reducing costs, improving productivity and profitable revenue
	Absolute Share Price[1]		50%	Last 20-trading-day average closing price at the end of the performance period (December 2023), plus the value of accumulated dividends during the 3-year performance period		Focuses on stock price appreciation and achieving goals to maximize shareholder returns (inclusive of accumulated dividends), which is appropriate during the organization’s transformational period
Restricted Stock Units (RSUs)	Service-based	40%	—	January 2021—December 2023	Vesting schedule of 33%, 33% and 34%, on the first, second and third anniversaries of the grant date	Aligns with market practice and promotes retention in a highly competitive marketplace

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

2021 E-LTIP Grant Values

Executive	2021 E-LTIP ($)	PSUs (60%) ($)	RSUs (40%) ($)
Giovanni (John) Visentin	10,000,000	6,000,000	4,000,000
Steven J. Bandrowczak	3,650,000	2,190,000	1,460,000
Xavier Heiss	2,000,000	1,200,000	800,000
Michael D. Feldman	1,350,000	810,000	540,000
Louis J. Pastor	1,550,000	930,000	620,000

Performance Results and Payout: 2019 E-LTIP

The 2019 E-LTIP was based on three years of performance (2019 through 2021) with all financial measures based on total Company results. For additional information on the 2019 E-LTIP performance measures and definitions, refer to Exhibit 10(e)(44) of the Xerox Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 25, 2019.

•	Threshold performance levels were not met for any of the three financial metrics (Absolute Share Price[1], Absolute Revenue (unadjusted for currency)[1] and Free Cash Flow1), resulting in no payout.

The Compensation Committee did not modify or adjust any in-cycle performance awards to reflect the challenges to the business to ensure that executive pay remained aligned with the shareholder experience. A summary is displayed in the table below.

2019 PSU Results (in millions, except share price)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2019 PSU Award Performance Results	Performance Results	Weighted Payout Factor

Absolute Share Price[1]	50%	$30.00	$35.00	$40.00	$24.39	Below Threshold (0.00)%	0.00%

Absolute Revenue[1]	25%	$27,613	$27,913	$28,513	$23,144	Below Threshold (0.00)%	0.00%

Free Cash Flow[1]	25%	$3,135	$3,435	$3,735	$2,367	Below Threshold (0.00)%	0.00%

Actual 2019 E-LTIP PSU Award Performance Factor							0.00%

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

Performance Results and Payout: 2018 E-LTIP

The 2018 E-LTIP was based on one year of actual performance results (2018) and two years at target (2019 and 2020), as determined by our Board in December 2018. For additional information, refer to the Company’s Proxy Statement for the fiscal year ended December 31, 2018 filed with the SEC on April 18, 2019. For additional information on the 2018 E-LTIP performance measures and definitions, refer to Exhibit 10(e)(31) of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018.

The E-LTIP PSU performance measures approved by the Compensation Committee for 2018 were as follows: CAGR Revenue Growth at constant currency1, Free Cash Flow1 and Relative Total Shareholder Return1. Performance results against these measures are shown in the table below.

2018 PSUs Results Based on One Year (2018) of Performance Results and Two Years (2019 and 2020) at Target (in millions, except % data):

Performance Measure						Percentage Earned by Performance Period[2]
	2018 Threshold (50% Payout, except RTSR of 35%)	2018 Target (100% Payout)	2018 Maximum (200% Payout)	Actual 2018 Performance Results	2018 Payout Range	2018	2019	2020
CAGR Revenue Growth at constant currency[1]	(3.8)%	(2.8)%	(0.8)%	(4.9)%	Below Threshold	0%	100%	100%
Free Cash Flow[1]	$822	$850	$1,000	$1,160	Maximum	200%	100%	100%
Relative Total Shareholder Return[1]	25.0%	50.0%	80.0%	76.5%	Between Target and Maximum	188.2%	100%	100%
Weighting						33.3%	33.3%	33.3%
Actual Performance Results (cumulative % earned x weighting)						129.4%	100.0%	100.0%
Actual 2018 E-LTIP PSU Award Performance Factor (three-year average)								109.8%

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

(2)	2018 based on actual performance results; 2019 and 2020 treated as target-level performance.

Looking Ahead to 2022

The Compensation Committee, in its ongoing process of soliciting, reflecting on, and incorporating shareholder feedback, and in support of the Company’s long-term business strategy, has taken the following actions for 2022:

1.

Evolving the MIP: We maintained the MIP’s focus on Company financial performance by retaining the three corporate financial metrics from 2021 — Absolute Revenue (unadjusted for currency)[1], Adjusted Operating Margin[1] and Free Cash Flow[1]. Free Cash Flow[1] weighting was increased to 40% of MIP payout because it is considered the most critical measure in connection with this period of the Company’s transformation, is heavily influenced by management’s execution of business strategy, and provides an indicator of future growth potential. Absolute Revenue[1] and Adjusted[1] Operating Margin are weighted 20% each. To further emphasize the importance of sustainability, safety and diversity and inclusion objectives to the Company’s success, the Committee changed the ESG payout

(1)	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure modifier from the 2021 MIP design to a weighted performance metric for 2022, which will account for 20% of the total MIP target. The Compensation Committee does not intend to exercise any discretion, and intends to limit payouts to a formulaic application of the weighted performance results.

2.

Eliminating Overlapping Metrics: The 2022 E-LTIP design continues to be weighted heavily to performance-based awards, with 60% of the target award granted as PSUs and 40% as RSUs. In direct response to shareholder feedback, the Committee redesigned the PSU financial metrics for the 2022 grants. Absolute Revenue (unadjusted for currency)[1] and Free Cash Flow[1] have been replaced by Adjusted[1] Earnings Per Share (EPS)[1] (50% weight) to emphasize profitability while eliminating overlapping metrics with the MIP. The Committee retained the use of Absolute Share Price[1] (50% weight) as the other PSU metric in the 2022 design. As with 2021 E-LTIP awards, PSUs are subject to 3-year-cliff, performance-based vesting, and RSUs are subject to service-based vesting on a schedule of 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.

3.

Adopting new Compensation Framework for Value Creation: As explained at the Xerox Investor Conference in February 2022, standing up new businesses such as CareAR is a key component of the Company’s strategic plan and directly supports our goal of monetizing innovation. In January 2022, the Compensation Committee approved the framework of an arrangement under which certain employees, including NEOs other than the Company’s Vice Chairman & CEO, may be granted a transaction bonus award that would be payable only in the event of a future “liquidity event” transaction with respect to a particular business unit (e.g., IPO, sale, spin) that creates incremental value for Xerox. The framework is intended to reward an individual for extraordinary contributions to the growth and successful monetization of the business unit in a way that creates value for Xerox shareholders. Approval of this framework does not contradict our statement that no one-time bonuses have been granted since the 2020 retention awards. If any awards are granted under the framework, payment is permitted only if and when a liquidity transaction is consummated to monetize Xerox’s investment in the business. Under the framework, award amounts are denominated as a percentage of Xerox’s incremental gain on investment—directly linking payouts with performance against a key strategic objective of Xerox. This design is inherently pay-for-performance because it only provides for a share in the incremental increase between the business unit’s value at grant date and the return realized by Xerox in the liquidity transaction. There will be no payout if no liquidity transaction occurs or no increase in value is realized.

4.

Continuing to Align Pay and Performance: In light of the negative view of one-time bonuses by proxy advisory firms and institutional shareholders, and to avoid unintentionally undermining the linkage between pay and performance, Xerox did not award such bonuses in 2021 and does not intend to do so in 2022.

5.	Strengthening Shareholder Outreach and Responsiveness: We will continue to reach out to our shareholders and consider how best to align our executive compensation programs with shareholder interests.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM

Oversight

The Compensation Committee administers the executive compensation program on behalf of the Board and our shareholders.

All directors who serve on the Compensation Committee are independent directors in accordance with applicable Nasdaq standards, including heightened independence requirements for Compensation Committee members. Their biographies appear beginning on page XX of this Proxy Statement.

The Compensation Committee’s responsibilities are discussed beginning on page XX of this Proxy Statement. A complete description of the Compensation Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/governance.

Role of Independent Compensation Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, FW Cook, to assist with its responsibilities. The compensation consultant generally attends Compensation Committee meetings and provides advice to the Compensation Committee. The compensation consultant also meets regularly with Compensation Committee members without management being present. FW Cook reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate the engagement at any time. The Compensation Committee reviewed FW Cook’s independence under SEC and Nasdaq rules and determined there is no conflict of interest.

During fiscal year 2021, FW Cook provided the following services:

•

Regularly updated the Compensation Committee on trends in executive compensation and proactively advised on emerging trends and best practices, including in connection with the prolonged impact of the COVID-19 pandemic on performance and compensation design;

•

Reviewed officer compensation levels and the Company’s overall performance compared to a peer group made up of organizations with which the Company is likely to compete for executive expertise and/or which share with the Company a similar business model in one or more areas;

•	Reviewed incentive compensation designs for MIP and E-LTIP programs;

•	Advised the Compensation Committee on peer group companies for pay and performance comparisons;

•	Reviewed the Compensation Discussion and Analysis and related compensation tables for this Proxy Statement;

•	Reviewed Compensation Committee meeting materials with management and the Committee Chair before distribution;

•	Attended Compensation Committee meetings and, as requested, meetings in executive session;

•	Offered independent analysis and input on Vice Chairman & CEO compensation; and

•	Advised on other compensation matters as requested.

PROCESS FOR SETTING COMPENSATION

Competitive Market Information

Each year, the Compensation Committee receives and reviews a report comparing the compensation of our NEOs with the compensation of the NEOs of the companies in our peer group. This comparison includes peer group compensation data from the most recent proxy statements for these elements of pay:

•	Base salary

•	Performance-based annual Management Incentive Plan (MIP)

•	Total cash compensation (base salary plus MIP)

•	Performance-based Executive Long-Term Incentive Program (E-LTIP)

•	Total compensation (total cash compensation plus E-LTIP)

The Compensation Committee reviews the peer group total target compensation (including the individual elements noted above) for each NEO. The competitive peer group market data is prepared, analyzed and presented to the Compensation Committee by FW Cook, the Committee’s independent compensation consultant. FW Cook also provides a broader set of survey data that is size-adjusted to reflect companies of similar revenue scope.

When setting compensation, the Compensation Committee also reviews the Company’s performance in relation to the peer group as well as individual performance and contributions by each NEO.

Peer Group

The Compensation Committee regularly reviews the composition of the compensation peer group and makes modifications as appropriate. The 2021 peer group* was approved by the Compensation Committee in July 2020 following an assessment and guidance from FW Cook.

The Compensation Committee has determined that these peer group companies on the whole are:

•	Appropriate in size (considering revenue, market capitalization, EBIT, enterprise value, and assets);

•	Comparable in terms of business complexity and industry focus;

•	Companies with which Xerox is likely to compete for executive talent; and/or

•	Companies that share a similar business model and/or similar business content in one or more areas to our traditional business.

As we grow our position in strategically adjacent businesses, invest in innovation and scale new businesses, the Compensation Committee will continue to re-evaluate the peer group and make changes as needed.

2021 Peer Group*
Applied Materials, Inc.	Juniper Networks, Inc.	Western Digital Corporation
CGI Group Inc.	Keysight Technologies	Zebra Technologies
DXC Technology Company	Motorola Solutions, Inc.
Flex Ltd.	NCR Corporation
Hewlett Packard Enterprise Company	NetApp, Inc.
HP, Inc.	Seagate Technology plc
Jabil Inc.	TE Connectivity Ltd.

* -	First Data Corporation was removed from the peer group due to its acquisition by Fiserv, Inc. in 2019.

CEO and NEO Performance Goals

Following a thorough review of the external market, business outlook, business plan and budgets, the Compensation Committee sets performance goals for the Vice Chairman & CEO. The Vice Chairman & CEO in turn sets performance goals, aligned with his objectives, for the other NEOs. For 2021, Mr. Visentin’s performance goals were focused primarily on the Company’s financial goals related to Absolute Revenue1, Adjusted1 Operating Margin and Free Cash Flow1.

[1]	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

Compensation Determination

As shown in the chart below, the Compensation Committee follows a thorough and multi-faceted process to establish compensation for our NEOs.

Compensation Committee Assessment	Compensation Committee Considerations	Final Steps
• Overall Company performance • Past contributions • Expected future contributions • Succession planning objectives • Retention objectives • Internal pay equity • Peer group data

•  Evaluation of Vice Chairman & CEO’s performance relative to specified performance objectives

•  Vice Chairman & CEO’s evaluation of the management team, their contributions and performance

•  Vice Chairman & CEO’s recommendations for compensation actions for other NEOs

•  Competitive executive pay practices

•  Financial feasibility

•  Vice Chairman & CEO’s self-assessment

•  Input from the Compensation Committee’s independent consultant

•  Review of evolving market practices, regulatory developments, the market for executive talent and compensation philosophy from the Compensation Committee’s independent consultant

•  After receiving input from the Vice Chairman & CEO, the Compensation Committee makes its own assessments and formulates compensation amounts. Once all components of compensation are established, the Compensation Committee verifies that the total compensation for each NEO is appropriate and competitive

Total Target Compensation

As previously noted, the Compensation Committee follows a thorough and multi-faceted process to establish total target compensation for our NEOs. Below is the 2021 total target compensation for the NEOs as approved by the Compensation Committee.

	Annual Base Salary ($)[1]	Target MIP (% of Salary)[1]	Target MIP ($)[1]	E-LTIP (RSUs and Target PSUs) ($)	Total Target Compensation (Base + Target MIP + E-LTIP) ($)

Giovanni (John) Visentin	1,200,000	150%	1,800,000	10,000,000	13,000,000

Steven J. Bandrowczak	525,000	100%	525,000	3,650,000	4,700,000

Xavier Heiss[2]	499,312	100%	499,312	2,000,000	2,998,624

Michael D. Feldman	575,000	100%	575,000	1,350,000	2,500,000

Louis J. Pastor	500,000	100%	500,000	1,550,000	2,550,000

1 -	Reflects annual base salary and target incentive; actual payouts are based on NEO service in each role.

2 -

Mr. Heiss’s base salary and MIP are denominated and paid in Euros. The amount shown in U.S. dollars reflect an exchange rate of 1.1348 USD per EUR, consistent with the exchange rate used to translate financial statement amounts as disclosed in the Company’s 2021 Annual Report on Form 10-K.

Target Pay Mix

The charts below show the 2021 pay mix for our NEOs and the portion of their total compensation that is at risk. The target pay in the charts represents base salary, target MIP incentive awards and grants of E-LTIP incentive awards at target (which include a PSU and RSU component).

•	91% of pay for our Vice Chairman & CEO is at risk and creates alignment with shareholders

•	83% of our pay for other NEOs is at risk and creates alignment with shareholders

Setting MIP Targets and Determining Payout

The following chart shows our annual process for setting MIP targets and determining payout of the prior year’s awards. This process typically takes place in the first quarter of each year.

Role	Responsibility

Board of Directors	• Reviews Company results for prior year • Considers annual operating plan for the current year

Vice Chairman & CEO

•  With the Chief Financial Officer (CFO), assesses prior year performance

•  Recommends actions related to payment of awards based on prior year performance

•  Recommends to the Compensation Committee performance measures for the current year

•  Recommends establishment of MIP incentive target awards for the current year for the other NEOs

Compensation Committee

•  With the input of the Vice Chairman & CEO and CFO, assesses prior year performance against goals

•  With the input of the Vice Chairman & CEO, determines awards earned for the prior year

•  Sets performance measures and weightings for the current year, including the threshold, target and maximum goals for each measure; payout ranges; potential adjustment categories; and overall design

Setting E-LTIP Targets and Determining Grants

The following chart shows our annual process for setting E-LTIP targets and determining grants. This process typically takes place in the first quarter of each year.

E-LTIP Planning Process

Actions the Compensation Committee takes annually with respect to E-LTIP awards

•  For completed performance periods, determines the number of PSUs, if any, earned by each NEO based on the results for the performance period

•  For the new PSU cycle, establishes overall design, performance measures and weightings; threshold, target, and maximum achievement levels for each measure with associated payout ranges

Specific actions taken for 2021 E-LTIP Grants

•  Approved new E-LTIP grant values and grant dates for NEOs

•  Approved program design, performance measures and weightings. Set threshold, target, and maximum achievement levels for each measure with associated payout ranges

Process for Determining MIP and E-LTIP Results and Payouts

After the end of each fiscal year, the CFO certifies the financial results used by the Compensation Committee to make compensation decisions. The CFO attends Compensation Committee meetings to discuss financial targets and results for the annual Management Incentive Plan (MIP) and the Executive Long-Term Incentive Program (E-LTIP) as described in the CD&A. Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the Vice Chairman & CEO and the Chief Human Resources Officer. The Compensation Committee meets in executive session to review and approve compensation actions for the Vice Chairman & CEO.

MIP

•

Each performance measure is assessed and calculated independently. The weighted results of each measure, if achieved at least at the threshold level, are added together to determine the overall payout factor, subject to application of the ESG modifier.

•

Subject to the Compensation Committee’s review and approval, any material unusual or infrequent charges or gains/(losses) may be excluded from the MIP incentive calculations in order to obtain normalized operational results of the business.

•

Even if pre-established performance measures are achieved, the Compensation Committee retains the discretion to adjust the calculated incentive payout, as it deems appropriate, based on overall Xerox performance. The Compensation Committee may use its discretion to adjust a payout based on individual performance, provided that an individual executive’s award never exceeds 2 times the executive’s target award opportunity.

E-LTIP

•

Performance results for each PSU performance metric, subject to that metric’s weighting, are combined to determine the number of PSUs earned, as a percentage of the target number of PSUs awarded, as follows: (i) achieving threshold performance equates to 50% of target; (ii) achieving target performance equates to 100% of target; (iii) achieving maximum performance equates to 200% of target; and (iv) if performance results for the metric are below the threshold level, zero achievement is used for that metric when calculating the percentage of PSUs earned.

•

Payouts are made proportionately for achievement between threshold and target, and between target and maximum. No PSUs are earned if performance is below the threshold level for all of the performance metrics established by the Compensation Committee. Payout of PSUs is conditioned on actual achievement of the pre-established performance measures and satisfaction of the service-based vesting requirements.

•

The target numbers of PSUs and RSUs granted to our NEOs were determined by dividing the approved E-LTIP grant-date values (dollar amount) by the fair value on the grant date (or last trading day prior to the grant date if the market was closed on the grant date).

•	For RSUs, fair value is the closing price of Xerox Common Stock on the date of grant.

•

For PSUs, fair value was determined as follows: one-half based on the closing price of Xerox Common Stock on the grant date (for the Absolute Revenue[1] and Free Cash Flow[1] metrics) and one-half based on a Monte Carlo valuation (for the Absolute Share Price[1] metric).

•	Any earned PSUs are paid as shares, as soon as practicable following the later of such approval or the PSU vesting date.

Risk Assessment

FW Cook, the independent consultant to the Compensation Committee, conducted an assessment of risk arising from the Company’s compensation programs. The assessment included reviews of our pay mix, incentive plan metrics and goal setting, performance appraisals, and other risk mitigation policies.

Based on the assessment of programs covering our executives for 2021, the Compensation Committee determined that our compensation plans, programs, and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company. The Compensation Committee believes that our programs encourage appropriate behavior while balancing risk and reward, consistent with the interests of our shareholders.

[1]	Refer to the “Non-GAAP Financial Measures” section for an explanation of the non-GAAP financial measure or performance measure.

NAMED EXECUTIVE OFFICER WITH UNIQUE COMPENSATION ARRANGEMENT

Giovanni (John) Visentin

In May 2018, the Company entered into a letter agreement in connection with hiring Mr. Visentin as the Company’s Vice Chairman & CEO. The agreement provides for $1,200,000 base salary, 150% annual incentive target and $10,000,000 long-term incentive target annually.

Under Mr. Visentin’s amended letter agreement (April 17, 2019), equity awards granted on or after May 15, 2020 become fully vested due to a Change in Control only if followed by an involuntary termination of employment (other than for Cause) or a voluntary termination for Good Reason (i.e., “double-trigger” vesting).1 Following a Change in Control, in the event of Mr. Visentin’s involuntary termination without Cause or voluntary termination for Good Reason, he also would be entitled to:

•	Cash payments equal to 2.99 times the sum of his base salary and his target annual incentive;

•	His annual incentive for the year of termination, based on actual results; and

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Mr. Visentin’s amended letter agreement also provides that, in the event of an involuntary termination without Cause or voluntary termination for Good Reason prior to a Change in Control, he would be entitled to:

•	Cash payments equal to two times the sum of his base salary and his target annual incentive;

•	A prorated annual incentive for the year of termination, based on actual results;

•	Full vesting of outstanding equity awards that would have become vested during the two-year period following his termination date; and

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Under Mr. Visentin’s amended letter agreement, Good Reason generally means any of the following circumstances, provided he has not consented in writing to the circumstances, has notified the Company in writing within 90 days of the first occurrence, and the Company has not remedied such circumstance within 30 days of such notice:

•	Diminution of authority, duties, or responsibilities;

•	Change in title or reporting relationship;

•	Reduction in annual base salary, annual target incentive, and/or long-term incentive opportunity;

•	Change in principal place of employment of more than 25 miles;

•	Failure by the Company to continue any compensation or benefit plan or vacation policy unless an alternative is provided that is no less favorable; or

•	Failure of the Company to comply with its obligations under the agreement.

For additional information, please see the section entitled Potential Payments Upon Termination or Change In Control.

[1] -

The Company negotiated an amended letter agreement with Mr. Visentin in 2019, sunsetting the single-trigger feature in direct response to shareholder feedback. Awards granted prior to May 15, 2020 continue to be governed by the pre-amendment provision; these pre-amendment awards (to the extent they are earned, in the case of PSUs have largely become time-vested; only a portion of Mr. Visentin’s January 13, 2020 E-LTIP award remains unvested and (to the extent earned, in the case of PSUs) is scheduled to vest on January 13, 2023.

PENSION AND SAVINGS PLANS

Pension and Savings Plans

The only NEO who participated in a pension plan in 2021 was Mr. Heiss, as described below. The other NEOs were eligible to participate in the Company’s tax-qualified defined contribution plan, the Xerox Corporation Savings Plan, as described below.

Xerox Corporation Savings Plan (401(k) Savings Plan)

Messrs. Visentin, Bandrowczak, Pastor and Feldman were eligible to participate in the Company’s 401(k) Savings Plan in the same manner as all other U.S. employees covered by the plan. With the exception of Mr. Pastor, each of these NEOs participated in the 401(k) Savings Plan in 2021. These NEOs were eligible to contribute a portion of their eligible pay on a tax-deferred or Roth basis, subject to IRS qualified plan compensation limits, the IRS annual limit on 401(k) deferral contributions, and the plan’s limit on the percentage of pay contributed by highly compensated employees. The Company did not make any matching contributions or other employer contributions to the 401(k) Savings Plan for 2021 (other than for eligible union employees). Thus, no NEO received Company contributions to the 401(k) Savings Plan for 2021.

The Xerox Corporation Supplemental Savings Plan, a non-qualified deferred compensation plan, was closed to new contributions after 2018, but the existing account balances of Messrs. Visentin and Feldman continue to generate earnings in accordance with the terms applicable to all participants with existing account balances in that plan. See Non-Qualified Deferred Compensation for the 2021 Fiscal Year for further information.

French Pension and Retirement Plans

Mr. Heiss, a citizen of France and employee of Xerox SAS, France, was eligible to participate in the following pension or retirement plans in 2021:

•	Defined Contribution Pension Plan for Directors of Xerox SAS, France

•	Contributions to the plan are based on earnings up to an annual cap of €205,680

•	Payments are managed by AXA, the program administrator, and are payable upon retirement (but not before age 62)

•	Earnings are credited to a participant’s account based on market investments selected by the participant

•	Retirement Indemnities Plan

•

French pension plan required under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015, a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions

•	Benefits are forfeited if an employee terminates before age 62

Mr. Heiss is not covered by U.S. tax-qualified or non-qualified plans (nor any retirement plans of other Xerox locations where he was previously on assignment).

PERQUISITES AND PERSONAL BENEFITS

General Benefits

The Company generally offers medical and dental coverage, life insurance, accidental death insurance and disability benefit programs or plans to all employees, as well as customary vacation, leave of absence and other similar policies. NEOs are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise provided.

Perquisites

The Compensation Committee periodically reviews the perquisites provided to NEOs. The Compensation Committee believes its policies regarding perquisites are conservative compared to those of other companies. The Company does not pay tax gross-ups in connection with perquisites (other than in connection with tax equalization for the international assignment allowances noted below):

•

Financial Planning: All NEOs are eligible to receive Company-paid financial planning assistance (up to $10,000 every two years). Solid financial planning by experts reduces the amount of time and attention that NEOs devote to their finances and maximizes the value of their compensation.

•

Chartered Aircraft: For purposes of security, productivity and efficiency, the Board of Directors requires Mr. Visentin to use chartered aircraft for business travel. Employees are permitted to accompany Mr. Visentin on the Company chartered aircraft solely for business purposes with prior authorization by Mr. Visentin.

•

Mr. Visentin also may use the Company chartered aircraft for personal travel and he may be accompanied by family members and guests. Mr. Visentin is wholly responsible for the tax consequences related to his personal use of Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of chartered aircraft.

•	Home Security: Mr. Visentin receives home security services to address safety concerns resulting from his position as our Vice Chairman & CEO.

•

International Assignment Allowances: Mr. Heiss, a citizen of France, was on international assignment and received an international assignment allowance in 2021 consistent with Company polices, which is customary for Xerox employees on international assignment.

For additional information and the total costs to the Company for providing perquisites and personal benefits to the NEOs during fiscal 2021, see the “All Other Compensation” column of the Summary Compensation Table.

CHANGE IN CONTROL BENEFITS

All of our NEOs have change in control severance agreements. These agreements are in the best interests of both the Company and our shareholders because they foster the continuous employment and dedication of key management without potential distraction or personal concern if Xerox were the potential subject of an acquisition or other change in control event. The Compensation Committee periodically reviews our change in control severance agreements against benchmark data to ensure that our arrangements are consistent with market practice.

Under the change in control agreements with each NEO other than Mr. Visentin, if employment terminates involuntarily (other than for cause, death, or disability) or voluntarily for Good Reason within two years following a change in control, the NEO would be entitled to:

•	Two times the sum of their annual base salary and target annual incentive award;

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months; and

•	Accelerated vesting of outstanding equity awards.

These agreements require that the executive agree to remain an employee of the Company for nine months following a “potential change in control” (as defined therein) or until the date upon which the NEO is first entitled to receive the benefits described above, if earlier. Severance payments to NEOs following a change in control are generally not conditioned on non-competition or non-solicitation obligations. Good Reason is defined in the change in control severance agreements.

Under Mr. Visentin’s offer letter as originally negotiated in 2018, in the event of a Change in Control (as defined therein), any outstanding equity awards would have become vested. As amended during 2019, the letter agreement provides that awards granted on or after May 15, 2020 become fully vested due to a Change in Control only if followed by an involuntary termination of employment (other than for cause) or a voluntary termination for Good Reason (i.e., “double- trigger” vesting).

In addition, if Mr. Visentin’s employment terminates involuntarily (other than for cause, death, or disability) or voluntarily for Good Reason following a Change in Control, he would be entitled to:

•	A lump-sum cash payment equal to 2.99 times the sum of his annual base salary and target annual incentive award;

•	His annual incentive award for the year of termination, based on actual results; and

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Mr. Visentin’s change in control payments and benefits are subject to his execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement. Good Reason is defined in the letter agreement. See the Named Executive Officer with Unique Compensation Arrangement section for further information.

Xerox does not provide any of the NEOs with excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the NEOs assuming a change in control of Xerox and a qualifying termination of employment are presented under the Potential Payments Upon Termination or Change in Control table.

EMPLOYMENT AND SEPARATION

NEOs serve at the will of the Board. This enables the Board to remove a NEO, consistent with applicable laws, whenever it is in the best interests of the Company, with discretion of the Compensation Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change in control, and except for Mr. Visentin, whose letter agreement includes a severance arrangement). When a NEO is removed from his or her position, the Compensation Committee exercises its business judgment in determining whether any special severance arrangement is appropriate in light of all relevant circumstances, including years of service with the Company, past accomplishments, the reasons for separation and requirements under applicable local law.

The Compensation Committee approved an Officer Severance Program in July 2018, the term of which was extended in January 2020 and again in February 2021, in each case with no substantive changes to the existing program design. The Officer Severance Program will expire on December 31, 2022 unless the Compensation Committee takes action to further extend it. Under the Officer Severance Program, an officer who is eligible to participate in the program due to a qualifying termination as defined therein will be entitled to receive:

•	One year of salary continuance and continuation of specified health and welfare benefits at active employee rates;

•	Prorated annual incentive award for the year of termination; and

•	At the Compensation Committee’s discretion, continued vesting of outstanding equity awards during the one-year salary continuance period.

The Officer Severance Program includes a covenant not to engage in activity that is detrimental to the Company, and payments and benefits under the program are conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.

The NEOs are generally eligible for the Officer Severance Program, except that the Officer Severance Program: (1) excludes from eligibility an officer with a written agreement providing for severance benefits upon separation; and (2) contains a non-duplication provision, pursuant to which payments and benefits under the Officer Severance Program are reduced by amounts required to be paid to the officer as severance under another arrangement or by operation of law. Thus, the treatment of Messrs. Visentin and Heiss under the Officer Severance Program would be as follows:

•

Mr. Visentin’s letter agreement provides for severance benefits and, in the event of severance, his benefits would be governed by that arrangement and he would not be eligible for the Officer Severance Program. See the Named Executive Officer with Unique Compensation Arrangement section for further information.

•

Any amounts payable to Mr. Heiss would be reduced by the severance benefits received under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015, a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions (XF-CBA). See the Potential Payments Upon Termination or Change in Control section for further information.

Except as described above, if the Compensation Committee does not approve a severance arrangement under the Officer Severance Program for a NEO whose employment is terminated, that officer would be covered under the Company’s regular U.S. severance policy, as applicable at the time of the separation.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Requirements

We require each NEO to build and maintain a meaningful level of stock ownership.

Level	Ownership Requirement

Vice Chairman & CEO	5 times base salary

Other NEOs	3 times base salary

NEOs must retain at least 50% of the shares acquired through the vesting of their annual E-LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the Vice Chairman & CEO and three months for other NEOs. The holding requirement essentially restricts the Vice Chairman & CEO from selling these shares prior to two earnings announcements following separation from employment (prior to one earnings announcement for other NEOs). For six months following separation, NEOs may only sell shares during a “window period” (as defined below under Trading, Hedging and Pledging). The Vice Chairman & CEO has the authority to permit discretionary hardship exceptions (other than for himself) from the ownership and holding requirements to enable participants with financial need to access their vested shares, but no such exceptions have ever been requested.

Shares that count toward ownership requirements include (i) shares owned outright (whether or not held in street name), (ii) outstanding unvested restricted stock and RSUs and (iii) PSUs when performance results have been determined.

Trading, Hedging and Pledging

Under the Company’s insider trading policy, executive officers are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. In addition, executive officers are expected to obtain approval from the Vice Chairman & CEO prior to selling Xerox securities. The only exception (to this expectation and to the window period restriction described in the preceding sentence) is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

Executive officers are prohibited from engaging in short-swing trading and trading in options (including puts, calls and straddles) and from otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Xerox securities. “Short sales” are also prohibited. Our anti- hedging policies and practices also apply to directors. In addition, executive officers are prohibited from pledging Xerox securities, including depositing Xerox securities in margin accounts at brokerage firms, and from using Xerox securities as collateral.

Compensation Recovery Policy (Clawbacks)

The Officer Severance Program (see Employment and Separation) and, typically, any individual separation arrangement with a NEO, includes a provision that rescinds severance payments if the recipient engages in activity that is detrimental to the Company. Clawback arrangements may also be included in letter agreements with executives.

In addition, the following plans provide for compensation recovery.

•

Under the 2004 Performance Incentive Plan and the Xerox Holdings Corporation Performance Incentive Plan (as amended and restated to date), if the Compensation Committee determines that a NEO has engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Xerox, the Compensation Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include:

•	A violation of a non-compete agreement with the Company;

•

Disclosing confidential information (except for reporting and other communications protected by “whistle blower” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd Frank);

•	Soliciting an employee to terminate employment with the Company;

•	Soliciting a customer to reduce its level of business with the Company; and

•	Engaging in any other conduct or act that is determined to be injurious, detrimental or prejudicial to any interest of the Company.

If a payment or award is rescinded, the NEO will be expected to pay the Company the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

•

Our E-LTIP equity award agreements, under the 2004 Performance Incentive Plan and Xerox Holdings Corporation Performance Incentive Plan (as amended and restated to date), include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements as required under Dodd Frank. Under this provision, the Company can recover, for the three prior years, any excess incentive-based compensation (over what would have been paid under the accounting restatement) from executive officers or former executive officers.

•	Annual incentive awards to NEOs under the MIP are also subject to the above clawback provisions.

•

Under the Xerox Corporation Supplemental Savings Plan, if a participant, including a NEO, is found to have engaged in detrimental activity, the Plan Administrator may reduce or rescind the matching contribution account balance and not pay such amounts to that individual.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s Vice Chairman & CEO and other NEOs, as well as certain former NEOs. As a result, compensation paid in excess of $1 million to each of our NEOs will generally not be deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and be included in the Proxy Statement for the 2022 Annual Meeting of Shareholders.

Cheryl Gordon Krongard, Chair

Scott Letier

Margarita Paláu-Hernández

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the CEO, the CFO and the next three most highly compensated executive officers who served during the fiscal year ended December 31, 2021 (collectively referred to as NEOs). The table includes the dollar value of base salary earned, bonus, stock and option awards, non-equity incentive plan compensation earned, change in pension value, if any, above-market non-qualified deferred compensation earnings, if any, and all other compensation, whether paid or deferred.

For a summary of the Compensation Committee’s decisions on the compensation awarded to our NEOs for fiscal 2021, please refer to the CD&A beginning on page XX.

Summary Compensation Table

Compensation elements reported in this Summary Compensation table and its accompanying notes are in U.S. dollars and rounded to the nearest dollar. For Mr. Heiss, compensation other than stock awards are denominated and paid in Euros; the amounts shown in U.S. dollars reflect conversion rates consistent with the exchange rate methodology described in the Company’s 2021 Annual Report on Form 10-K:

•	1.1348USD per EUR for 2021

•	1.2295USD per EUR for 2020

•	1.1197USD per EUR for 2019

Name & Principal Position	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C)	Option Awards ($) (D)	Non-Equity Incentive Plan Compensation ($) (E)	Change in Pension Value and NQDC Earnings ($) (F)	All Other Compensation ($) (G)	Total ($)

Giovanni (John) Visentin Vice Chairman and Chief Executive Officer	2021	1,200,000	-	10,000,023	-	1,166,400	-	52,454	12,418,877
	2020	1,200,000	900,000	16,000,092	-	-	-	44,268	18,144,360
	2019	1,200,000	-	10,000,029	-	1,760,400	-	177,005	13,137,434

Steven J. Bandrowczak President and Chief Operations Officer	2021	525,000	-	3,650,020	-	340,200	-	159	4,515,379
	2020	525,000	262,500	5,105,099	-	-	-	6,899	5,899,498
	2019	525,000	-	2,500,038	-	513,450	-	8,139	3,546,627

Xavier Heiss Executive Vice President, Chief Financial Officer	2021	499,312	-	2,000,014	-	323,554	-	562,800	3,385,680
	2020	468,619	222,148	1,610,141	-	-	447,575	358,526	3,107,009

Michael D. Feldman Executive Vice President, President Americas Operations	2021	575,000	-	1,350,027	-	372,600	-	159	2,297,786
	2020	575,000	287,500	2,415,069	-	-	-	159	3,277,728
	2019	575,000	-	2,200,012	-	562,350	-	8,559	3,345,921

Louis J. Pastor Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer	2021	500,000	-	1,550,021	-	324,000	-	-	2,374,021
	2020	500,000	250,000	2,120,090	-	-	-	116,057	2,986,147

A.	Mr. Heiss was promoted to the Chief Financial Officer role effective January 1, 2021.

B.

Annual MIP awards appear as “Non-Equity Incentive Plan Compensation” in column E. For 2020, the amounts shown represent the special one-time Leadership Retention Award approved by the Compensation Committee as part of the December 2020 Special Incentive Awards; no payouts were made under the MIP in respect of 2020.

C.

The amounts shown in this column represent the aggregate grant date fair values of equity awards in the form of PSUs and RSUs granted to our NEOs for each respective year. PSU awards under the 2021 E-LTIP were granted on January 11, 2021 and are reported at target performance. The grant-date fair value of these PSU awards at maximum performance would be as follows: Mr. Visentin — $12,000,020; Mr. Bandrowczak — $4,380,026; Mr. Heiss — $2,400,014; Mr. Feldman — $1,620,032; and Mr. Pastor — $1,860,019.

D.	Stock options were not granted in 2019, 2020 or 2021.

E.

The Non-Equity Incentive Plan payments under the 2021 MIP, based on 2021 performance, were approved by the Compensation Committee in February 2022. Actual payout as a percentage of target was 64.8% for each of the NEOs. For more information, see the 2021 Performance-Based Annual Management Incentive Plan section in the CD&A.

F.

Mr. Heiss participates in the Retirement Indemnities Plan, a French pension plan that we are required to maintain under a collective agreement with our employees in France. The change in pension value shown in this column is calculated by determining the change in the present value of the benefits from December 31, 2020 to December 31, 2021 (but if the change in the present value of the benefit is negative then it is not shown). The present value is computed using the FASB ASC Topic 715 assumptions in effect at the corresponding fiscal year end and assuming the benefit is paid at the earliest retirement date at which unreduced benefits are payable (age 62). See the Pension Benefits for the 2021 Fiscal Year section for more detail.

•

For Mr. Heiss in 2021 — these assumptions include a discount rate of 0.75% for the Retirement Indemnities Plan, social charge rate of 46.5%. The Retirement Indemnities Plan does not pay any benefits to a participant who terminates employment before age 62.

•	For Mr. Heiss in 2020 — these assumptions include a discount rate of 0.35% for the Retirement Indemnities Plan, social charge rate of 46.5%.

G.	The table below entitled “All Other Compensation Table” provides additional data on the amounts included under the “All Other Compensation” column.

All Other Compensation Table

Name	Year	Personal Use of Aircraft ($) (A)	International Assignment Allowances ($) (B)	Relocation Expenses ($) (C)	Tax Related Reimbursements ($) (D)	401(k), SSP, & DC Employer Contribution ($) (E)	Mobility Stipend ($)	Miscellaneous ($) (F)	Total All Other Compensation ($) (G)

Giovanni (John) Visentin	2021	50,333	-	-	-	-	-	2,121	52,454
	2020	42,278	-	-	-	-	-	1,990	44,268
	2019	166,466	-	-	-	8,400	-	2,139	177,005

Steven J. Bandrowczak	2021	-	-	-	-	-	-	159	159
	2020	-	-	-	-	-	-	6,899	6,899
	2019	-	-	-	-	7,980	-	159	8,139

Xavier Heiss	2021	-	147,156	28,307	373,226	7,002	-	7,108	562,799
	2020	-	170,769	22,042	151,184	7,587	-	6,944	358,526

Michael D. Feldman	2021	-	-	-	-	-	-	159	159
	2020	-	-	-	-	-	-	159	159
	2019	-	-	-	-	8,400	-	159	8,559

Louie J. Pastor	2021	-	-	-	-	-	-	-	-
	2020	-	-	48,861	42,196	-	25,000	-	116,057

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. For Mr. Heiss compensation is denominated and paid in Euros; the amounts shown in U.S. dollars reflect conversion rates consistent with the exchange rate methodology described in the Company’s 2021 Annual Report on Form 10-K:

•	1.1348USD per EUR for 2021

•	1.2295USD per EUR for 2020

•	1.1197USD per EUR for 2019

A.

For reasons of productivity, security and efficiency, the Company requires Mr. Visentin to use Company chartered aircraft for business travel. Mr. Visentin may also use the Company chartered aircraft for personal travel. The compensation value of personal usage of Company chartered aircraft is calculated based on the aggregate incremental cost to the Company, using the incremental aircraft operating rate based on the number of flight hours used, and primarily includes the cost of fuel, maintenance and other variable costs (such as the cost of landing fees, crew on the road expenses, trip related service and maintenance, airport taxes and fees). Mr. Visentin is also allowed to bring guests, such as family members, on the Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of Company chartered aircraft.

B.

Mr. Heiss, a citizen of France, received certain benefits in connection with his international assignment in the U.S. Included in this column are Mr. Heiss’s assignment allowance €15,820 ($17,952), automobile allowance €9,994 ($11,341), pension inclusion €68,606 ($77,854) and the cost of his incremental housing allowance and furniture rental €320,775 ($364,016).

C.	For 2021, the amount shown for Mr. Heiss reflects his relocation expense to the U.S. under Xerox’s international assignment policy €24,944 ($28,307).

D.

For 2021, the amount shown for Mr. Heiss reflects tax-related reimbursements under Xerox’s international assignment policy €111,979 ($127,074), tax equalization €181,546 ($206,018) and tax preparation fee €35,366 ($40,134) policies.

E.

For U.S. employees, this column includes the employer contribution, if any, under the 401(k) Savings Plan and Xerox Corporation Supplemental Savings Plan (SSP). No employer contributions were made to the 401(k) Savings Plan for 2021. For Mr. Heiss, this column includes the employer contribution under the Defined Contribution Pension Plan for Directors of Xerox SAS France. See the Pension and Savings Plans section for more information.

F.

Amounts in this column for 2021 include identity theft protection, financial planning assistance, and incidental benefits of de minimis value. For Mr. Visentin, it includes home security services to address safety concerns resulting from his position ($1,962). For Mr. Heiss, it also includes a seniority bonus of €6,263 ($7,108) that is a customary annual payment in France.

G.

In accordance with applicable SEC rules, dividend equivalents paid in 2021 on PSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the PSUs and RSUs.

GRANTS OF PLAN-BASED AWARDS IN 2021

The following table provides additional detail regarding RSUs and PSUs granted to each of the NEOs under the 2021 E-LTIP and potential amounts payable under the 2021 MIP. Threshold, target, and maximum award opportunities are provided for PSUs and the MIP, as applicable.

		Grant Date (A)	Date of Action (A)	Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock Units (#) (D)	Grant Date Fair Value of Stock Awards ($) (E)
Name	Award			Thresh. ($)	Target ($)	Max ($)	Thresh. (#)	Target (#)	Max (#)

Giovanni (John) Visentin	2021 MIP			299,700	1,800,000	3,600,000
	2021 E-LTIP (PSU)	1/11/2021	12/9/2020				30,864	246,914	493,828		6,000,010
	2021 E-LTIP (RSU)	1/11/2021	12/9/2020							170,649	4,000,013

Steven J. Bandrowczak	2021 MIP			87,413	525,000	1,050,000
	2021 E-LTIP (PSU)	1/11/2021	12/9/2020				11,266	90,124	180,248		2,190,013
	2021 E-LTIP (RSU)	1/11/2021	12/9/2020							62,287	1,460,007

Xavier Heiss	2021 MIP			83,135	499,312	998,624
	2021 E-LTIP (PSU)	1/11/2021	12/9/2020				6,173	49,383	98,766		1,200,007
	2021 E-LTIP (RSU)	1/11/2021	12/9/2020							34,130	800,007

Michael D. Feldman	2021 MIP			95,738	575,000	1,150,000
	2021 E-LTIP (PSU)	1/11/2021	12/9/2020				4,167	33,334	66,668		810,016
	2021 E-LTIP (RSU)	1/11/2021	12/9/2020							23,038	540,011

Louis J. Pastor	2021 MIP			83,250	500,000	1,000,000
	2021 E-LTIP (PSU)	1/11/2021	12/9/2020				4,784	38,272	76,544		930,010
	2021 E-LTIP (RSU)	1/11/2021	12/9/2020							26,451	620,011

(A)

The “Grant Date” is the effective date of the equity awards. The “Date of Action” is the date on which the values of the awards were approved by the Compensation Committee and, for Mr. Visentin, the Board of Directors.

(B)	These columns reflect the threshold, target, and maximum payout opportunities under the 2021 MIP set by the Compensation Committee.

The MIP measures and weightings for 2021 were Absolute Revenue1 (one-third), Adjusted Operating Margin1 (one-third) and Free Cash Flow1 (one-third) and an ESG Modifier which provided for the otherwise applicable performance-based payout to be increased or decreased by up to 10% of the target incentive opportunity. For purposes of this table, the amount shown as the “threshold” payout was determined assuming achievement of the minimum performance level for only one of the three performance measures. If threshold performance was not achieved on any of the performance measures, there would be no MIP payout. For 2021, the MIP payout is 64.8% of target. See Performance Metrics, Results and Payout: 2021 MIP in the CD&A.

(C)	The threshold, target, and maximum payout opportunities for the 2021 E-LTIP PSU awards, as well as the design and methodology for determining the 2021 E-LTIP PSU awards, were approved by the

Compensation Committee. The target number of PSUs granted to each of our NEOs was determined by dividing the approved E-LTIP target award value by an equal weighting of (1) the closing price of Xerox Common Stock on the grant date (or last trading day prior to the grant date if the market was closed on the grant date) for the Absolute Revenue[1] and Free Cash Flow[1] measures, and (2) the closing price of Xerox Common Stock on the grant date multiplied by the Monte Carlo fair value factor (a commonly-used methodology to determine the fair value factor for market-based metrics) with respect to the Absolute Share Price[1] measure, rounded up to the nearest whole share.

The performance measures and weightings for the portion of the 2021 E-LTIP award granted as PSUs are: Absolute Revenue1 (unadjusted for currency) (25%), Free Cash Flow1 (25%) and Absolute Share Price1 (50%).

PSUs under the 2021 E-LTIP can be earned by achieving three-year performance goals at least at the threshold level. The performance period for the Absolute Revenue1 and Free Cash Flow1 measures is January 1, 2021 through December 31, 2023. Absolute Share Price1 is measured based on the 20-trading day average price at the end of the three-year performance period, plus the value of accumulated dividends during the three-year performance period. The service period and vesting date for the PSUs is three years from the grant date; earned PSUs will be determined and paid after the 2023 performance results have been certified by the CFO and approved by the Compensation Committee.

The threshold column reflects the lowest number of PSUs that could be earned if performance is achieved at the threshold level for only one performance measure. If threshold performance is not achieved on any of the performance measures, no PSUs are earned. See Compensation Committee Actions Relating to

E-LTIP Awards in the CD&A for additional information. The target column reflects the number of PSUs that could be earned if target performance is achieved on all performance measures. The maximum column reflects the greatest number of PSUs that could be earned if maximum or higher performance is achieved on all three performance measures. The number of PSUs earned is interpolated if the Company’s performance is between threshold and target or between target and maximum, as determined by the Compensation Committee.

(D)

This column includes the E-LTIP RSU awards granted to our NEOs in 2021. 2021 E-LTIP RSUs will vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date. The number of RSUs granted was determined by dividing the approved award value by the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date) and rounding up to the nearest whole share.

(E)

The grant date fair value reported in this column with respect to PSU awards reported in column (C) is based on the number of shares granted at target and fair value Monte Carlo valuation ($24.30) as described in footnote (C). The value reported in this column with respect to RSU awards reported in column (D) is based on the number of shares granted at target and the grant date closing market price of $23.44 as described in footnote (D).

1	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table displays unvested equity awards held by each of the NEOs at December 31, 2021.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (A)	Number of Securities Underlying Unexercised Options Unexercisable (#) (B)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (C)	Market Value of Shares or Units of Stock That Have Not Vested ($) (C)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (D)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (D)

Giovanni (John) Visentin	269,314	-	28.51	5/15/2028	472,564	10,698,849	712,468	16,130,276

Steven J. Bandrowczak	41,990	-	24.00	7/1/2028	150,229	3,401,185	219,468	4,968,756

Xavier Heiss	12,349	-	27.98	4/5/2028	59,944	1,357,132	85,625	1,938,550

Michael D. Feldman	68,604	-	27.98	4/5/2028	76,998	1,743,235	122,803	2,780,260

Louis J. Pastor	14,177	-	27.08	10/1/2028	62,509	1,415,204	90,925	2,058,542

(A)	The awards presented in this column include exercisable E-LTIP stock options granted in 2018.

(B)	There are no stock options that are unexercisable.

(C)

The awards presented in these columns include unvested RSUs (as of December 31, 2021). The value of these awards is based on the $22.64 closing market price of Xerox Common Stock on December 31, 2021, the last trading day of 2021. These columns include the following awards:

2021 RSUs:

Unvested RSUs granted on January 11, 2021 as part of the 2021 E-LTIP, as follows: Mr. Visentin — 170,649; Mr. Bandrowczak — 62,287; Mr. Heiss — 34,130; Mr. Feldman — 23,038 and Mr. Pastor — 26,451. The vesting schedule of these RSUs is 33% on the first anniversary, 33% on the second anniversary and 34% on the third anniversary of the grant date.

2020 RSUs:

Remaining unvested RSUs granted on January 13, 2020 as part of the 2020 E-LTIP, as follows: Mr. Visentin — 80,994; Mr. Bandrowczak — 27,134; Mr. Heiss — 6,480; Mr. Feldman — 10,935 and Mr. Pastor — 11,340. The vesting schedule of these RSUs is 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

Remaining unvested RSUs granted on February 29, 2020 as part of Mr. Heiss’s February 29, 2020 promotion — 2,796. The vesting schedule of these RSUs is 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

Remaining unvested RSUs granted on December 9, 2020 as part of the 2020 Special Incentive Awards, as follows: Mr. Visentin — 131,234; Mr. Bandrowczak — 38,386; Mr. Heiss — 11,156; Mr. Feldman — 23,294 and Mr. Pastor — 15,749. The vesting schedule of these RSUs is 50% on the first anniversary and 50% on the second anniversary of the grant date.

2019 RSUs:

Remaining unvested RSUs granted on January 14, 2019 as part of the 2019 E-LTIP, as follows: Mr. Visentin — 89,687; Mr. Bandrowczak — 22,422; Mr. Heiss — 5,382; Feldman — 19,731 and Pastor — 8,969. The vesting schedule for the January 14, 2019 grant of RSUs is 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

(D)

The awards presented in these columns consist of unearned PSUs (as of December 31, 2021) and are shown at target. The number of PSUs earned, if any, is determined by the Compensation Committee’s approval of certified performance results for the relevant performance period. The value of these awards is based on the $22.64 closing market price of Xerox Common Stock on December 31, 2021, the last trading day of 2021.

2021 PSU Awards:

PSU awards granted as part of the 2021 E-LTIP on January 11, 2021 to Mr. Visentin — 246,914; Mr. Bandrowczak — 90,124; Mr. Heiss — 49,383; Mr. Feldman — 33,334 and Mr. Pastor — 38,272, which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2021 through December 31, 2023.

2020 PSU Awards:

PSU awards granted as part of the 2020 E-LTIP on January 13, 2020 to Mr. Visentin — 152,401; Mr. Bandrowczak — 51,055; Mr. Heiss — 12,193; Mr. Feldman — 20,575 and Mr. Pastor — 21,337, which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2020 through December 31, 2022.

PSU award granted on February 29, 2020 as part of Mr. Heiss’s promotion on February 29, 2020 — 5,259, which vests three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2020 through December 31, 2022.

2019 PSU Awards:

PSU awards granted as part of the 2019 E-LTIP on January 14, 2019 to Mr. Visentin — 313,153; Mr. Bandrowczak — 78,289; Mr. Heiss — 18,790; Mr. Feldman — 68,894 and Mr. Pastor — 31,316, which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2019 through December 31, 2021. These PSU awards resulted in zero payout because none of the three performance metrics was achieved at the threshold level. See Performance Results and Payout: 2019 E-LTIP in the CD&A.

Additional detail on these awards can be found in the Performance-Based Executive Long-Term Incentive Program sections of the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2021

The following table shows amounts realized by the NEOs upon the vesting of stock awards during 2021. All of our NEOs held exercisable stock options during 2021, but none were exercised.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
Giovanni (John) Visentin	430,467	9,921,462
Steven J. Bandrowczak	94,096	2,118,715
Xavier Heiss	27,365	631,415
Michael D. Feldman	94,730	2,252,520
Louis J. Pastor	35,983	773,069

(A)

This column includes shares attributable to RSUs and PSUs that vested under the 2018, 2019, and 2020 E-LTIP. All shares are potentially subject to a holding period. NEOs must retain at least 50% of the shares acquired through the vesting of their annual E-LTIP PSU and RSU awards, net of taxes, until they achieve their required level of ownership under our stock ownership guidelines. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other NEOs.

(B)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.

PENSION BENEFITS FOR THE 2021 FISCAL YEAR

The following table reflects information regarding our NEOs’ estimated benefits under the defined benefit pension plans in which they participate, if any, as of December 31, 2021.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Giovanni (John) Visentin	-	-	-	-
Steven J. Bandrowczak	-	-	-	-
Xavier Heiss (A)	Retirement Indemnities Plan	33	459,942	-
Michael D. Feldman	-	-	-	-
Louis J. Pastor	-	-	-	-

(A)

Pension benefits were accrued by Mr. Heiss under the Retirement Indemnities Plan during 2021. The present value of the accumulated benefit is the present value of his accumulated benefit payable at the plan’s earliest unreduced retirement age (age 62). The critical assumptions are the (i) discount rate of 0.75%; (ii) social charge rate of 46.5%; and (iii) exchange rate of 1.1348 USD per EUR, consistent with the exchange rate methodology described in the Company’s 2021 Annual Report on Form 10-K. The plan pays benefits only as a lump sum, calculated as monthly pay times a multiple, ranging from 0 to 8 based on years of service, plus the social charges on this payment. Monthly pay is one-twelfth of annual base salary plus annual incentive. At 33 years of service, the multiple of monthly salary is 7.0. Upon retirement at age 62, Mr. Heiss’s multiple would be 7.8.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2021 FISCAL YEAR

The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year-end balances under the Xerox Corporation Supplemental Savings Plan (SSP) and the Defined Contribution Pension Plan for Directors of Xerox SAS, France (French DC Plan). Messrs. Visentin and Feldman participated in the SSP. The SSP was closed to new contributions after 2018. Prior contributions continued to generate earnings during 2021, and account balances are shown below. Mr. Heiss participated in the French DC Plan during 2021 as shown below.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(A)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Giovanni (John) Visentin	SSP	-	-	348	-	31,112
Steven J. Bandrowczak	SSP	-	-	-	-	-
Xavier Heiss	DC France(B)	2,334	7,002	19,659	-	270,602
Michael D. Feldman	SSP	-	-	1,718	-	153,655
Louis J. Pastor	SSP	-	-	-	-	-

(A)	No portion of the amounts shown in this column is reported in the Summary Compensation Table as above-market interest.
(B)

The French DC Plan is denominated and paid in Euros. The amounts shown in U.S. dollars reflect a conversion rate of 1.1348USD per EUR, consistent with the exchange rate methodology described in the Company’s 2021 Annual Report on Form 10-K.

Supplemental Savings Plan (SSP)

The SSP, an unfunded, non-tax-qualified defined contribution deferred compensation plan, allowed eligible U.S. employees to defer compensation in excess of IRS limits. Before it was closed at the end of 2018, the SSP provided a 100% employer match on employee deferrals of up to 3% of pay over the IRS qualified plan limits.

The SSP was closed to new contributions after 2018. Participants’ account balances continued to generate earnings during 2021 as shown in the above table. Interest is credited to participant accounts at a rate defined by the Company before the first day of any period for which the interest will accrue. The interest rate must be a reasonable rate as defined by Treasury Regulation Section 31.3121(v)(2)-1(d) and, with respect to any NEO, not greater than the highest rate that may be utilized that is not subject to disclosure under 17 C.F.R.

Section 229.402.

All SSP balances are fully vested. Each participant’s SSP account balance will be distributed in a lump-sum payment six months after the date the participant separates from service.

Defined Contribution Pension Plan for Directors of Xerox SAS, France (French DC Plan)

Directors of Xerox France are eligible for this plan. The total annual contribution is equal to 4% of gross annual remuneration (including 20% of bonus) up to a maximum remuneration of € 205,680 per year in 2021. The Company contributes 75% of the total annual contribution, and the employee contributes 25%. The accumulated savings are converted into an annuity commencing at the later of retirement or attainment of age 62.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Xerox has entered into certain agreements and maintains certain plans that require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each NEO assuming that each of the hypothetical termination or change in control events listed in the table occurred on December 31, 2021. The equity award values presented in this table reflect unvested grants held by the NEOs as of December 31, 2021 and are based on the closing market price of Xerox Common Stock of $22.64 as of December 31, 2021, the last trading day in 2021.

Name	Lump Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Healthcare/ Life Insurance / Other Benefits ($)	Total Termination Benefit ($)

Giovanni (John) Visentin

• Voluntary Termination or for Good Reason/Retirement (A)	6,000,000	1,166,400	19,307,234	25,990	26,499,624

• Involuntary Termination not for Cause (B)	6,000,000	1,166,400	26,620,180	25,990	33,812,570

• Involuntary or Good Reason Termination after Change in Control (C)	8,970,000	1,166,400	26,829,124	25,990	36,991,515

• Death (D)	-	1,166,400	26,829,124	-	27,995,524

Steven J. Bandrowczak

• Voluntary Termination/Retirement (A)	-	-	-	-	-

• Involuntary Termination not for Cause (B)	525,000	340,200	7,320,350	7,941	8,193,491

• Involuntary or Good Reason Termination after Change in Control (C)	2,100,000	-	8,369,940	15,882	10,485,822

• Death (D)	-	340,200	8,369,940	-	8,710,140

Xavier Heiss

• Voluntary Termination/Retirement (A)	-	-	1,787,224	-	1,787,224

• Involuntary Termination not for Cause (B)	675,578	323,554	2,877,816	152,734	4,029,682

• Involuntary or Good Reason Termination after Change in Control (C)	1,665,653	323,554	3,295,682	189,904	5,482,834

• Death (D)	-	323,554	3,295,682	3,361,042	6,980,278

Michael D. Feldman

• Voluntary Termination/Retirement (A)	-	-	-	-	-

• Involuntary Termination not for Cause (B)	575,000	372,600	4,133,838	8,639	5,090,076

• Involuntary or Good Reason Termination after Change in Control (C)	2,300,000	-	4,523,495	17,277	6,840,772

• Death (D)	-	372,600	4,523,495	-	4,896,095

Louis J. Pastor

• Voluntary Termination/Retirement (A)	-	-	-	-	-

• Involuntary Termination not for Cause (B)	500,000	324,000	3,028,304	8,250	3,860,553

• Involuntary or Good Reason Termination after Change in Control (C)	2,000,000	-	3,473,746	16,499	5,490,245

• Death (D)	-	324,000	3,473,746	-	3,797,746

Upon the termination events listed above, in addition to the benefits reflected in the above table, each NEO would also be entitled to the balance of his deferred compensation account, if any, under our non-qualified deferred compensation plans. Deferred compensation balances are reported in the “Aggregate Balance at Last FYE” column of the Non-Qualified Deferred Compensation table above.

In accordance with SEC rules, the table above reflects estimated severance payments and benefits to which our NEOs would be entitled upon hypothetical termination events occurring on December 31, 2021. These amounts reflect estimates only, and actual payments and benefits to which a NEO may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table.

(A)

As of December 31, 2021, Messrs. Visentin, Bandrowczak, Feldman, and Pastor were not retirement eligible and would not receive any payments in the event of voluntary termination, except as described below for Mr. Visentin.

The payments shown for Mr. Visentin reflect a voluntary termination for Good Reason under his agreement (see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A); if Mr. Visentin voluntarily terminated his employment for Good Reason, he would receive:

•	Cash payments equal to twice the sum of his base salary and target annual incentive award, which would be paid over 24 months (the Severance Period) but are reported above as if paid in a lump sum;

•	His annual incentive award (Non-Equity Incentive Award) for 2021 based on actual achievement against performance goals (as described in the 2021 Compensation Actions section of the CD&A);

•	Full vesting of all outstanding equity awards that otherwise would have become vested during the Severance Period; and

•	Continuation of welfare benefits at active employee rates during the Severance Period.

These payments and benefits would be conditioned upon Mr. Visentin’s execution of a release of claims against the Company and a two-year non-competition/non-solicitation agreement.

Mr. Heiss is retirement eligible under the terms of our equity award agreements and, in the event of his retirement on December 31, 2021, would receive prorated vesting of outstanding equity awards (based on the number of full months of service as an employee during the vesting period commencing on the grant date), including PSUs based on actual performance results but reflected at target performance for purposes of the table.

(B)

In the event of Mr. Visentin’s involuntary termination without cause on December 31, 2021, under the terms of his amended agreement (see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A), Mr. Visentin would receive the same payments and benefits described in (A) above for a Voluntary Termination for Good Reason. As above, these payments and benefits would be conditioned upon Mr. Visentin’s execution of a release of claims against the Company and a two-year non-competition/non-solicitation agreement. In addition, under the terms of our equity award agreements, Mr. Visentin would receive prorated vesting of outstanding equity awards that would not have become vested during the Severance Period, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Compensation Committee’s discretion, the Severance Period). The table above assumes proration through the end of the Severance Period.

Under the Company’s Officer Severance Program (as described in the Employment and Separation section of the CD&A), Messrs. Bandrowczak, Feldman, and Pastor would each receive payment of one year of current annual base salary. The amounts reported in the table above assume such benefit is paid as a lump sum although it is generally paid periodically, consistent with the normal payroll cycle. In addition, each of these NEOs would receive:

•

Under the terms of the Officer Severance Program, the NEO’s annual incentive (Non-Equity Incentive Award) for 2021, based on actual achievement against performance goals (as described in the 2021 Compensation Actions section of the CD&A);

•	Under the terms of our equity award agreements, prorated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Compensation Committee’s discretion, the one-year salary continuance period). PSU awards would be earned based on actual performance but the table above reflects target performance. The table above assumes proration through the end of the salary continuance period; and

•	Continuation of specified welfare benefits at active employee rates during the one-year salary continuance period.

These payments and benefits would be conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.

Mr. Heiss would not receive a benefit under the Officer Severance Program due to the program’s provision for non-duplication of benefits. Mr. Heiss would instead receive benefits under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015 (XF-CBA), a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions. Under the XF-CBA, Mr. Heiss would be entitled to a 3-month notice period during which his base salary and benefits would continue and at the end of which he would receive a dismissal indemnity equal to 12 months of his monthly average gross salary (the calculation of which would include his actual 2020 short-term incentive payment, which was zero, and certain other amounts paid to him during 2021). In addition, Mr. Heiss would receive:

•	Annual incentive (Non-Equity Incentive Award) for 2021, based on actual achievement against performance goals (as described in the 2021 Compensation Actions section of the CD&A);

•

Under the terms of our equity award agreements, prorated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including the 3-month notice period and, at the Compensation Committee’s discretion, any applicable salary continuance/dismissal indemnity period). PSU awards would be earned based on actual performance but the table above reflects target performance. The table above assumes proration through the end of the 15-month notice / dismissal indemnity period; and

•	Continuation of specified welfare benefits for up to a one-year period following the end of the 3-month notice period.

(C)

Change in control (CIC) severance agreements for Messrs. Bandrowczak, Heiss, Feldman and Pastor provide the following severance benefits in the event of an involuntary termination (other than for cause, disability, or death) or a voluntary termination for Good Reason within two years following a CIC (in either case, a “qualifying termination”):

•	Lump-sum cash payment equal to two times the sum of annual base salary and annual incentive award target;

•	Continuation of specified welfare benefits at active employee rates for 24 months;

•	Payment of reasonable legal fees and expenses incurred if the NEO, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the CIC severance agreement.

•

In addition, pursuant to the terms of the 2004 Performance Incentive Plan and Xerox Holdings Corporation Performance Incentive Plan, in the event of a change in control as defined therein, these NEOs would be entitled to full vesting of outstanding equity awards.

The CIC severance agreements for Messrs. Bandrowczak, Heiss, Feldman and Pastor each contain an offset provision, pursuant to which payments and benefits are reduced by any payments or benefits required to be paid to the NEO as severance, or during a notice period, under any other agreement or program or by operation of law. Thus, in the event of a qualifying termination that is also an involuntary termination under the Officer Severance Program or, as applicable, the XF-CBA, Messrs. Bandrowczak, Heiss, Feldman and Pastor would receive the payments described in (B) above for an Involuntary Termination Not for Cause, and would receive payments or benefits under their CIC severance agreements only to the extent the CIC severance agreements provided for greater amounts.

Pursuant to Mr. Visentin’s agreement (see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A), in the event of a CIC (as defined therein), any outstanding equity awards granted before May 15, 2020 would become vested. In the event of Mr. Visentin’s voluntary termination for Good Reason or involuntary termination without Cause following a CIC, he would also be entitled to:

•	Lump-sum cash payment equal to 2.99 times the sum of his annual base salary and annual incentive award target;

•	His annual incentive award (Non-Equity Incentive Award) for 2021 based on actual achievement against performance goals (as described in the 2021 Compensation Actions section of the CD&A);

•	Full vesting of all outstanding equity awards;

•	Continuation of welfare benefits at active employee rates for a period of 24 months; and

•	Payment of reasonable legal fees and expenses incurred if Mr. Visentin, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided under his agreement.

Mr. Visentin’s entitlement to any of the CIC payments and benefits described above is subject to his execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement.

For all of the NEOs, if excise tax under Code Sections 280G and 4999 would be payable, the Company will reduce the NEO’s CIC payment to a level that will not trigger such excise tax, if it is determined that doing so will result in a greater net after-tax amount for the NEO.

(D)

In the event of a NEO’s death, the NEO’s estate (or, with respect to certain types of payments and elections made, the NEO’s spouse) would receive: the NEO’s 2021 short-term incentive, based on actual achievement against performance goals; accelerated vesting of outstanding equity awards; and for Mr. Heiss, payment of his vested pension benefits, if any, in accordance with the plan’s terms and the proceeds of a life insurance policy per the XF-CBA.

Termination Following Disability

Assuming termination following disability on December 31, 2021, all NEOs would be eligible for prorated vesting of equity awards under the terms of our award agreements, with such proration based on the number of full months of service as an employee during the vesting period commencing on the grant date (including PSUs based on actual performance achievement against performance goals), their deferred compensation balance, if any, and vested pension benefits, if any, as shown in (A) above for a Voluntary Termination/ Retirement.

Involuntary Termination for Cause

If a NEO is involuntarily terminated for cause or it is determined by the Compensation Committee or plan administrator that the NEO engaged in detrimental activity against the Company, as provided under our plans, such NEO would not receive any payments other than his deferred compensation plan account balance, if any (and for the SSP, such balance would be reduced by the amount of the Company matching contributions) and vested tax-qualified pension benefits, if any. All unvested equity awards and any non-qualified pension benefits would be immediately cancelled upon involuntary termination for cause for all NEOs. See the Compensation Recovery Policy (Clawbacks) section of the CD&A for additional information.

Other Payments

Similar to other employees, the NEOs would be eligible for payment of accrued but unused vacation due as of the date of the separation from employment (or last day worked prior to salary continuance, if applicable) under the terms of the Company’s vacation policy and applicable law.

Change in Control (CIC) Severance Agreements

Under the CIC severance agreements and Mr. Visentin’s agreement, a CIC generally is deemed to have occurred, subject to specific exceptions, if:

•	Any person beneficially acquires 20 percent or more of the combined voting power of our outstanding securities.

•	A majority of our directors are replaced under specific circumstances.

•

There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20 percent or more of the combined voting power of the Company’s then outstanding voting securities.

•	All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.

Under the CIC severance agreements, Good Reason generally means:

•

The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company. However, change in control benefits will be triggered by this provision only if the executive officer has not voluntarily terminated his employment and the “material diminution” has not been remedied, in either case, before the second anniversary of a change in control.

•	A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.

•	A material change in the geographic location where the executive is required to be based.

•

Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.

•	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the CIC severance agreement.

The definition of Good Reason under Mr. Visentin’s agreement is discussed in the Named Executive Officer with Unique Compensation Arrangement section of the CD&A.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2021, with respect to shares of Xerox Common Stock that may be issued under the 2004 Performance Incentive Plan, Xerox Holdings Corporation Performance Incentive Plan, and 2021 Amendment and Restatement of the Xerox Holdings Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan). Each of these plans has been approved by shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Rights, RSUs, PSUs, and DSUs (#) (A)1 3	Weighted-Average Exercise Price of Outstanding Options and Rights ($) (B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)[2]

Equity Compensation Plans Approved by Shareholders[3]	6,593,867	$27.77	7,971,591

Equity Compensation Plans Not Approved by Shareholders	-	-	-

Total	6,593,867	$27.77	7,971,591

1.

Consists of (i) 2,893,863 RSUs (ii) 2,817,507 PSUs at target level performance and (iii) 612,343 stock options outstanding under the Xerox Corporation 2004 Performance Incentive Plan and Xerox Holdings Corporation Performance Incentive Plan. The amount also includes 257,376 DSUs and 12,778 RSUs outstanding under the 2004 Directors Plan. Because there is no exercise price associated with RSUs, PSUs or DSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (B).

2.

This amount assumes outstanding PSUs payout at maximum level performance. The amount includes 436,298 shares available under the 2004 Directors Plan. The number of shares available for issuance under the 2004 Directors Plan was increased by 500,000 shares following approval by shareholders at the 2021 Annual Meeting of Shareholders. Any awards made on or after May 20, 2021 are being made under the plan as amended and restated.

3.	In May 2020, shareholders approved a new plan, the Xerox Holdings Corporation Performance Incentive Plan, and any awards granted on or after May 21, 2020 are being made under the new plan.

CEO PAY RATIO

In accordance with SEC rules, the Company is disclosing the ratio of the annual total compensation of the Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer).

Due to the COVID-19 pandemic and workforce changes we identified a new median employee for 2021 using the methodology described below. As of November 30, 2021, our total employee population consisted of approximately 24,600 individuals working at our parent company and consolidated subsidiaries at locations in the U.S. and globally. To identify the median compensated employee as of November 30, 2021, we used annual total cash compensation as our Consistently Applied Compensation Measure (CACM) for all of our employees. Total cash compensation for these purposes included base salary, annual incentive compensation, any cash commission payments, change in pension value, overtime and mandated wages paid through December 31, 2021.

Once the median employee was identified applying our CACM methodology, we calculated the median employee total annual compensation of $46,676 using the same components of compensation as used in the Summary Compensation Table for our NEOs. This total compensation amount was then compared to the total compensation of the CEO disclosed in the Summary Compensation Table in the amount of $12,418,877. Based on this information for 2021, the ratio of the CEO’s annual total compensation to the median employee’s annual total compensation was 266 to 1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported here, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

OTHER INFORMATION

Indemnification Actions

The restated by-laws of Xerox provide for indemnification of officers and directors to the fullest extent permitted by New York law consistent with the restated By-Laws of Xerox. In February 2020, the Xerox Board approved advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors named as defendants in the action commenced in the Supreme Court of the State of New York, County of New York, captioned Miami Firefighters’ Relief & Pension Fund, derivatively on behalf of Xerox Holdings Corporation, Plaintiff, v. Carl C. Icahn, High River Limited Partnership, Icahn Capital LP, Keith Cozza, Giovanni Visentin, Jonathan Christodoro, Joseph Echevarria, Nicholas Graziano, Cheryl Gordon Krongard, and Andrew Scott Letier, Defendants, and Xerox Holdings Corporation, Nominal Defendant, and all other related actions currently existing or thereafter commenced in any court, including any additional derivative actions, or any appeal therein. In July 2020, the Xerox Board approved advancement of counsel fees and other reasonable expenses which may be incurred by five directors (specifically Messrs. Cozza, Christodoro, Graziano, Letier and Visentin) named as defendants in the action captioned Carmen Ribbe, derivatively on behalf of Xerox Corporation, Plaintiff, v. Jeffrey Jacobson, Gregory Q. Brown, Joseph J. Echevarria, William Curt Hunter, Robert J. Keegan, Cheryl Gordon Krongard, Charles Prince, Ann N. Reese, Stephen Rusckowski, Sara Martinez Tucker, Keith Cozza, Giovanni G. Visentin, Jonathan Christodoro, Nicholas Graziano, A. Scott Letier, Carl C. lcahn, High River Limited Partnership, lcahn Capital LP, and Xerox Corporation (Nominal Defendant), but who were not covered by earlier Board resolutions related to future derivative actions. In accordance with the requirements of the Business Corporation Law of the State of New York (BCL), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the restated by-laws of Xerox or the BCL.

Directors and Officers Liability Insurance and Indemnity

The policies are issued by Endurance Assurance Corporation, Twin City Fire Insurance Company, Continental Casualty Company, Allianz Global Risks US Insurance Company, National Union Fire Insurance Company, Markel American Insurance Company, Old Republic Insurance Company, Zurich American Insurance Company, Berkley Insurance Company, Beazley Insurance Company, Wesco Insurance Company, National Casualty Company, Berkshire Hathaway Specialty Insurance Company, and Argonaut Insurance Company. The policies expire January 1, 2023 and the total annual premium is approximately $2.7 million.

Non-GAAP Financial Measures

The Company’s 2021 Annual Report on Form 10-K reports financial results in accordance with generally accepted accounting principles (GAAP). Within the CD&A, we also discuss certain financial results using the non-GAAP measures described below. These non-GAAP measures specifically relate to our Management Incentive Program (MIP) and Executive Long-Term Incentive Program (E-LTIP) performance measures, as approved by the Compensation Committee. The Compensation Committee believes these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. These non-GAAP measures adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related income tax effects. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, in the Company’s Annual Reports on Form 10-K, is set forth below in the following tables.

Adjusted Earnings Measures — Net Income and Earnings per share (EPS) are adjusted for the following items:

Restructuring and related costs, net: Restructuring and related costs, net include restructuring and asset impairment charges as well as costs associated with our transformation programs beyond those normally included in restructuring and asset impairment charges. Restructuring consists of costs primarily related to severance and benefits paid to employees pursuant to formal restructuring and workforce reduction plans. Asset impairment includes costs incurred for those assets sold, abandoned, or made obsolete as a result of our restructuring actions, exiting from a business or other strategic business changes. Additional costs for our transformation programs are primarily related to the implementation of strategic actions and initiatives and include third-party professional service costs as well as one-time incremental costs. All of these costs can vary significantly in terms of amount and frequency based on the nature of the actions as well as the changing needs of the business. Accordingly, due to that significant variability, we will exclude these charges since we do not believe they provide meaningful insight into our current or past operating performance nor do we believe they are reflective of our expected future operating expenses as such charges are expected to yield future benefits and savings with respect to our operational performance.

Amortization of intangible assets: The amortization of intangible assets is driven by our acquisition activity which can vary in size, nature and timing as compared to other companies within our industry and from period to period. The use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Transaction and related costs, net: Transaction and related costs, net are costs and expenses primarily associated with certain strategic M&A projects. These costs are primarily for third-party legal, accounting, consulting, and other similar type professional services as well as potential legal settlements that may arise in connection with those M&A transactions. These costs are considered incremental to our normal operating charges and were incurred or are expected to be incurred solely as a result of the planned transactions. Accordingly, we are excluding these expenses from our Adjusted Earnings Measure in order to evaluate our performance on a comparable basis.

Non-service retirement-related costs: Our defined benefit pension and retiree health costs include several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets as well as those that are predominantly legacy in nature and related to employees who are no longer providing current service to the company (e.g., retirees and ex-employees). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains/losses and (v) the impacts of any plan settlements/curtailments. Accordingly, we consider these elements of our periodic retirement plan costs to be outside the operational performance of the business or legacy costs and not necessarily indicative of current or future cash flow requirements. This approach is consistent with the classification of these costs as non-operating in Other expenses, net as disclosed in our Annual Reports on Form 10-K. Adjusted earnings will continue to include the service cost elements of our retirement costs, which is related to current employee service as well as the cost of our defined contribution plans.

We believe the exclusion of these items allows investors to better understand and analyze results as compared to prior periods and expected future trends in our business.

Adjusted Operating Income and Margin

We calculate and utilize adjusted operating income and margin measures by adjusting our reported pre-tax income and margin amounts. In addition to the costs and expenses noted above as adjustments for our adjusted earnings measures, adjusted operating income and margin also exclude the remaining amounts included in Other expenses, net, which are primarily non-financing interest expense and certain other non-operating costs and expenses. We exclude these amounts in order to evaluate our current and past operating performance and to better understand the expected future trends in our business.

Free Cash Flow

Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It provides a measure of the Company’s ability to fund acquisitions, dividends and share repurchases.

Constant Currency (CC)

To understand the trends in the business, we believe that it is helpful to analyze the impact of changes in the translation of foreign currencies into U.S. dollars on revenue and expenses. We refer to this analysis as “constant currency”, “currency impact” or “the impact from currency.” This impact is calculated by translating current period activity in local currency using the comparable prior year period’s currency translation rate and is calculated for all countries where the functional currency is the local country currency. We do not hedge the translation effect of revenues or expenses denominated in currencies where the local currency is the functional currency. Management believes the constant currency measure provides investors an additional perspective on revenue trends. Currency impact can be determined as the difference between actual growth rates and constant currency growth rates.

2021 MIP Performance Measures

2021 MIP Performance Measures previously approved by the Compensation Committee were as follows: Absolute Revenue (unadjusted for currency). Adjusted Operating Margin, Free Cash Flow and an Environmental, Social and Governance (ESG) modifier. A description of the 2021 MIP Metrics and calculation of results are set forth below.

Absolute Revenue:

GAAP revenue from continuing operations (unadjusted for currency) as reported in the Company’s 2021 Annual Report on Form 10-K.

Adjusted Operating Income and Margin Reconciliation:

	Year Ended December 31, 2021

(in millions)	(Loss) Profit	Revenue	Margin

Reported [1]	$(475)	$7,038	(6.7)%

Adjustments:

Goodwill impairment	781

Restructuring and related costs, net	38

Amortization of intangible assets	55

Other expenses, net [2]	(24)

Adjusted	$375	$7,038	5.3%

(1)

Pre-tax (loss) and revenue from continuing operations as reported in the Consolidated Statements of (Loss) Income, in the Company’s 2021 Annual Report on Form 10-K. Pre-tax (loss) includes a non-cash goodwill impairment charge of $781 million.

(2)	Includes non-service retirement-related costs of $(89) million.

Free Cash Flow reconciliation:

Year Ended December 31,

(in millions)	2021

Reported [1]	$629

Less: capital expenditures	(68)

Free Cash Flow	$561

(1)	Net cash provided by operating activities of continuing operations as reported in the Company’s 2021 Annual Report on Form 10-K.

For additional information on the 2021 MIP performance measures, refer to Exhibit 10(f)(14) of the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021.

2019 E-LTIP Performance Measures

2019 E-LTIP Performance Measures previously approved by the Compensation Committee were as follows: Absolute Revenue, Free Cash Flow and Absolute Share Price. Three-year cumulative results for the 2019 E-LTIP performance measures are presented in the following tables:

Absolute Revenue

	Year Ended December 31,

(in millions)	2021	2020	2019

Reported [1]	$7,038	$7,022	$9,066

Adjustments:

Impacts of a divestiture with revenue equal to or greater than $100 million [2]

OEM License Revenue	-	-	(77)

XIP Operations	-	-	95

Adjusted	$7,038	$7,022	$9,084

(1)	Revenue as reported in the Consolidated Statements of (Loss) Income, in the Company’s 2021 Annual Report on Form 10-K.

(2)

In November 2019, Xerox Holdings restructured its relationship with FUJIFILM Holdings Corporation including the sale of its indirect 25% equity interest in FUJIFILM Business Innovation Corp. (formerly Fuji Xerox) (FX) as well as the sale of its indirect 51% partnership interest in Xerox International Partners (XIP). Adjustment relates to i) the exclusion of a one-time upfront license fee from FX in exchange for the right to use specific Xerox Intellectual Property in certain named original equipment manufacturers and ii) the inclusion of 2019 operating results for XIP.

Free Cash Flow

	Year Ended December 31,

(in millions)	2021	2020	2019

Reported [1]	$561	$474	$1,179

Adjustments:

Transaction and related costs, net	-	23	(2)

Divestitures [2]	-	-	35

Restructuring payments in excess of or less than current reserve reported in prior year’s Annual Report	(18)	37	65

Pension contributions in excess of or less than planned amounts	1	5	7

Adjusted	$544	$539	$1,284

(1)

Net cash provided by operating activities of continuing operations less capital expenditures, as reported in the Consolidated Statements of Cash Flows, in the Company’s 2021 Annual Report on Form 10-K.

(2)

In November 2019, Xerox Holdings restructured its relationship with FUJIFILM Holdings Corporation including the sale of its indirect 25% equity interest in FUJIFILM Business Innovation Corp. (formerly Fuji Xerox) (FX) as well as the sale of its indirect 51% partnership interest in Xerox International Partners (XIP). Adjustment relates to i) the exclusion of a one-time upfront license fee from FX in exchange for the right to use specific Xerox Intellectual Property in certain named original equipment manufacturers and ii) the inclusion of 2019 operating results for XIP.

2018 E-LTIP Performance Measures

2018 E-LTIP Performance Measures previously approved by the Compensation Committee were as follows: CAGR Revenue Growth at constant currency, Free Cash Flow and Relative Total Shareholder Return. A description of the 2018 E-LTIP metrics and results for the one-year performance period under the 2018 E-LTIP is presented below:

Compound Annual Growth Rate (CAGR) Revenue growth at constant currency

Revenue adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars as reported in the Company’s Annual Reports on Form 10-K, excluding the impact of restatements.

Free Cash Flow

Year Ended December 31,

(in millions)	2018

Reported [1]	$1,050

Transaction and related costs, net	64

Restructuring payments in excess of or less than current reserve reported in prior year’s Annual Report	64

Pension contributions in excess of or less than planned amounts	(48)

Impact of changes in receivables factoring programs as compared to total amount factored in prior year	30

Free Cash Flow	$1,160

(1)	Net cash provided by operating activities of continuing operations less capital expenditures, as reported in the Company’s Annual Reports on Form 10-K excluding the impact of restatements.

Relative Total Shareholder Return

Total Shareholder Return (TSR) is stock price appreciation plus dividends paid over the performance period. Relative TSR will be determined by ranking Xerox and Peer Companies from highest to lowest according to their respective TSRs. Payout for this portion of the Performance Share Units will be determined based on Xerox’s percentile relative to the Peer Group performance. Xerox’s TSR for the April 2018 award was based on the measurement period of April 6, 2018 to April 6, 2019. For additional information on the 2018 E-LTIP performance measures and definitions, refer to Exhibit 10(e)(31) of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) the Company’s independent registered public accounting firm for 2022. PwC has been retained as the Company’s independent registered public accounting firm since 2001.

Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2021	2020

Audit Fees	$12	$11

Audit Related Fees	1	2

Tax Fees	2	3

All Other Fees	-	-

Total Fees	$15	$16

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board of Directors (PCAOB), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent registered public accounting firm.

Audit Related fees were for assurance and related services. Both years reflect services associated with employee benefit plan audits, due diligence reviews, special reports pursuant to agree-upon procedures or international reporting requirements and other attestation services. The 2021 decrease was primarily driven by fewer debt offerings and due diligence reviews.

Tax fees reflect services related to tax compliance services and certain transactional costs.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page [XX] and can also be found on our website at xerox.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

•

Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2021, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

•	Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards Nos. 1301 (Communication with Audit Committees) and 2410 (Related Parties); and

•	Received the written disclosures and the letters from PwC required by the applicable PCAOB independence rules and has discussed with PwC the firm’s independence and quality control procedures.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2021 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing by the Company with the SEC.

Joseph J. Echevarria, Chair

Nichelle Maynard-Elliott

James L. Nelson

The Board unanimously recommends a vote

FOR

the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year 2022.

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our shareholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “Say-on-Pay” vote, is a non-binding, advisory vote on the 2021 compensation paid to our NEOs as disclosed pursuant to Item 402 of Regulation S-K, in the Compensation Discussion and Analysis and in the accompanying tables and narrative included in this Proxy Statement. This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this Proxy Statement.

The Board recommends that shareholders indicate their support for the Company’s compensation of our NEOs. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the voting results as part of its ongoing review of the Company’s executive compensation program.

As described in detail in the Compensation Discussion and Analysis of this Proxy Statement, the Compensation Committee seeks to closely align the compensation of our NEOs with the interests of the Company’s shareholders.

•

The Company’s executive compensation program is designed to attract, retain, and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for shareholders.

•

The compensation framework emphasizes a pay-for-performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as described in detail on page [XX] in the Linking Pay to Performance section.

•

Ninety-one percent (91%) of our Chief Executive Officer and eighty-three percent (83%) of our other named executive officers’ total target compensation is “at-risk” and dependent upon performance of short-term and long-term financial and business objectives, as described on page [XX] in the Target Pay Mix section.

•

The Company has developed and implemented practices, as detailed in the Best Practices section on page [XX], which the Compensation Committee, in consultation with its independent consultant, believes to be effective in both driving performance and supporting long-term growth for our shareholders.

•

The Board and leadership team maintain a robust continuous shareholder engagement program, which helps inform the Compensation Committee’s executive compensation deliberations and decisions, as detailed beginning on page[XX] in the Say on Pay Votes and Shareholder Engagement section. In particular, the Committee has summarized actions taken in direct response to shareholder feedback, including the elimination of overlapping metrics between the Company’s annual and long-term incentive programs for 2022, and the addition of an ESG component to the annual incentive design — as a modifier for 2021 and as a true weighted metric for 2022.

Accordingly, we ask our shareholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2021 compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The Board unanimously recommends an advisory vote

FOR

the approval of the 2021 compensation of our named executive officers as described in the Proxy Statement pursuant to Item 402 of Regulation S-K.

PROPOSAL 4 — PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERIFICATE OF INCORPORATION TO PERMIT SHAREHOLDERS TO ACT BY WRITTEN CONSENT.

At the Company’s 2021 Annual Meeting of Shareholders, shareholders voted 79% in favor of a shareholder proposal that requested our Board take the necessary steps to permit shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting to act by written consent instead of at a meeting of shareholders. We seek out and highly value the perspectives of our shareholders and have a strong record of responsiveness to shareholder concerns. Consistent with these practices, the Board has carefully considered this matter and has approved, subject to approval by our shareholders, an amendment to our Amended and Restated Certificate of Incorporation that would permit shareholders to act by written consent. A copy of the proposed amendment (“Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation) is included as Annex A to this Proxy Statement.

An affirmative vote of the holders of a majority of all of the outstanding shares of our voting stock entitled to vote thereon is required to adopt the Amendment, which, if approved by our shareholders, will become effective upon filing of a Certificate of Amendment setting forth the Amendment with the New York Secretary of State, which filing will be completed promptly after the Annual Meeting.

The Amendment provides that a shareholder or shareholders(s) holding 20% or more of the voting power of the shares entitled to vote on a given matter may initiate the written consent process by requesting that the Board establish a record date for the purpose of soliciting a written consent. The 20% threshold is consistent with the threshold adopted by the Company in the recent amendment of its By-Laws to permit shareholders to call a special meeting of shareholders.

The Board recognizes that a shareholder right to call a special meeting or initiate a written consent at an appropriate threshold serves as an effective balance between ensuring the Board’s accountability to shareholders and enabling the Board and management to operate in an effective manner. Our Board concluded that a 20% ownership requirement is the appropriate threshold that strikes the balance between ensuring that shareholders have a meaningful right to call a special meeting or initiate the written consent process, while also recognizing that one or a small number of shareholders that are not presently subject to standstill restrictions could use special meetings or written consents as a means to pursue matters that may not reflect the interests of our shareholder base generally. This concern, while present in many companies, is more acute for Xerox. In that regard, our Board considered that Xerox currently has one shareholder who alone holds greater than 20% of Xerox’s voting stock and, in recent years, Xerox has had more than one greater than 10% shareholder and several shareholders holding greater than 5% of our voting stock. Our Board believes that the power to call a special meeting or initiate the written consent process should not rest in the hands of one or two shareholders that are not presently subject to standstill restrictions. Accordingly, our Board unanimously concluded that the 20% threshold appropriately balances all interests.

Adopting the Amendment to permit shareholders to act by written consent compliments the Company’s corporate governance practices, which demonstrate accountability, responsiveness and a focus on shareholder rights.

Many of Xerox’s current shareholder rights, including our special meeting right, were informed by shareholder input. Xerox’s corporate governance practices provide transparency and accountability of the Board to all Xerox shareholders, and ensure that Xerox is responsive to shareholder concerns, without the additional expense and risk associated with a written consent threshold that would allow one shareholder, or a small group of shareholders that are not presently subject to standstill restrictions, to initiate the written consent process that is not in the best interests of shareholders generally. These rights and practices include:

•

Special Meeting Right. Xerox implemented the right of shareholders to call a special meeting based on feedback we received from shareholders and in recognition of the importance of shareholder ability to convene a special meeting. We believe that a 20% ownership threshold is consistent with market practice and is appropriate for Xerox.

•

Proxy Access for Director Nominations. Xerox has a proxy access bylaw that allows any shareholder (or group of up to 20 shareholders) owning 3% or more of our common stock continuously for at least three years, to nominate and include in our proxy statement director nominees constituting up to 20% of the Board (or at least two director nominees).

•	Annual Election of Board of Directors. All of Xerox’s directors are elected annually by shareholders, and shareholders can remove directors with or without cause.

•	Majority Voting Standard. Xerox has adopted a majority voting standard with resignation policy for the election of directors in uncontested elections.

•

No Supermajority Voting. Xerox’s Certificate of Incorporation and By-Laws do not have supermajority voting provisions — shareholders can approve binding Certificate of Incorporation and Bylaw amendments with a majority vote.

•	Annual Say on Pay. Our shareholders vote annually on our compensation practices.

•	No Shareholder Rights Plan. Xerox does not have a shareholder rights plan or poison pill.

•

Independent Board Leadership. Xerox has separated the roles of Chair of the Board and Chief Executive Officer. The Chair of the Board, as well as the Chairs and all of the members of all of the Board committees, are independent directors.

•	Board Refreshment and Diversity. Five new independent directors joined the Board in 2021, adding complementary and relevant skillsets, leadership and diversity.

•

Shareholder Engagement. We regularly engage with our investors to solicit their views on important issues, and incorporate those views in the Board’s consideration of these issues. Recent changes to our By-Laws and the proposed Amendment are the product of active shareholder engagement.

Summary of the Amendment

The full text of the Amendment is attached to this Proxy Statement as Annex A, and this summary is qualified in its entirety by reference to the terms of the Amendment. Because this is a summary, it may not contain all of the information that a shareholder may consider to be important. Therefore, we recommend that each shareholder review the full text of the Amendment in Annex A before you decide how to vote on this proposal.

(a)	Action by Written Consent.

All actions required or permitted to be taken by shareholders at an annual or special meeting of shareholders of the Company may be taken without a meeting by the written consent of the holders of capital stock of the Company entitled to vote thereon provided that no such action may be effected except in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation and By-Laws, and applicable law.

(b)	Request for Record Date.

The record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors. Any shareholder seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall request that a record date be fixed for such purpose by written notice addressed to the secretary of the Company and delivered to the Company and signed by a shareholder or shareholders holding 20% or more of the voting power of the shares entitled to vote on the matter. Following delivery of the notice, the Board of Directors shall, by the later of (i) 10 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information requested by the Company to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted.

(c)	Notice Requirements.

Any required notice to the Company (i) must be delivered by a shareholder or shareholders holding 20% more of the voting power of the shares entitled to vote on the matter, (ii) must describe the action proposed to be taken by written consent of shareholders and (iii) must contain (A) such information and representations, to the extent applicable, then required by the applicable sections of the Company’s By-Laws as though such shareholder was intending to make a nomination or to bring any other matter before a meeting of shareholders and (B) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of shareholders and the language of any proposed amendment to the By-Laws of the Company). The Company may require the shareholder(s) submitting such notice to furnish such other information as may be requested by the Company to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent.

(d)	Manner of Consent Solicitation.

Shareholders may take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to take action by written consent of shareholders from all holders of capital stock of the Company entitled to vote on the matter pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act and applicable law.

(e)	Date of Consent.

Every written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each shareholder who signs the consent, and no consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered and not later than 120 days after the record date, consents signed by a sufficient number of shareholders to take such action are so delivered to the Company.

(f)	Delivery of Consents.

No consents may be dated or delivered to the Company or its registered office in the State of New York until 50 days after the record date. Consents must be delivered to the Company by delivery to its registered office in the State of New York or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Company of consents, the secretary of the Company, or such other officer of the Company as the Board of Directors may designate, shall promptly conduct such ministerial review of the sufficiency of all consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Company, or such other officer of the Company as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in consents have given consent. If after such investigation the secretary of the Company, such other officer of the Company as the Board of Directors may designate, as the case may be, shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of shareholders and the consents shall be filed in such records.

(g)	Effectiveness of Consent.

Notwithstanding anything in the Company’s Amended and Restated Certificate of Incorporation or the New York Business Corporation Law to the contrary, no action may be taken by the shareholders by written consent except in accordance with the provisions of the Amendment. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent, or the shareholder or shareholders seeking to take such action do not otherwise comply with the provisions of the Amendment, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of the Company, such other officer of the Company as the Board of Directors may designate, as applicable, certifies to the Company that the consents delivered to the Company represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the New York Business Corporation law and the Company’s Amended and Restated Certificate of Incorporation.

(h)	Challenge to Validity of Consent.

The Board of Directors of the Company or any shareholder shall be entitled to contest the validity of any consent or related revocations, whether before or after certification by the secretary of the Company, or such other officer of the Company as the Board of Directors may designate, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(i)	Board-solicited Shareholder Action by Written Consent.

Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.

The Board unanimously recommends a vote

FOR

the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to permit shareholders to act by written consent.

PROPOSAL 5 — SHAREHOLDER PROPOSAL FOR SHAREHOLDER RIGHT TO CALL A SPECIAL SHAREHOLDER MEETING, IF PROPERLY PRESENTED AT THE ANNUAL MEETING

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has represented that he has beneficially owned the requisite amount of Common Stock for more than one year and has notified us that a representative will present the following shareholder proposal at the Annual Meeting. Mr. Steiner has appointed John Chevedden (Proponent) to act on his behalf regarding the following shareholder proposal.

The text of the shareholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted (at the request of the Proponent, the Company provided the correct proposal number in two places). All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the Proponent. The shareholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.

The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the Proponent.

The Board of Directors opposes the shareholder proposal for the reasons stated after the proposal.

Proposal 5 — Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to vote for this proposal because we gave 79% support to a 2021 proposal for a shareholder right to act by written consent. Shareholders at many companies have both the right to call a special shareholder meeting and the right to act by written consent. Xerox shareholders have neither right.

In response to the 2021 written consent shareholder proposal with outstanding 79% support Xerox management may be tempted, like some companies, to give shareholders a useless right to act by written consent.

Some companies have required that, to initiate written consent, 25% of shares must petition management for the ministerial baby step of obtaining a record date. The 2021 proposal that received 79% support did not call for a percentage of shares to be required to petition for a record date for written consent.

Once a record date is obtained then shareholders are on a tight schedule to obtaining the consent of 51% of shares outstanding which is equal to 60% of the shares that vote at the annual meeting.

This turns into a classic Catch-22 dilemma for shareholders. In order to get a record date, 25% of shares must surrender their contact information to management. This makes it is easier than shooting fish in a barrel for management to use professional proxy solicitors to pester the 25% of shares to change their mind and revoke their support for written consent.

Thus while the base of 25% of shares is easily venerable to management attack by deep pockets company money, shareholders must double their number to 51% of shares in a limited time period with money out of their own pockets.

We need a real right to call a special shareholder meeting and a real right to act by written consent.

Please vote yes:

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Board has given careful consideration to the shareholder proposal and has concluded for the reasons described below that adoption of this resolution is unnecessary and is not in the best interests of Xerox and its shareholders.

The Board has already adopted a By-Law amendment that would allow shareholders owning 20% of Xerox’s voting stock to call a special meeting. The Board believes that this is the appropriate threshold for the right to call a special meeting.

In 2022, after communications with our advisors and shareholders, a review of market trends and our corporate governance protections, our Board unanimously voted to amend our By-Laws to allow shareholders holding a combined 20% of our voting stock to call a special meeting. The Board recognizes that a shareholder right to call a special meeting at an appropriate threshold serves as an effective balance between ensuring the Board’s accountability to shareholders and enabling the Board and management to operate in an effective manner. Our Board concluded that a 20% ownership requirement is the appropriate threshold that strikes the balance between ensuring that shareholders have a meaningful right to call a special meeting, while also protecting the Company and shareholders against the risk that one or a small number of shareholders that are not presently subject to standstill restrictions will use special meetings as a means to pursue matters that may not reflect the interests of our shareholder base generally. This concern, while present in many companies, is more acute for Xerox. In that regard, our Board considered that Xerox currently has one shareholder who alone holds greater than 20% of Xerox’s voting stock and, in recent years, Xerox has had more than one greater than 10% shareholder and several shareholders holding greater than 5% of our voting stock. Our Board believes that the power to call a special meeting should not rest in the hands of one or two shareholders that are not presently subject to standstill restrictions. Accordingly, our Board unanimously concluded that the 20% threshold in the newly-adopted By-Law amendment appropriately balances all interests.

The Company’s current 20% ownership threshold is in line with market practice and continues to be lower than that of many other companies. In 2021, according to a survey from Deal Point Data, of the U.S. companies in the S&P 500 that permit their shareholders to call special meetings, approximately half set the ownership threshold at or above 25% and approximately 60% of such companies have a threshold of 20% or greater. On the other hand, only approximately 19% have a threshold of 10% or less. Moreover, a prominent shareholder advisory firm analyzed shareholder proposals in the 2021 proxy season to lower the ownership threshold in an existing shareholder right to call a special meeting. That advisory firm concluded: “only 1 of 28 proposals seeking to amend an existing right passed, suggesting that the majority of investors generally continue to be accepting of the 20%+ thresholds that are currently majority practice within the S&P 500.”

Our Board believes that the 20% threshold in our newly-adopted By-Law amendment is consistent with market practice and specifically tailored to Xerox’s unique circumstances.

The Board has approved an amendment to our certificate of incorporation which, if approved by the shareholders, would allow shareholders to act by written consent.

In its consideration of the Proposal, our Board also evaluated the amendment to Xerox’s certificate of incorporation that has been approved by the Board and submitted to the vote of shareholders at the Annual Meeting. The Board unanimously approved this Certificate of Incorporation amendment and unanimously recommended that shareholders approve it. The amendment allows shareholders to act by written consent, thus providing a powerful tool for shareholder action absent the expense and distraction for all parties of a shareholder meeting. The amendment allows shareholders holding 20% or more of Xerox’s voting stock to initiate the written consent process by requesting a record date. As such, our Board concluded that the legitimate interests of shareholders were not harmed by adopting a 20% threshold with respect to calling a special meeting.

Special meetings require substantial resources.

A special meeting of shareholders, regardless of whether the meeting is held in person or virtually, is a significant undertaking which should occur only when fiduciary obligations or strategic concerns require that matters be addressed expeditiously. Preparing and conducting a special meeting creates significant distraction for the Board and the management team from their focus on maximizing long-term value and executing the Company’s strategic objectives. Special meetings should be limited to circumstances where a meaningful representation of our shareholders believes that a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. Therefore, the Board believes that the 20% ownership threshold preserves a reasonable and appropriate balance between providing shareholders with a right to call a special meeting while protecting against distraction and unnecessary utilization of corporate resources, and the disruption associated with convening a special meeting, that would be implicated if a 10% ownership threshold were adopted.

Current strong corporate governance practices demonstrate accountability, responsiveness and a focus on shareholder rights.

The Board further believes that Xerox’s strong corporate governance practices make adoption of the Proposal unnecessary. Many of our current shareholder rights, including our special meeting right, were informed by shareholder input. Xerox’s corporate governance practices provide transparency and accountability of the Board to all Xerox shareholders, and ensure that Xerox is responsive to shareholder concerns, without the additional expense and risk associated with a special meeting threshold that would allow one shareholder, or a small group of shareholders that are not presently subject to standstill restrictions, to call a special meeting:

•

Special Meeting Right. Xerox implemented the right of shareholders to call a special meeting based on feedback we received from shareholders and in recognition of the importance of shareholder ability to convene a special meeting. We believe that a 20% ownership threshold is consistent with market practices for similar companies and tailored to Xerox’s specific circumstances.

•

Action by Written Consent. Our Board has approved and submitted to shareholders an amendment to Xerox’s Certificate of Incorporation to allow shareholders to act by written consent. Here, the Board has approved a 20% threshold to initiate the consent process, thus allowing shareholders with a reasonable and customary ownership percentage the ability to initiate action, while limiting the expense and distraction for the Company to commence a special meeting.

•

Proxy Access for Director Nominations. Xerox has a proxy access by-law that allows any shareholder (or group of up to 20 shareholders) owning 3% or more of our common stock continuously for at least three years, to nominate and include in our proxy statement director nominees constituting up to 20% of the Board (or at least two director nominees).

•	Annual Election of Board of Directors. All of Xerox’s directors are elected annually by shareholders, and shareholders can remove directors with or without cause.

•	Majority Voting Standard. Xerox has adopted a majority voting standard with resignation policy for the election of directors in uncontested elections.

•

No Supermajority Voting. Xerox’s Certificate of Incorporation and By-Laws do not have supermajority voting provisions — shareholders can approve binding Certificate of Incorporation and By-Law amendments with a majority vote.

•	Annual Say on Pay. Our shareholders vote annually on our compensation practices.

•	No Shareholder Rights Plan. Xerox does not have a shareholder rights plan or poison pill.

•

Independent Board Leadership. Xerox has separated the roles of Chair of the Board and Chief Executive Officer. The Chair of the Board, as well as the Chairs and all of the members of all of the Board committees, are independent directors.

•	Board Refreshment and Diversity. Four new independent directors joined the Board in 2021, adding complementary and relevant skillsets, leadership and diversity.

•

Shareholder Engagement. We regularly engage with our investors to solicit their views on important issues, and incorporate those views in the Board’s consideration of these issues. Recent changes to our By-Law and the proposed amendment to our Certificate of Incorporation are the product of active shareholder engagement

In light of Xerox’s strong corporate governance practices, the Board believes that adoption of the Proposal is unnecessary and is not in the best interests of Xerox and its shareholders.

The Board unanimously recommends a vote

AGAINST

the shareholder proposal requesting that shareholders have a right to call a special shareholder meeting, if properly presented at the Annual Meeting

OTHER MATTERS

The Board does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting other than as described in this Proxy Statement. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

By order of the Board,

Louis J. Pastor

Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer

Norwalk, Connecticut

April     , 2022

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Owners of our Common Stock and our Series A Preferred Stock as of the Record Date, are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. As of the Record Date, there were                      shares of our Common Stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 6,741,572 shares of Common Stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each ten shares of Common Stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 674,157 votes in the aggregate attributable to the Series A Preferred Stock). Holders of the Common Stock and holders of the Series A Preferred Stock will vote together as a single class. There are no other outstanding securities of the Company entitled to vote on the proposals at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, a “shareholder of record.”

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.”

What is a proxy?

It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

May I change or revoke my vote after I return my proxy?

Yes. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by submitting a later dated proxy card, by a later telephone or online vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and voting in person. Our proxy tabulator, Computershare, must receive any proxy that will not be voted by a shareholder at the Annual Meeting by 11:59 p.m. Eastern Time on Wednesday, May 18, 2022.

If your shares are held in “street name” (i.e., held of record by a broker, bank or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. You also may vote at the Annual Meeting if you obtain a legal proxy from your bank or broker.

How will my proxy be voted?

If you properly submit your proxy via the Internet or telephone or complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you submit your proxy but do not specify a vote with respect to the proposals, your shares will be voted in accordance with the Board’s recommendation for each of the proposals. If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares if you return your proxy but do not specify a vote with respect to the proposals. For additional information, see below under What is a broker non-vote and how will it affect voting?

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the votes of shares entitled to vote at the meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, the shareholders of Xerox will not be able to take action on any of the proposals at the Annual Meeting; provided, that, the Annual Meeting may be adjourned as described below.

As of the Record Date, there were                      shares of Common Stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 6,741,572 shares of Common Stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each ten shares of Common Stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 674,157 votes in the aggregate attributable to the Series A Preferred Stock). The presence at the Annual Meeting, in person or by proxy, of holders of shares entitled to                      votes would constitute a quorum. If you vote — including by submission of a proxy by Internet, telephone, or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

If there is no quorum, the shareholders present may adjourn the Annual Meeting to another time and place, and it shall not be necessary to give any notice of such adjourned meeting if the time and place to which the Annual Meeting is adjourned are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the Annual Meeting. If after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under the By-Laws.

How many votes are required to approve each proposal?

Election of Directors. Under the By-Laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” The By-Laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.

Other Items. The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting will be required for approval of the following proposals.

•	Ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	Approval, on an advisory basis, of the 2021 compensation of our named executive officers; and

•	Consideration of a shareholder proposal for shareholder right to call a special shareholder meeting, if properly presented at the Annual Meeting.

(We note that the Company has already amended its By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders.)

Abstentions, failures to vote and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote on the proposals (provided that a quorum is present).

The affirmative vote of the holders of a majority of all outstanding shares of our voting stock entitled to vote thereon is required to adopt the amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent.

Abstentions or the failure to submit a proxy vote or to vote in person on this proposal at the Annual Meeting will have the same effect as a vote against this proposal.

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares. For additional information, see below under What is a broker non-vote and how will it affect voting?

Although the advisory vote on executive compensation is non-binding, the Board values the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding named executive officer compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Exchange Act.

What is a broker non-vote and how will it affect the voting?

A broker non-vote occurs with respect to shares held in street name when a broker, bank or other holder of record, in nominee name or otherwise, submits a proxy for the Annual Meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. Under the New York Stock Exchange rules that govern brokers who are voting with respect to shares held in street name, a broker has the discretion to vote only those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters. Routine matters to be presented at the Annual Meeting are the ratification of the selection of independent public accountants. The non-routine matters to be presented at the Annual Meeting include the election of directors, the advisory vote on executive compensation, the amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent and the consideration of a shareholder proposal for shareholder right to call a special meeting of shareholders, if properly presented at the Annual Meeting.

If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

Who will count the vote? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

When will the voting results be disclosed?

We will publicly disclose voting results of the Annual Meeting within four business days after the Annual Meeting in a Current Report on Form 8-K.

How are proxies solicited?

In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and we reimburse such person for the cost of forwarding the material. We have engaged Harkins Kovler, LLC to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Harkins Kovler a fee of $20,000, plus reimbursement of out-of-pocket expenses, for this service. We bear the cost of all proxy solicitation. The Company may also solicit proxies by mail, in person, by telephone or via the Internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for these services.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 6, 2022, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of the Record Date. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?

You can access the proxy materials online at www.edocumentview.com/XRX or www.xerox.com/investor. Shareholders may receive Proxy Statements, Annual Reports, and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What is the deadline to propose actions (other than Director nominations) for consideration at the 2023 Annual Meeting of Shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement and proxy card for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 7, 2022. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to our Corporate Secretary at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, Connecticut 06851.

For a shareholder proposal that is not intended to be included in our proxy statement and proxy card for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our By-Laws and give timely notice to the Corporate Secretary in accordance with our By-Laws, which, in general, require that the notice be received by the Corporate Secretary:

— not earlier than the close of business on November 7, 2022; and

— not later than the close of business on December 7, 2022.

If the date of the shareholder meeting is changed by more than 30 days from the date of the previous year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement and proxy card under Rule 14a-8 must be received a reasonable time before the Company begins to print and mail its proxy statement.

All submissions are reviewed by the Corporate Governance Committee. Deadlines for the nomination of Director candidates are discussed below.

How may I recommend individuals to serve as Directors and what is the deadline for a Director recommendation?

You may recommend Director candidates for consideration by the Corporate Governance Committee. Any such recommendations should include verification of the shareholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, Connecticut 06851.

A shareholder may send a recommended Director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

How may I nominate individuals to serve as Directors and what are the deadlines for a Director nomination?

Our By-Laws permit shareholders to nominate Directors for consideration at an annual meeting. To nominate a Director for consideration at an annual meeting, a nominating shareholder must provide the information required by our By-Laws and give timely notice of the nomination to the Corporate Secretary in accordance with our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

To nominate a Director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), the notice must be received by the Corporate Secretary no earlier than November 7, 2022 and no later than December 7, 2022, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement.

In addition, our By-Laws provide that under certain circumstances, a shareholder or group of shareholders may submit Director nominees for inclusion in our annual meeting proxy statements and proxy cards, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in the By-Laws. These proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to twenty (20) shareholders seeking to include Director candidates in our annual meeting proxy statement must own 3% or more of Xerox’s outstanding Common Stock continuously for at least the previous three (3) years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (i) two (2) or (ii) 20% of the number of Directors in office as of the last day on which a request to include a shareholder-nominated candidate may be delivered in accordance with our By-Laws. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. Requests to include shareholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary not earlier than November 7, 2022 and not later than December 7, 2022, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement. In addition, to comply with the new universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by, and complies with the timing requirements of, Rule 14a-19 under the Exchange Act.

How can I contact the Board?

Under our Corporate Governance Guidelines, shareholders and other interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, c/o Xerox Holdings Corporation, Corporate Secretary, 201 Merritt 7, Norwalk, CT 06851.

What if multiple shareholders have the same address?

Where multiple shareholders reside in the same household, we will deliver a single copy of the proxy materials, along with separate proxy cards, or a single Notice to multiple shareholders who reside in the same household unless we have received contrary instructions. If you share a household with another registered shareholder and would like to receive separate copies of our proxy materials or Notice, or if you are receiving multiple copies of the proxy materials or Notice and would like to receive only one copy, you may request a change in delivery preferences. If you are a registered shareholder, you may contact our transfer agent at (800)-828-6396 or write them at Computershare, P.O. Box 505000, Louisville, KY 40233-5000. If you are a beneficial owner, you may call the bank, broker, or other nominee where your shares are held in street name or call (800) 542-1061.

How may I obtain additional copies of the proxy materials?

Copies of the 2021 Annual Report and 2022 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Xerox Holdings Corporation, 201 Merritt 7,

Norwalk, CT 06851-1056, Attention: Corporate Secretary, or by contacting Harkins Kovler LLC, our proxy solicitor, by mail at 3 Columbus Circle, 15th Floor, New York, NY 10019, or by telephone toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive the materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

The 2021 Annual Report and 2022 Proxy Statement are also available on the Company’s website at www.edocumentview.com/XRX or www.xerox.com/investor (under “Investor Materials — 2022 Proxy Statement”).

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056.

ANNEX A

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

XEROX HOLDINGS CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned,                     , Corporate Secretary of Xerox Holdings Corporation, a New York corporation (the “Corporation”), HEREBY CERTIFIES that:

FIRST: The name of the Corporation is XEROX HOLDINGS CORPORATION.

SECOND: The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of New York on March 11, 2019, and was amended by a Certificate of Amendment thereto filed in the Office of the Secretary of State of the State of New York on July 31, 2019.

THIRD: The amendment effected by this Certificate of Amendment is to add a new “Article TENTH” to the Restated Certificate of Incorporation of the Corporation, which shall read in its entirety as follows:

“TENTH

(a)        Action by Written Consent. All actions required or permitted to be taken by shareholders at an annual or special meeting of shareholders of the Corporation may be taken without a meeting by the written consent of the holders of capital stock of the Corporation entitled to vote provided that no such action may be effected except in accordance with the provisions of this Article TENTH, the Bylaws of the Corporation, and applicable law.

(b)        Request for Record Date. The record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article TENTH. Any shareholder seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall request that a record date be fixed for such purpose by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a shareholder or shareholders holding twenty percent (20%) or more of the voting power of the shares entitled to vote on the matter. The written notice must contain the information set forth in paragraph (c) of this Article TENTH. Following delivery of the notice, the Board of Directors shall, by the later of (i) ten (10) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information requested by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article TENTH and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article TENTH or if no such determination shall have been made by the date required by this Article TENTH, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article TENTH; provided, that if prior action by the Board of Directors is required under the provisions of New York law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)        Notice Requirements. Any notice required by paragraph (b) of this Article TENTH (i) must be delivered by a shareholder or shareholders holding twenty percent (20%) or more of the voting power of the shares entitled to vote on the matter, (ii) must describe the action proposed to be taken by written consent of shareholders and (iii) must contain (A) such information and representations, to the extent applicable, then required by Section 6 of Article I or any other applicable sections of the Corporation’s Bylaws as though such shareholder was intending to make a nomination or to bring any other matter before a meeting of shareholders and (B) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of shareholders and the language of any proposed amendment to the Bylaws of the Corporation). The Corporation may require the shareholder(s) submitting such notice to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article TENTH. In connection with an action or actions proposed to be taken by written consent in accordance with this Article TENTH, the shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by Section 6 of Article I or any other applicable section of the Corporation’s Bylaws.

(d)        Manner of Consent Solicitation. Shareholders may take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to take action by written consent of shareholders from all holders of capital stock of the Corporation entitled to vote on the matter pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act and in accordance with this Article TENTH and applicable law.

(e)        Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) immediately below as a “Consent”) must bear the date of signature of each shareholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article TENTH and not later than sixty (60) days after the record date, Consents signed by a sufficient number of shareholders to take such action are so delivered to the Corporation.

(f)        Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of New York until fifty (50) days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of New York or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g)        Effectiveness of Consent. Notwithstanding anything in this Restated Certificate of Incorporation or the Business Corporation Law of the State of New York to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Article TENTH. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article TENTH, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article TENTH, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation or such other officer of the Corporation as the Board of Directors may designate, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (f) of this Article TENTH, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the Business Corporation Law of the State of New York and this Restated Certificate of Incorporation.

(h)        Challenge to Validity of Consent. Nothing contained in this Article TENTH shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the Corporation or such other officer of the Corporation as the Board of Directors may designate, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(i)        Board-solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article TENTH shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.”

FOURTH: The foregoing amendment to the Restated Certificate of Incorporation was authorized by a resolution of the Board of Directors at a meeting thereof duly held on [•], 2022 followed by a vote of a majority of the voting power of all outstanding shares entitled to vote thereon at a meeting of shareholders duly held on [●], 2022.

* * * * * * * * *

IN WITNESS WHEREOF, XEROX CORPORATION has caused this Certificate of Amendment to be signed by its authorized corporate officer this [●] day of [●], 2022.

XEROX HOLDINGS CORPORATION

By:
Name:
Title:

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/XRX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/XRX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Xerox Holdings Corporation Annual Meeting of Shareholders Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and AGAINST Proposal 5. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Joseph J. Echevarria 02—Scott Letier 03—Jesse A. Lynn 04—Nichelle Maynard-Elliott 05—Steven D. Miller 06—James L. Nelson 07—Margarita Paláu- 08—Giovanni (“John”) Hernández Visentin For Against Abstain For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as our 3. Approval, on an advisory basis, of the 2021 compensation independent registered public accounting firm for the fiscal year ending of our named executive officers. December 31, 2022. 4. Approve an amendment to the Company’s amended and restated 5. Consideration of a shareholder proposal to give Certificate of Incorporation to permit shareholders to act by shareholders the right to call a special meeting of written consent. shareholders, if properly presented to the Annual Meeting. Check this box if you NOTE: Such other business as may properly come before the meeting or any plan to attend the adjournment thereof. Annual Meeting in person. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 5 3 7 3 0 2 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

2022 Annual Meeting of Xerox Holdings Corporation Shareholders Thursday, May 19, 2022, at 9:00 A.M. EDT 401 Merrill 7, Norwalk, CT 06851 If you wish to attend the Annual Meeting in person, please present this admission ticket and photo identification at the registration desk. PRELIMINARY COPY — SUBJECT TO COMPLETION Receive Proxy Materials Electronically Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Xerox Holdings Corporation ANNUAL MEETING OF SHAREHOLDERS 9:00 A.M. THURSDAY, MAY 19, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XEROX HOLDINGS CORPORATION The undersigned appoint JOSEPH J. ECHEVARRIA, NICHELLE MAYNARD-ELLIOTT, AND GIOVANNI (“JOHN”) VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Holdings Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, AND “AGAINST” PROPOSAL 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

Online Go to www.envisionreports.com/XRX or scan the QR code — login details are located in the shaded bar below. PRELIMINARY COPY — SUBJECT TO COMPLETION Xerox Holdings Corporation Annual Meeting of Shareholders Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Xerox Holdings Corporation Shareholder Meeting to be Held on May 19, 2022 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 Xerox Proxy Statement and 2021 Xerox Annual Report are available at: www.envisionreports.com/XRX Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/XRX. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 9, 2022 to facilitate timely delivery. 2 N O T C O Y +

Xerox Holdings Corporation Annual Meeting of Shareholders Notice Xerox Holdings Corporation Annual Meeting of Shareholders will be held on Thursday, May 19, 2022 at 9:00 A.M., EDT, 401 Merrill 7, Norwalk, CT 06851. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and AGAINST Proposal 5. 1. Election of Directors 01—Joseph J. Echevarria 02—Scott Letier 03—Jesse A. Lynn 04—Nichelle Maynard-Elliott 05—Steven D. Miller 06—James L. Nelson 07—Margarita Paláu-Hernández 08—Giovanni (“John”) Visentin 2. Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. Approval, on an advisory basis, of the 2021 compensation of our named executive officers. 4. Approve an amendment to the Company’s amended and restated Certificate of Incorporation to permit shareholders to act by written consent. 5. Consideration of a shareholder proposal to give shareholders the right to call a special meeting of shareholders, if properly presented to the Annual Meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend the Annual Meeting in person, please present this admission ticket and photo identification at the registration desk. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/XRX. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Xerox Holdings Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 9, 2022.